MONSTER BEVERAGE CORPORATION

1 Monster Way

Corona, California 92879

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 3, 2020

April 21, 2020

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Monster Beverage Corporation (the “Company”) to be held on Wednesday, June 3, 2020 at 2:30 p.m. local time (the “Annual Meeting”). This year, in light of the public health impact of the novel coronavirus (COVID-19) pandemic and the protocols that federal, state and local governments have imposed, we will conduct our Annual Meeting exclusively as a virtual meeting via live webcast. You will not be able to attend the Annual Meeting in person. We believe that a virtual meeting will provide meaningful stockholder access and participation and also protect the health and safety of the Company’s stockholders, employees and other stakeholders. During the virtual meeting, you may ask questions and will be able to vote your shares electronically. Stockholders can access the Annual Meeting by visiting: www.virtualshareholdermeeting.com/MNST2020. This proxy is solicited on behalf of the Board of Directors of the Company.

In addition to the specific matters to be voted on at the Annual Meeting that are listed in the accompanying notice, there will be a report on the Company’s business and an opportunity for stockholders of the Company to ask questions.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2019. We believe this process allows us to provide our stockholders with the information they need in a timely manner, while reducing the environmental impact and lowering costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our Annual Report to Stockholders for the fiscal year ended December 31, 2019 and a form of proxy card or voting instruction card.

I hope that you will be able to join us. Your vote is important to us and to our business. I encourage you to vote by telephone, over the internet, or if you requested to receive printed proxy materials, by marking, signing, dating and returning your proxy card so that your shares will be represented and voted at the Annual Meeting, whether or not you plan to attend. If you attend the Annual Meeting via live webcast, you will, of course, have the right to revoke the proxy and vote your shares electronically.

The proxy materials, including this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2019, are being distributed and made available on or about April 21, 2020.

Sincerely,

/s/ Rodney C. Sacks
Rodney C. Sacks
Chairman of the Board of Directors

MONSTER BEVERAGE CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 3, 2020

TO THE STOCKHOLDERS OF THE COMPANY:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Monster Beverage Corporation (“Monster” or the “Company”) will be held on Wednesday, June 3, 2020 at 2:30 p.m. local time (the “Annual Meeting”). Due to the ongoing public health impact of the novel coronavirus (COVID-19) pandemic and the protocols that federal, state and local governments have imposed, this year’s Annual Meeting will be exclusively conducted as a virtual meeting via live webcast. You will be able to attend the Annual Meeting, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/MNST2020. You will not be able to attend the Annual Meeting in person. Additional information regarding attending the Annual Meeting, voting your shares and submitting questions can be found in the Proxy Statement for the Annual Meeting of Stockholders. The Annual Meeting is being held for the following purposes:

1.	To elect ten directors to serve until the 2021 annual meeting of stockholders of the Company;
2.	To ratify the appointment of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020;
3.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers;
4.	To approve the Monster Beverage Corporation 2020 Omnibus Incentive Plan; and
5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement for the Annual Meeting of Stockholders accompanying this Notice. Only stockholders of the Company of record at the close of business on April 13, 2020 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

All stockholders of the Company are cordially invited to attend the Annual Meeting via live webcast at www.virtualshareholdermeeting.com/MNST2020 and use their 16-digit control number provided in the Notice of Internet Availability of Proxy Materials or on the proxy card. We encourage stockholders to log in to this website and access the webcast before the Annual Meeting’s start time. Please note that there is no in-person annual meeting for you to attend. However, to ensure your representation at the Annual Meeting, you are urged to vote by telephone, over the internet, or if you requested to receive printed proxy materials, by marking, signing, dating and returning your proxy card prior to the Annual Meeting. We encourage you to send your proxies in as early as possible. You may revoke your voted proxy at any time prior to the Annual Meeting or vote electronically if you attend the Annual Meeting via live webcast. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting electronically via live webcast, specifically request in writing that your prior proxy be revoked, or are a beneficial holder who requests a legal proxy.

If you encounter any technical difficulties with the virtual meeting platform on the Annual Meeting day, please call the technical support line number that will be posted on the virtual meeting login page.

Sincerely,

/s/ Rodney C. Sacks
Rodney C. Sacks
Chairman of the Board of Directors

Corona, California

April 21, 2020

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE. IN ADDITION TO VOTING ELECTRONICALLY VIA LIVE WEBCAST, STOCKHOLDERS OF RECORD MAY VOTE VIA A TOLL FREE TELEPHONE NUMBER OR OVER THE INTERNET AS INSTRUCTED IN THESE MATERIALS. IF YOU REQUESTED TO RECEIVE A PROXY CARD OR VOTING INSTRUCTION CARD BY MAIL, YOU MAY ALSO VOTE BY MARKING, SIGNING, DATING AND MAILING THE PROXY CARD PROMPTLY IN THE RETURN ENVELOPE PROVIDED. PLEASE NOTE THAT IF YOUR SHARES ARE HELD BY A BROKER OR OTHER INTERMEDIARY AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A LEGAL PROXY FORM AND VOTE YOUR SHARES IN THE MANNER PRESCRIBED BY THAT RECORD HOLDER.

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders to be Held on June 3, 2020.

The Company’s Proxy Statement and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2019 are available at https://materials.proxyvote.com/61174X.

MONSTER BEVERAGE CORPORATION

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors of Monster Beverage Corporation (“Monster” or the “Company”) is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Wednesday, June 3, 2020 at 2:30 p.m. local time, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders of the Company. The Annual Meeting will be exclusively conducted as a virtual meeting via live webcast. You will be able to attend the Annual Meeting, vote your shares electronically, examine a list of stockholders as of the close of business on April 13, 2020 and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/MNST2020. To enter the annual meeting, you will need the 16-digit control number that is printed on your proxy card. We encourage stockholders to log in to this website and access the webcast before the Annual Meeting’s start time. You will not be able to attend the Annual Meeting in person. In this proxy, unless the context requires otherwise, references to “we”, “our”, or “us” refer to Monster.

The proxy materials, including this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2019, are being distributed and made available on or about April 21, 2020. This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the Annual Meeting. Please read it carefully.

Notice of Internet Availability of Proxy Materials

In accordance with rules and regulations adopted by the SEC, we have elected to provide our stockholders access to our proxy materials over the internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about April 21, 2020 to our stockholders who owned the Company’s common stock, par value $0.005 per share (“Common Stock”), at the close of business on April 13, 2020. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice, or request that a printed set of the proxy materials be sent to them by following the instructions in the Notice.

Householding

If you are a beneficial owner, your bank or broker may deliver a single proxy statement, along with individual proxy cards, or individual Notices to any household at which two or more stockholders reside unless contrary instructions have been received from you. This procedure, referred to as householding, reduces the volume of duplicate materials stockholders receive and reduces mailing expenses. Stockholders may revoke their consent to future householding mailings or enroll in householding mailings by contacting American Stock Transfer & Trust Company, LLC, 1-800-937-5449, or by writing to American Stock Transfer & Trust Company, LLC, 6201 15th Ave, Brooklyn, NY 11219. Alternatively, if you wish to receive a separate set of proxy materials for this year’s Annual Meeting, we will deliver them promptly upon request to Monster Beverage Corporation, 1 Monster Way, Corona, CA 92879, or by calling (951) 739-6200 or (800) 426-7367.

Record Date, Outstanding Voting Securities

Holders of record of Common Stock at the close of business on April 13, 2020 are entitled to notice of, and to vote at, the Annual Meeting. Each share entitles its holder to one vote. As of the record date, 526,547,394 shares of our Common Stock were issued and outstanding. There are no other outstanding voting securities of the Company.

Quorum

The presence, via live webcast or by proxy, of the holders of one-third of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Such stockholders are counted as present at the Annual Meeting if they (i) are present via live webcast at the Annual Meeting or (ii) have properly submitted their vote by telephone, over the internet, or by returning their proxy card. Abstentions and withheld votes will be counted for determining whether a quorum is present for the Annual Meeting.

Required Vote

In accordance with the Company’s by-laws:

•	Directors are elected by the affirmative vote of a plurality of the votes cast electronically via live webcast or by proxy by the holders of shares of Common Stock entitled to vote in the election at the Annual Meeting (if any nominee for director receives a greater number of votes “withheld” than votes “for” such election, our director resignation policy requires that such person must promptly tender his or her resignation to the Board following certification of the results);
•	The ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm shall be by the affirmative vote of the majority of the votes cast on the proposal electronically via live webcast or by proxy at the Annual Meeting (meaning the number of shares voted “for” a proposal must exceed the number of shares voted “against” such proposal);
•	The approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers shall be by the affirmative vote of the majority of the votes cast on the proposal electronically via live webcast or by proxy at the Annual Meeting (the “Say-on-Pay Proposal”); and
•	The approval of the Monster Beverage Corporation 2020 Omnibus Incentive Plan (the “2020 Omnibus Incentive Plan”) shall be by the affirmative vote of the majority of the votes cast on the proposal electronically via live webcast or by proxy at the Annual Meeting.

in each case, provided a quorum is present.

With respect to the election of directors, you may vote “for” or “withhold” authority to vote for each of the nominees for the Board. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees (except with respect to the director resignation policy). Broker non-votes will have no effect on the election of the nominees. With respect to the other proposals, you may vote “for”, “against” or “abstain” from voting. If you “abstain” from voting, your vote will have no effect on these proposals. Broker non-votes will also have no effect on the vote for these proposals.

Non-Discretionary Proposals

If you are a beneficial owner and hold your shares in street name and do not provide the organization that holds your shares with voting instructions, the broker or other intermediary will determine if it has the discretionary authority to vote on the particular matter. Brokers and other intermediaries may not vote uninstructed shares in (i) the election of directors; (ii) the approval of the Say-on-Pay Proposal and (iii) the approval of the 2020 Omnibus Incentive Plan. If your shares are held by a broker or other intermediary and you do not instruct your broker or other intermediary how to vote for each of these proposals, no votes will be cast on your behalf. Therefore, it is important that you cast your vote if you want it to count for each of these proposals.

Discretionary Proposals

Brokers that do not receive instructions are entitled to vote on the ratification of the independent registered public accounting firm.

No stockholder shall be entitled to cumulative voting. Broadridge Financial Solutions, Inc. will receive and tabulate the proxies.

Board of Directors’ Recommendations

The Board of Directors of the Company (the “Board of Directors” or the “Board”) recommends a vote:

•	“FOR” each of the nominees to the Board (Proposal One);

•	“FOR” the ratification of Deloitte & Touche LLP as our independent registered public accountants for fiscal year 2020 (Proposal Two);

•	“FOR” the Say-on-Pay Proposal (Proposal Three); and

•	“FOR” the proposal to approve the 2020 Omnibus Incentive Plan (Proposal Four).

How to Vote

If on April 13, 2020 your shares are registered directly in your name with the Company’s registrar and transfer agent, American Stock Transfer & Trust Company, LLC, you are considered a stockholder of record with respect to those shares and the Notice was sent to you directly by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote electronically via live webcast at the Annual Meeting.

If you are a stockholder of record and you sign and submit a proxy card, but you do not provide voting instructions on the card, your shares will be voted “FOR” proposals 1, 2, 3 and 4.

If on April 13, 2020 your shares are held in a brokerage account, bank, broker-dealer, trust or similar organization, you are considered the “beneficial owner” of those shares held in street name and the Notice was forwarded to you by that organization. The organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote your shares at the Annual Meeting. As the beneficial owner, you have the right to direct your broker or other intermediary how to vote your shares and you are also invited to attend the Annual Meeting via live webcast.

Your vote is very important to us and we hope that you will attend the Annual Meeting via live webcast. However, whether or not you plan to attend the Annual Meeting, please vote by proxy in accordance with the instructions on your proxy card, voting instruction form (from your broker or other intermediary) or the instructions that you received through electronic mail. There are three convenient ways of submitting your vote:

•	By Telephone or Internet - All stockholders of record can vote by touchtone telephone from the U.S. using the toll free telephone number on the proxy card, or over the internet using the procedures and instructions described on the proxy card. Beneficial owners may vote by telephone or internet if their broker or other intermediary makes those methods available, in which case the broker or other intermediary will enclose the instructions with the proxy materials. The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been recorded properly.

•	Via Live Webcast - All stockholders of record may vote electronically via live webcast at the virtual Annual Meeting at www.virtualshareholdermeeting.com/MNST2020 and using their 16-digit control number provided in their proxy card. Beneficial owners may vote electronically via live webcast at the Annual Meeting if their broker or other intermediary has furnished a legal proxy. If you are a beneficial owner and would like to vote your shares by proxy, you will need to ask your broker or other intermediary to furnish you with a legal proxy. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked, unless you vote again at the Annual Meeting electronically via live webcast, specifically request in writing that your prior proxy be revoked, or are a beneficial holder who requests a legal proxy.

•	By Written Proxy - All stockholders of record can vote by written proxy card, if they have requested to receive printed proxy materials. If you are a beneficial holder and you requested to receive printed proxy materials, you will receive a written proxy card and a voting instruction form from your broker or other intermediary.

Revocability of Proxies

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the Annual Meeting by: (i) delivering a written notice of revocation to the Office of the Secretary at the Company’s principal executive offices; (ii) voting again over the internet or by telephone (only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted) or, if you requested and received written proxy materials, by signing and returning a new proxy card with a later date; or (iii) by attending the Annual Meeting via live webcast and voting electronically.

If you are a beneficial owner, you may revoke your proxy and change your vote at any time before the Annual Meeting by: (i) submitting new voting instructions to your broker or other intermediary; or (ii) if you have obtained a legal proxy from your broker or other intermediary, by attending the Annual Meeting via live webcast and voting electronically.

However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting electronically via live webcast, specifically request in writing that your prior proxy be revoked, or are a beneficial holder who requests a legal proxy.

Solicitation

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. In addition to solicitation by use of the mail or via the internet, proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or letter. In addition, the Company has engaged D.F. King & Co., Inc. to act as its proxy solicitor and has agreed to pay approximately $11,500.00 plus reasonable expenses for such services.

Questions

In order to submit a question at the Annual Meeting, you will need your 16-digit control number provided in the Notice of Internet Availability of Proxy Materials or on the proxy card and visit www.virtualshareholdermeeting.com/MNST2020. You may log in 15 minutes before the start of the Annual Meeting and submit questions online, and you will be able to submit questions during the Annual Meeting as well. We encourage you to submit any question that is relevant to the business of the meeting. Relevant questions will be read and addressed during the meeting, subject to time limitations. The questions and answers from the Annual Meeting will be available at www.monsterbevcorp.com in the “Events & Presentations Section” as soon as practicable following the Annual Meeting and archived for approximately one year.

Technical Support

If you encounter any technical difficulties with the virtual meeting platform on the Annual Meeting day, please call the technical support line number that will be posted on the virtual meeting login page.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of the most recent practical date, April 8, 2020 (unless otherwise noted below), the beneficial ownership of the Company’s Common Stock of (a) those persons known to the Company to be the beneficial owners of more than 5% of the Company’s Common Stock; (b) each of the Company’s directors and nominees for director; (c) the Company’s named executive officers; and (d) all of the Company’s current directors and executive officers as a group. In computing the number and percentage of shares beneficially owned by each person, we include any shares of Common Stock that could be acquired within 60 days of April 8, 2020 by the exercise of options or the vesting of restricted stock units. Such shares, however, are not counted in computing the percentage ownership of any other person.

Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Ownership	Percent of Class
Brandon Limited Partnership No. 1[1]	5,645,568	1.1%
Brandon Limited Partnership No. 2[2]	29,386,944	5.6%
Hilrod Holdings IV, L.P.	104,772	**%
Hilrod Holdings V, L.P.	214,284	**%
Hilrod Holdings VI, L.P.	323,700	**%
Hilrod Holdings VII, L.P.	120,216	**%
Hilrod Holdings VIII, L.P.	568,584	**%
Hilrod Holdings IX, L.P.	453,444	**%
Hilrod Holdings X, L.P.	249,918	**%
Hilrod Holdings XI, L.P.	505,242	**%
Hilrod Holdings XII, L.P.	327,186	**%
Hilrod Holdings XIII, L.P.	1,440,954	**%
Hilrod Holdings XIV, L.P.	186,790	**%
Hilrod Holdings XV, L.P.	4,176	**%
Hilrod Holdings XVI, L.P.	462,826	**%
Hilrod Holdings XVII, L.P.	1,678,336	**%
Hilrod Holdings XIX, L.P.	506,566	**%
Rodney C. Sacks 2008 GRAT #2	90,204	**%
Rodney C. Sacks 2009 GRAT #2	231,363	**%
RCS Direct 2010 GRAT	105,486	**%
RCS Direct 2010 GRAT #2	4,836	**%
RCS Direct 2011 GRAT	80,598	**%
HHS 2010 GRAT #3	3,091,215	**%
RCS 2010 GRAT #3	1,639,842	**%
HHS 2014 GRAT #2	28,722	**%
The Vanguard Group[3]	30,381,014	5.8%
The Coca-Cola Company[4]	102,121,602	19.4%
Rodney C. Sacks[5]	48,911,233	9.2%
Hilton H. Schlosberg[6]	47,961,253	9.1%
Mark J. Hall[7]	965,850	**%
Kathleen E. Ciaramello[8]	2,585	**%
Gary P. Fayard[9]	8,738	**%
Jeanne P. Jackson[10]	2,585	**%
Steven G. Pizula[11]	2,585	**%
Benjamin M. Polk[12]	45,346	**%
Sydney Selati[13]	43,030	**%
Mark S. Vidergauz[14]	53,325	**%
Guy P. Carling[15]	92,135	**%
Thomas J. Kelly[16]	62,192	**%
Emelie C. Tirre[17]	309,903	**%

Officers and Directors as a group (13 members: 56,281,254 shares or 10.6% in aggregate).

* Except as noted otherwise, the address for each of the named stockholders is 1 Monster Way, Corona, California 92879.

** Less than 1%.

1 The mailing address of Brandon Limited Partnership No. 1 (“Brandon No. 1”) is 56 Conduit Street, London W1S 2YZ England. The general partners of Brandon No. 1 are Rodney C. Sacks and Hilton H. Schlosberg.

2 The mailing address of Brandon Limited Partnership No. 2 (“Brandon No. 2”) is 56 Conduit Street, London W1S 2YZ England. The general partners of Brandon No. 2 are Rodney C. Sacks and Hilton H. Schlosberg.

3 Based on Schedule 13G/A, filed February 12, 2020 by The Vanguard Group, based on common shares held on December 31, 2019. The mailing address of this reporting person is 100 Vanguard Blvd., Malvern, PA 19355.

4 Based on Schedule 13D/A, filed March 20, 2018 by The Coca-Cola Company and European Refreshments, based on common shares held on December 31, 2017, for which they have shared beneficial ownership. The mailing address of The Coca-Cola Company is One Coca-Cola Plaza, Atlanta, GA 30313. The mailing address of European Refreshments is Southgate, Dublin Road, Drogheda, County Meath, Ireland.

5 Includes 1,220,490 common shares owned by Mr. Sacks; 5,645,568 shares beneficially held by Brandon No. 1 because Mr. Sacks is one of Brandon No. 1’s general partners; 29,386,944 shares beneficially held by Brandon No. 2 because Mr. Sacks is one of Brandon No. 2’s general partners; 104,772 shares beneficially held by Hilrod Holdings IV, L.P. because Mr. Sacks is one of Hilrod Holdings IV’s general partners; 214,284 shares beneficially held by Hilrod Holdings V, L.P. because Mr. Sacks is one of Hilrod Holdings V’s general partners; 323,700 shares beneficially held by Hilrod Holdings VI, L.P. because Mr. Sacks is one of Hilrod Holdings VI’s general partners; 120,216 shares beneficially held by Hilrod Holdings VII, L.P. because Mr. Sacks is one of Hilrod Holdings VII’s general partners; 568,584 shares beneficially held by Hilrod Holdings VIII, L.P. because Mr. Sacks is one of Hilrod Holdings VIII’s general partners; 453,444 shares beneficially held by Hilrod Holdings IX, L.P. because Mr. Sacks is one of Hilrod Holdings IX’s general partners; 249,918 shares beneficially held by Hilrod Holdings X, L.P. because Mr. Sacks is one of Hilrod Holdings X’s general partners; 505,242 shares beneficially held by Hilrod Holdings XI, L.P. because Mr. Sacks is one of Hilrod Holdings XI’s general partners; 327,186 shares beneficially held by Hilrod Holdings XII, L.P. because Mr. Sacks is one of Hilrod Holdings XII’s general partners; 1,440,954 shares beneficially held by Hilrod Holdings XIII, L.P. because Mr. Sacks is one of Hilrod Holdings XIII’s general partners; 186,790 shares beneficially held by Hilrod Holdings XIV, L.P. because Mr. Sacks is one of Hilrod Holdings XIV’s general partners; 4,176 shares beneficially held by Hilrod Holdings XV, L.P. because Mr. Sacks is one of Hilrod Holdings XV’s general partners; 462,826 shares beneficially held by Hilrod Holdings XVI, L.P. because Mr. Sacks is one of Hilrod Holdings XVI’s general partners; 1,678,336 shares beneficially held by Hilrod Holdings XVII, L.P. because Mr. Sacks is one of Hilrod Holdings XVII’s general partners; 506,566 shares beneficially held by Hilrod Holdings XIX, L.P. because Mr. Sacks is one of Hilrod Holdings XIX’s general partners; 3,091,215 shares beneficially held by the HHS 2010 GRAT #3 because Mr. Sacks is the trustee of the HHS 2010 GRAT #3; and 28,722 shares beneficially held by the HHS 2014 GRAT #2 because Mr. Sacks is the trustee of the HHS 2014 GRAT #2. Also includes options presently exercisable or exercisable within 60 days to purchase 630,000 common shares, exercisable at $17.99 per share, granted pursuant to a stock option agreement dated June 3, 2013 between the Company and Mr. Sacks (of which options to purchase 210,000 common shares are currently held by Hilrod Holdings XV, L.P. and options to purchase 408,882 common shares are currently held by Hilrod Holdings XVI, L.P.); options presently exercisable to purchase 630,000 common shares, exercisable at $23.35 per share, granted pursuant to a stock option agreement dated March 14, 2014 between the Company and Mr. Sacks (of which options to purchase 420,000 common shares are currently held by Hilrod Holdings XVI, L.P. and options to purchase 205,719 common shares are currently held by Hilrod Holdings XVIII, L.P.); options presently exercisable to purchase 237,600 common shares, exercisable at $45.16 per share, granted pursuant to a stock option agreement dated March 13, 2015 between the Company and Mr. Sacks (of which options to purchase 79,200 common shares are currently held by Hilrod Holdings XVI, L.P. and options to purchase 156,186 common shares are currently held by Hilrod Holdings XVIII, L.P.); options presently exercisable to purchase 315,000 common shares, exercisable at $43.99 per share, granted pursuant to a stock option agreement dated March 14, 2016 between the Company and Mr. Sacks (of which options to purchase 97,257 common shares are currently held by Hilrod Holdings XVIII, L.P. and options to purchase 215,472 common shares are currently held by Hilrod Holdings XXI, L.P.); options presently exercisable to purchase 305,500 common shares, exercisable at $46.27 per share, granted pursuant to a stock option agreement dated March 14, 2017 between the Company and Mr. Sacks (of which options to purchase 101,834 common shares are currently held by Hilrod Holdings XVIII, L.P. and options to purchase 201,503 common shares are currently held by Hilrod Holdings XXI, L.P.); options presently exercisable to purchase 176,000 common shares, exercisable at $58.73 per share, granted pursuant to a stock option agreement dated March 14, 2018 between the Company and Mr. Sacks (of which options to purchase 176,000 common shares are currently held by Hilrod Holdings XXI, L.P.) and options presently exercisable to purchase 97,200 common shares, exercisable at $59.67 per share, granted pursuant to a stock option agreement dated March 14, 2019 between the Company and Mr. Sacks (of which options to purchase 97,200 common shares are currently held by Hilrod Holdings XXI, L.P.). Mr. Sacks has pledged 1,220,490 common shares.

Mr. Sacks disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 1,220,490 common shares; (ii) 2,391,300 shares presently exercisable or exercisable within 60 days under the stock option agreements; (iii) 1,048 shares beneficially held by Hilrod Holdings IV, L.P. because Mr. Sacks is one of Hilrod Holdings IV’s general partners; (iv) 2,143 shares beneficially held by Hilrod Holdings V, L.P. because Mr. Sacks is one of Hilrod Holdings V’s general partners; (v) 3,237 shares beneficially held by Hilrod Holdings VI, L.P. because Mr. Sacks is one of Hilrod Holdings VI’s general partners; (vi) 1,202 shares beneficially held by Hilrod Holdings VII, L.P. because Mr. Sacks is one of Hilrod Holdings VII’s general partners; (vii) 5,686 shares beneficially held by Hilrod Holdings VIII, L.P. because Mr. Sacks is one of Hilrod Holdings VIII’s general partners; (viii) 4,534 shares beneficially held by Hilrod Holdings IX, L.P. because Mr. Sacks is one of Hilrod Holdings IX’s general partners; (ix) 2,499 shares beneficially held by Hilrod Holdings X, L.P. because Mr. Sacks is one of Hilrod Holdings X’s general partners; (x) 5,052 shares beneficially held by Hilrod Holdings XI, L.P. because Mr. Sacks is one of Hilrod Holdings XI’s general partners; (xi) 3,272 shares beneficially held by Hilrod Holdings XII, L.P. because Mr. Sacks is one of Hilrod Holdings XII’s general partners; (xii) 14,410 shares beneficially held by Hilrod Holdings XIII, L.P. because Mr. Sacks is one of Hilrod Holdings XIII’s general partners; (xiii) 1,868 shares beneficially held by Hilrod Holdings XIV, L.P. because Mr. Sacks is one of Hilrod Holdings XIV’s general partners; (xiv) 42 shares beneficially held by Hilrod Holdings XV, L.P. because Mr. Sacks is one of Hilrod Holdings XV’s general partners; (xv) 4,628 shares beneficially held by Hilrod Holdings XVI, L.P. because Mr. Sacks is one of Hilrod Holdings XVI’s general partners; (xvi) 16,783 shares beneficially held by Hilrod Holdings XVII, L.P. because Mr. Sacks is one of Hilrod Holdings XVII’s general partners and (xvii) 5,066 shares beneficially held by Hilrod Holdings XIX, L.P. because Mr. Sacks is one of Hilrod Holdings XIX’s general partners.

6 Includes 1,238,118 common shares owned by Mr. Schlosberg; 5,645,568 shares beneficially held by Brandon No. 1 because Mr. Schlosberg is one of Brandon No. 1’s general partners; 29,386,944 shares beneficially held by Brandon No. 2 because Mr. Schlosberg is one of Brandon No. 2’s general partners; 104,772 shares beneficially held by Hilrod Holdings IV, L.P. because Mr. Schlosberg is one of Hilrod Holdings IV’s general partners; 214,284 shares beneficially held by Hilrod Holdings V, L.P. because Mr. Schlosberg is one of Hilrod Holdings V’s general partners; 323,700 shares beneficially held by Hilrod Holdings VI, L.P. because Mr. Schlosberg is one of Hilrod Holdings VI’s general partners; 120,216 shares beneficially held by Hilrod Holdings VII, L.P. because Mr. Schlosberg is one of Hilrod Holdings VII’s general partners; 568,584 shares beneficially held by Hilrod Holdings VIII, L.P. because Mr. Schlosberg is one of Hilrod Holdings VIII’s general partners; 453,444 shares beneficially held by Hilrod Holdings IX, L.P. because Mr. Schlosberg is one of Hilrod Holdings IX’s general partners; 249,918 shares beneficially held by Hilrod Holdings X, L.P. because Mr. Schlosberg is one of Hilrod Holdings X’s general partners; 505,242 shares beneficially held by Hilrod Holdings XI, L.P. because Mr. Schlosberg is one of Hilrod Holdings XI’s general partners; 327,186 shares beneficially held by Hilrod Holdings XII, L.P. because Mr. Schlosberg is one of Hilrod Holdings XII’s general partners; 1,440,954 shares beneficially held by Hilrod Holdings XIII, L.P. because Mr. Schlosberg is one of Hilrod Holdings XIII’s general partners; 186,790 shares beneficially held by Hilrod Holdings XIV, L.P. because Mr. Schlosberg is one of Hilrod Holdings XIV’s general partners; 4,176 shares beneficially held by Hilrod Holdings XV, L.P. because Mr. Schlosberg is one of Hilrod Holdings XV’s general partners; 462,826 shares beneficially held by Hilrod Holdings XVI, L.P. because Mr. Schlosberg is one of Hilrod Holdings XVI’s general partners; 1,678,336 shares beneficially held by Hilrod Holdings XVII, L.P. because Mr. Schlosberg is one of Hilrod Holdings XVII’s general partners; 506,566 shares beneficially held by Hilrod Holdings XIX, L.P. because Mr. Schlosberg is one of Hilrod Holdings XIX’s general partners; 90,204 shares beneficially held by the RCS 2008 GRAT #2 because Mr. Schlosberg is the co-trustee of the RCS 2008 GRAT #2; 231,363 shares beneficially held by the RCS 2009 GRAT #2 because Mr. Schlosberg is the trustee of the RCS 2009 GRAT #2; 105,486 shares beneficially held by the RCS Direct 2010 GRAT because Mr. Schlosberg is the trustee of the RCS Direct 2010 GRAT; 4,836 shares beneficially held by the RCS Direct 2010 GRAT #2 because Mr. Schlosberg is the trustee of the RCS Direct 2010 GRAT #2; 1,639,842 shares beneficially held by the RCS 2010 GRAT #3 because Mr. Schlosberg is the trustee of the RCS 2010 GRAT #3; and 80,598 shares beneficially held by the RCS Direct 2011 GRAT because Mr. Schlosberg is the trustee of the RCS Direct 2011 GRAT. Also includes options presently exercisable or exercisable within 60 days to purchase 630,000 common shares, exercisable at $17.99 per share, granted pursuant to a stock option agreement dated June 3, 2013 between the Company and Mr. Schlosberg (of which options to purchase 210,000 common shares are currently held by Hilrod Holdings XV, L.P. and options to purchase 408,882 common shares are currently held by Hilrod Holdings XVI, L.P.); options presently exercisable to purchase 630,000 common shares, exercisable at $23.35 per share, granted pursuant to a stock option agreement dated March 14, 2014 between the Company and Mr. Schlosberg (of which options to purchase 420,000 common shares are currently held by Hilrod Holdings XVI, L.P. and options to purchase 205,719 common shares are currently held by Hilrod Holdings XVIII, L.P.); options presently exercisable to purchase 237,600 common shares, exercisable at $45.16 per share, granted pursuant to a stock option agreement dated March 13, 2015 between the Company and Mr. Schlosberg (of which options to purchase 79,200 common shares are currently held by Hilrod Holdings XVI, L.P. and options to purchase 156,186 common shares are currently held by Hilrod Holdings XVIII, L.P.); options presently exercisable to purchase 315,000 common shares, exercisable at $43.99 per share, granted pursuant to a stock option agreement dated March 14, 2016 between the Company and Mr. Schlosberg (of which options to purchase 97,257 common shares are currently held by Hilrod Holdings XVIII, L.P. and options to purchase 215,472 common shares are currently held by Hilrod Holdings XXI, L.P.); options presently exercisable to purchase 305,500 common shares, exercisable at $46.27 per share, granted pursuant to a stock option agreement dated March 14, 2017 between the Company and Mr. Schlosberg (of which options to purchase 101,834 common shares are currently held by Hilrod Holdings XVIII, L.P. and options to purchase 201,503 common shares are currently held by Hilrod Holdings XXI, L.P.); options presently exercisable to purchase 176,000 common shares, exercisable at $58.73 per share, granted pursuant to a stock option agreement dated March 14, 2018 between the Company and Mr. Schlosberg (of which options to purchase 176,000 common shares are currently held by Hilrod Holdings XXI, L.P.) and options presently exercisable to purchase 97,200 common shares, exercisable at $59.67 per share, granted pursuant to a stock option agreement dated March 14, 2019 between the Company and Mr. Schlosberg (of which options to purchase 97,200 common shares are currently held by Hilrod Holdings XXI, L.P.). Mr. Schlosberg has pledged 1,238,118 common shares.

Mr. Schlosberg disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 1,238,118 common shares; (ii) 2,391,300 shares presently exercisable or exercisable within 60 days under the stock option agreements; (iii) 1,048 shares beneficially held by Hilrod Holdings IV, L.P. because Mr. Schlosberg is one of Hilrod Holdings IV’s general partners; (iv) 2,143 shares beneficially held by Hilrod Holdings V, L.P. because Mr. Schlosberg is one of Hilrod Holdings V’s general partners; (v) 3,237 shares beneficially held by Hilrod Holdings VI, L.P. because Mr. Schlosberg is one of Hilrod Holdings VI’s general partners; (vi) 1,202 shares beneficially held by Hilrod Holdings VII, L.P. because Mr. Schlosberg is one of Hilrod Holdings VII’s general partners; (vii) 5,686 shares beneficially held by Hilrod Holdings VIII, L.P. because Mr. Schlosberg is one of Hilrod Holdings VIII’s general partners; (viii) 4,534 shares beneficially held by Hilrod Holdings IX, L.P. because Mr. Schlosberg is one of Hilrod Holdings IX’s general partners; (ix) 2,499 shares beneficially held by Hilrod Holdings X, L.P. because Mr. Schlosberg is one of Hilrod Holdings X’s general partners; (x) 5,052 shares beneficially held by Hilrod Holdings XI, L.P. because Mr. Schlosberg is one of Hilrod Holdings XI’s general partners; (xi) 3,272 shares beneficially held by Hilrod Holdings XII, L.P. because Mr. Schlosberg is one of Hilrod Holdings XII’s general partners; (xii) 14,410 shares beneficially held by Hilrod Holdings XIII, L.P. because Mr. Schlosberg is one of Hilrod Holdings XIII’s general partners; (xiii) 1,868 shares beneficially held by Hilrod Holdings XIV, L.P. because Mr. Schlosberg is one of Hilrod Holdings XIV’s general partners; (xiv) 42 shares beneficially held by Hilrod Holdings XV, L.P. because Mr. Schlosberg is one of Hilrod Holdings XV’s general partners; (xv) 4,628 shares beneficially held by Hilrod Holdings XVI, L.P. because Mr. Schlosberg is one of Hilrod Holdings XVI’s general partners; (xvi) 16,783 shares beneficially held by Hilrod Holdings XVII, L.P. because Mr. Schlosberg is one of Hilrod Holdings XVII’s general partners and (xvii) 5,066 shares beneficially held by Hilrod Holdings XIX, L.P. because Mr. Schlosberg is one of Hilrod Holdings XIX’s general partners.

7 Includes 870,850 shares beneficially held by the MJCF Hall Family Trust as Mr. Hall and his spouse are trustees and beneficiaries of the MJCF Hall Family Trust; options presently exercisable to purchase 60,000 common shares, exercisable at $45.16 per share, granted pursuant to a stock option agreement dated March 13, 2015 between the Company and Mr. Hall; options presently exercisable to purchase 20,000 common shares, exercisable at $43.64 per share, granted pursuant to a stock option agreement dated December 1, 2016 between the Company and Mr. Hall; options presently exercisable to purchase 12,500 common shares, exercisable at $58.73 per share, granted pursuant to a stock option agreement dated March 14, 2018 between the Company and Mr. Hall and options presently exercisable to purchase 2,500 common shares, exercisable at $59.67 per share, granted pursuant to a stock option agreement dated March 14, 2019 between the Company and Mr. Hall.

8 Includes 2,585 restricted stock units granted pursuant to a restricted stock unit agreement dated June 6, 2019 between the Company and Ms. Ciaramello.

9 Includes 6,153 common shares owned by Mr. Fayard and 2,585 restricted stock units granted pursuant to a restricted stock unit agreement dated June 6, 2019 between the Company and Mr. Fayard.

10 Includes 2,585 restricted stock units granted pursuant to a restricted stock unit agreement dated June 6, 2019 between the Company and Ms. Jackson.

11 Includes 2,585 restricted stock units granted pursuant to a restricted stock unit agreement dated June 6, 2019 between the Company and Mr. Pizula.

12 Includes 34,991 common shares owned by Mr. Polk; options presently exercisable to purchase 7,770 common shares, exercisable at $11.35 per share, granted pursuant to a stock option agreement dated May 18, 2011 between the Company and Mr. Polk; and 2,585 restricted stock units granted pursuant to a restricted stock unit agreement dated June 6, 2019 between the Company and Mr. Polk.

13 Includes 40,445 common shares owned by Mr. Selati and 2,585 restricted stock units granted pursuant to a restricted stock unit agreement dated June 6, 2019 between the Company and Mr. Selati.

14 Includes 50,740 common shares owned by Mr. Vidergauz and 2,585 restricted stock units granted pursuant to a restricted stock unit agreement dated June 6, 2019 between the Company and Mr. Vidergauz.

15 Includes 20,885 common shares owned by Mr. Carling; options presently exercisable to purchase 4,500 common shares, exercisable at $37.10 per share, granted pursuant to a stock option agreement dated December 1, 2014 between the Company and Mr. Carling; options presently exercisable to purchase 6,750 common shares, exercisable at $45.16 per share, granted pursuant to a stock option agreement dated March 13, 2015 between the Company and Mr. Carling; options presently exercisable to purchase 15,000 common shares, exercisable at $43.99 per share, granted pursuant to a stock option agreement dated March 14, 2016 between the Company and Mr. Carling; options presently exercisable to purchase 27,000 common shares, exercisable at $43.64 per share, granted pursuant to a stock option agreement dated December 1, 2016 between the Company and Mr. Carling; options presently exercisable to purchase 12,500 common shares, exercisable at $58.73 per share, granted pursuant to a stock option agreement dated March 14, 2018 between the Company and Mr. Carling; options presently exercisable to purchase 2,500 common shares, exercisable at $59.67 per share, granted pursuant to a stock option agreement dated March 14, 2019 between the Company and Mr. Carling and 3,000 restricted stock units granted pursuant to a restricted stock unit agreement dated June 1, 2018 between the Company and Mr. Carling.

16 Includes 28,117 common shares owned by Mr. Kelly; options presently exercisable to purchase 7,200 common shares, exercisable at $45.16 per share, granted pursuant to a stock option agreement dated March 13, 2015 between the Company and Mr. Kelly; options presently exercisable to purchase 9,375 common shares, exercisable at $43.99 per share, granted pursuant to a stock option agreement dated March 14, 2016 between the Company and Mr. Kelly; options presently exercisable to purchase 12,500 common shares, exercisable at $58.73 per share, granted pursuant to a stock option agreement dated March 14, 2018 between the Company and Mr. Kelly and options presently exercisable to purchase 5,000 common shares, exercisable at $59.67 per share, granted pursuant to a stock option agreement dated March 14, 2019 between the Company and Mr. Kelly.

17 Includes 57,438 common shares owned by Ms. Tirre; options presently exercisable to purchase 39,465 common shares, exercisable at $23.35 per share, granted pursuant to a stock option agreement dated March 14, 2014 between the Company and Ms. Tirre; options presently exercisable to purchase 45,000 common shares, exercisable at $37.10 per share, granted pursuant to a stock option agreement dated December 1, 2014 between the Company and Ms. Tirre; options presently exercisable to purchase 45,000 common shares, exercisable at $45.16 per share, granted pursuant to a stock option agreement dated March 13, 2015 between the Company and Ms. Tirre; options presently exercisable to purchase 42,000 common shares, exercisable at $43.99 per share, granted pursuant to a stock option agreement dated March 14, 2016 between the Company and Ms. Tirre; options presently exercisable to purchase 45,000 common shares, exercisable at $43.64 per share, granted pursuant to a stock option agreement dated December 1, 2016 between the Company and Ms. Tirre; options presently exercisable to purchase 18,000 common shares, exercisable at $46.27 per share, granted pursuant to a stock option agreement dated March 14, 2017 between the Company and Ms. Tirre; options presently exercisable to purchase 12,500 common shares, exercisable at $58.73 per share, granted pursuant to a stock option agreement dated March 14, 2018 between the Company and Ms. Tirre; options presently exercisable to purchase 2,500 common shares, exercisable at $59.67 per share, granted pursuant to a stock option agreement dated March 14, 2019 between the Company and Ms. Tirre and 3,000 restricted stock units granted pursuant to a restricted stock unit agreement dated June 1, 2018 between the Company and Ms. Tirre.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s directors, executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file by specific dates with the SEC initial reports of ownership and reports of changes in ownership of equity securities of the Company. Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. The Company is required to report in this proxy statement any failure of its directors, executive officers and greater than ten percent stockholders to file by the relevant due date any of these reports during the most recent fiscal year or prior fiscal years.

To the Company’s knowledge, based solely on review of copies of such reports furnished to the Company during the fiscal year ended December 31, 2019, all Section 16(a) filing requirements applicable to the Company’s directors, executive officers and greater than ten percent stockholders were complied with, except for the following:

Unknown to Mr. Sacks, RCS Family Limited Partnership, a limited partnership of which Mr. Sacks is a general partner, inadvertently acquired and sold 40 shares of Common Stock through a broker managed discretionary account. These purchases and the sale were not reported at the time of the purchases and the sale and were subsequently reported on a Form 4 filed by Mr. Sacks.

Additionally, Mr. Schlosberg’s Form 4 filing in December 2019 inadvertently omitted one transaction donating a total of 455 shares of Common Stock. The transaction was subsequently reported on a Form 4 filed by Mr. Schlosberg in March 2020.

DEADLINES FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholders may present a proper proposal for consideration at the 2021 annual meeting of stockholders by submitting their proposal in writing to the Office of the Secretary of the Company at the Company’s principal executive offices in a timely manner.

For stockholders who wish to present a proposal, other than a director nomination to the proxy access provision of our by-laws (the “Proxy Access Bylaw”), to be considered for inclusion in our proxy statement and for consideration at the 2021 annual meeting, pursuant to Rule 14a-8 under the Exchange Act, the proposal must be delivered to the Office of the Secretary at the Company’s principal executive offices no later than December 22, 2020. Stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

For stockholders who wish to present a proposal for nominations or other business for consideration at the 2021 annual meeting, but who do not intend for the proposal to be included in our proxy statement, pursuant to the advance notice provisions contained in our by-laws, the proposal must be delivered to the Office of the Secretary at the Company’s principal executive offices no earlier than February 3, 2021 and no later than March 5, 2021, provided, however, that in the event that the date of the 2021 annual meeting is more than thirty days before or more than seventy days after the first anniversary of the preceding year’s annual meeting, notice by the stockholder must be so delivered no earlier than the close of business on the one hundred twentieth day prior to the 2021 annual meeting and no later than the close of business on the later of the ninetieth day prior to the 2021 annual meeting or the tenth day following the day on which public announcement of the date of the 2021 annual meeting is first made by the Company.

In 2018, the Board adopted the Proxy Access Bylaw. The Proxy Access Bylaw permits a stockholder, or a group of up to twenty stockholders, owning three percent or more of the Company’s outstanding Common Stock continuously for at least three years to nominate and include in the Company’s proxy materials Director nominees consisting of two nominees or twenty percent of the Board, whichever is greater, provided that the stockholder(s) and nominee(s) comply with the requirements of Article 1, Section 16 of our by-laws. To be timely for inclusion in the Company’s proxy materials for our 2021 annual meeting, pursuant to the Proxy Access Bylaw, the stockholder(s) notice to nominate a Director must be delivered to the Office of the Secretary at the Company’s principal executive offices no earlier than November 22, 2020 and no later than December 22, 2020. The notice must contain the information required by our by-laws, and the stockholder(s) and nominee(s) must comply with the information and other requirements in our by-laws relating to the inclusion of stockholder nominees in our proxy materials.

It is presently intended that the 2021 annual meeting will be held in June 2021.

Proposals should be sent to the Office of the Secretary by mail to Monster Beverage Corporation, 1 Monster Way, Corona, California, 92879.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

The Board is currently comprised of ten members. Upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”), our Board has nominated 10 directors identified on the following pages for election at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s ten nominees named below. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. The Company is not aware of any nominee who will be unable or expects to decline to serve as a director. The term of office of each person elected as a director will continue until the 2021 annual meeting or until a successor has been elected and qualified.

The Board has a director resignation policy. This policy provides that, in an uncontested election, any incumbent director nominee who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” his or her election must promptly tender his or her resignation to the Board following certification of the election results. The Nominating and Corporate Governance Committee will review the circumstances surrounding the election and recommend to the Board whether to accept or reject the resignation. The Board must act on the tendered resignation. If such resignation is rejected, the Board must publicly disclose its decision, together with the rationale supporting its decision, within 90 days after certification of the election results. A copy of the director resignation policy is available on our website at http://investors.monsterbevcorp.com/governance.cfm.

The names of the nominees, and certain biographical information about them, are set forth below.

Name	Age	Position
Rodney C. Sacks[1]	70	Chairman of the Board of Directors and Chief Executive Officer
Hilton H. Schlosberg[1]	67	Vice Chairman of the Board of Directors, President, Chief Financial Officer, Chief Operating Officer and Secretary
Mark J. Hall	64	Director
Kathleen E. Ciaramello	56	Director
Gary P. Fayard[2]	68	Director
Jeanne P. Jackson	68	Director
Steven G. Pizula[2]	64	Director
Benjamin M. Polk[3,4]	69	Director
Sydney Selati[2,3,4]	81	Director
Mark S. Vidergauz[3,4,5]	66	Director

1If re-elected, to serve as member of the Executive Committee.
2If re-elected, to serve as member of the Audit Committee. If re-elected, Mr. Selati to serve as Chairman of the Audit Committee.

3If re-elected, to serve as member of the Compensation Committee. If re-elected, Mr. Vidergauz to serve as Chairman of the Compensation Committee.
4If re-elected, to serve as member of the Nominating and Corporate Governance Committee. If re-elected, Mr. Polk to serve as Chairman of the Nominating and Corporate Governance Committee.
5If re-elected, to serve as Lead Independent Director.

Each of our directors brings extensive management and leadership experience gained through their service in our industry and other diverse businesses. In these roles, they have assumed day-to-day leadership or other senior leadership responsibilities. In addition, most directors bring board experience acquired by either significant experience on other boards or long service on our Board of Directors that broadens their knowledge of board policies and processes, rules and regulations, issues and solutions. The Nominating and Corporate Governance Committee’s process for selecting and nominating qualified director candidates is described under the section entitled “Nominating and Corporate Governance Committee.” In the paragraphs below, we describe specific individual qualifications and skills of our directors that contribute to the overall effectiveness of our Board of Directors and its committees.

Rodney C. Sacks—Chairman of the Board of Directors of the Company, Chief Executive Officer and a director of the Company from November 1990 to the present. Member of the Executive Committee of the Board of Directors (the “Executive Committee”) since October 1992. Chairman of the Board of Directors and a director of Monster Energy Company (“MEC”). Mr. Sacks has led the Company for over 30 years and has extensive experience in the food and beverage industry. Mr. Sacks has detailed knowledge and valuable perspective and insights regarding our business and has responsibility for development and implementation of our business strategy.

Hilton H. Schlosberg—Vice Chairman of the Board of Directors of the Company, President, Chief Operating Officer, Secretary and a director of the Company from November 1990 to the present. Chief Financial Officer of the Company since July 1996. Member of the Executive Committee since October 1992. Vice Chairman, President, Chief Financial Officer and a director of MEC. Mr. Schlosberg has held senior leadership positions with the Company for over 30 years, has been the Company’s Chief Financial Officer for 23 years and has extensive experience in the food and beverage industry. Mr. Schlosberg has a high level of financial literacy, and his day-to-day supervision of business operations and co-leadership with Mr. Sacks brings valuable insight to the Board. Mr. Schlosberg has detailed knowledge and valuable perspective and insights regarding our business and has responsibility for development and implementation of our business strategy.

Mark J. Hall—Director of the Company since January 1, 2014 and employee of MEC focusing on ideation, design and development of new products since May 1, 2017. Chief Marketing Officer of MEC from January 2015 to May 1, 2017. Chief Brand Officer of MEC from January 2014 to December 2014, and President of the Monster Beverage Division from January 2007 to December 2013. Mr. Hall joined MEC in 1997 as a Senior Vice President. Prior to joining MEC, Mr. Hall was employed by the Arizona Beverage Co. as Vice President of Sales, where he was responsible for sales and distribution of products through a national network of beer distributors and soft drink bottlers in the United States. Mr. Hall has detailed knowledge of and valuable perspectives and insights into both our business and the beverage business in general.

Kathleen E. Ciaramello—Director of the Company since June 2019. President, Foodservice and On-Premise Business Unit of The Coca-Cola Company (“TCCC”) from 2013 to the present. Ms. Ciaramello joined The Coca-Cola Company in 1985 and has served in various account management, sales and marketing roles of increasing responsibility, including Group Vice President, Strategic Partnership Marketing from 2006 to 2009 and Vice President East Zone from 2009 to 2013, as well as one of the inaugural members of Coca-Cola’s Women’s Leadership Council. Ms. Ciaramello has served on the

Board of Directors and other various roles of the National Restaurant Association since 2016, the Women’s Foodservice Forum Board of Directors since 2016, and the Board of Directors of the Jack & Jill Late Stage Cancer Foundation. Ms. Ciaramello is European Refreshments (an indirect wholly owned subsidiary of TCCC) designee to the Board. Ms. Ciaramello has substantial business and leadership experience in the beverage industry.

Gary P. Fayard—Director of the Company since June 2015 and member of the Audit Committee of the Board of Directors (the “Audit Committee”) since February 2016. Executive Vice President and Chief Financial Officer of The Coca-Cola Company from February 2003 to April 2014. Mr. Fayard joined The Coca-Cola Company in 1994, and in July 1994, he was elected Vice President and Controller, a position he held until December 1999 when he was elected Senior Vice President and Chief Financial Officer. Mr. Fayard has also served on the board of directors of Coca-Cola FEMSA, S.A.B. de C.V., the largest bottler in the world of Coca-Cola trademark beverages by unit case volume operating in territories in Mexico, Central and South America and the Philippines, from 2004 to March 2016. Mr. Fayard has been on the board of directors of Genuine Parts Company since 2014. Mr. Fayard has a strong background in accounting and finance as well as substantial business and leadership experience in the beverage industry.

Jeanne P. Jackson—Director of the Company since June 2019. At Nike, Inc., Ms. Jackson served as President and Senior Strategic Advisor to the Chief Executive Officer from June 2016 to August 2017, President of Product & Merchandising from July 2013 to April 2016, President of Direct to Consumer from March 2009 to July 2013. Director of Delta Air Lines, Inc. since January 2017 and director of The Kraft Heinz Company since July 2015 (previously director of Kraft Foods Group, Inc. from October 2012 to July 2015). Ms. Jackson has previously served on the boards of McDonald’s Corporation, Nike, Inc., Nordstrom, Inc., Williams-Sonoma, Inc., Motorola Mobility Holdings, Inc., Harrah’s Entertainment Inc. and others. Ms. Jackson is the founder of MSP Capital and served as its Chief Executive Officer from 2002 to 2009 and is again serving as its Chief Executive Officer from 2017 to present. Ms. Jackson has served in senior leadership roles in many organizations, including Wal-Mart.com USA, LLC, the Gap, Inc., Banana Republic, Victoria’s Secret, Saks Fifth Avenue, Walt Disney Attractions, Inc. and Federated Department Stores, Inc. Ms. Jackson brings knowledge and experience of over thirty years as a senior executive and director in an array of large, public companies.

Steven G. Pizula—Director of the Company and member of the Audit Committee since June 2019. Partner at Deloitte & Touche LLP from September 1977 to June 2018. Since joining Deloitte & Touche LLP (then Haskins & Sells) in 1977, Mr. Pizula served as the supervising audit partner on a number of large, multinational public companies in a wide range of industries, including consumer products. Mr. Pizula held various leadership positions at Deloitte & Touche LLP, most recently as Practice Growth Leader for the Pacific Southwest Region and as a Member of the National Committee for Audit Quality, and National Partner Admissions Committee. Mr. Pizula is currently a board member of The Whittier Trust Company, the Arnold and Mabel Beckman Foundation and the Forum for Corporate Directors. Mr. Pizula is a Certified Public Accountant and member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Mr. Pizula brings extensive experience in accounting and audit matters.

Benjamin M. Polk—Director of the Company since November 1990, member of the Nominating and Corporate Governance Committee since June 2019 (Chairman since June 2019) and member of the Compensation Committee since June 2019. Director of MEC from July 1992 to February 2016. Partner with Veritas Capital, a private equity firm, since July 2011. Director of Aeroflex Holding Corp. from November 2012 to September 2014. Director of CPI International, Inc. from October 2012 to July 2017.

Director of Truven Health Analytics, Inc. from October 2012 to April 7, 2016. Mr. Polk was a partner with the law firm of Schulte Roth & Zabel LLP from May 2004 to July 2011 and prior to that, a partner with the law firm of Winston & Strawn LLP, where Mr. Polk practiced law with that firm and its predecessor firm, from August 1976 to May 2004. Mr. Polk has gained detailed knowledge of the Company during his service as a director since 1990 and as outside counsel from 1990 to July 2011. Mr. Polk has extensive experience in matters relating to mergers, acquisitions and corporate finance.

Sydney Selati—Director of the Company and member of the Audit Committee since September 2004 (Chairman since February 2015), member of the Compensation Committee of the Board of Directors (the “Compensation Committee”) since March 2007 and member of the Nominating and Corporate Governance Committee since April 2009. Mr. Selati was a director of the San Diego Jewish Community Foundation from July 2010 to June 2017 and was Chairman of its Audit Committee from August 2011 to June 2019. Mr. Selati was Chairman of the board of directors of the San Diego Jewish Community Foundation from July 2016 to June 2017. Mr. Selati was a director of Barbeques Galore Ltd. from 1997 to 2005 and was President and Chairman of the board of directors of The Galore Group (U.S.A.), Inc. from 1988 to 2005. Mr. Selati was President of Sussex Group Limited from 1984 to 1988. Mr. Selati has extensive experience as a chief executive and board member of companies in other industries, which allows him to bring additional perspective to the Board. Mr. Selati is a Chartered Accountant (South Africa).

Mark S. Vidergauz—Director of the Company and member of the Compensation Committee since June 1998 (Chairman since June 2019), member of the Audit Committee from April 2000 through May 2004, member of the Nominating and Corporate Governance Committee since June 2019 and Lead Independent Director since March 2014. Chief Executive Officer of The Sage Group LLC, an investment banking firm, from April 2000 to the present. The Sage Group, LLC provides merger, acquisition and capital formation advisory services to a wide range of companies in the consumer sector. Managing Director at the Los Angeles office of ING Barings LLC, a diversified financial service institution headquartered in the Netherlands, from April 1995 to April 2000. Mr. Vidergauz brings strong merger and acquisition, corporate finance, corporate governance and leadership experience to the Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

MANAGEMENT

Board Meetings and Committees; Annual Meeting Attendance

The Board is comprised of Rodney C. Sacks, Hilton H. Schlosberg, Mark J. Hall, Kathleen E. Ciaramello, Gary P. Fayard, Jeanne P. Jackson, Steven G. Pizula, Benjamin M. Polk, Sydney Selati and Mark S. Vidergauz. The Board held four meetings during the fiscal year ended December 31, 2019. Each director attended the annual meeting held on June 6, 2019. During the 2019 period in which he or she was a director, each director attended at least 75% of the aggregate total number of meetings of the Board of Directors and Board committees in which he or she was a member. The Board has determined that Messrs. Fayard, Pizula, Polk, Selati and Vidergauz and Ms. Jackson are independent, as that term is defined in the Nasdaq Stock Market Rules and SEC regulations. Our independent directors met in executive session four times during the fiscal year ended December 31, 2019. The executive sessions include reviewing and assessing succession plans for the Chief Executive Officer, President and other key members of executive management. The Board does not have a policy requiring the attendance by the directors at the Annual Meeting.

During the fiscal year ended December 31, 2019, the Audit Committee was comprised of Norman C. Epstein (until June 2019), Gary P. Fayard, Steven G. Pizula (since June 2019), Sydney Selati and Harold C. Taber, Jr. (until June 2019). Mr. Selati served as Chairman. The Board of Directors adopted an amended and restated written charter for the Audit Committee in February 2019, which is available on our website at http://investors.monsterbevcorp.com/governance.cfm. The Audit Committee held four meetings during the fiscal year ended December 31, 2019. The Audit Committee last met in February 2020 in connection with the review of the Company’s financial statements for the fiscal year ended December 31, 2019. See “Audit Committee” below for more information.

During the fiscal year ended December 31, 2019, the Compensation Committee was comprised of Norman C. Epstein (until June 2019), Benjamin M. Polk (since June 2019), Sydney Selati and Mark S. Vidergauz. Mr. Epstein served as Chairman until June 2019 and Mr. Vidergauz has served as Chairman since June 2019. All members of the Board who serve on the Compensation Committee meet the independence requirements of the Nasdaq Stock Market Rules. The Compensation Committee held six meetings during the fiscal year ended December 31, 2019.  Under the Monster Beverage Corporation 2011 Omnibus Incentive Plan (the “2011 Omnibus Incentive Plan”) and the grant procedures adopted by the Board for grants of equity awards, the Compensation Committee has sole and exclusive authority to grant equity awards to all employees and consultants who are not new hires and to all new hires and promotions who are subject to Section 16 of the Exchange Act. The Compensation Committee and the Executive Committee each independently has the authority to grant awards for new hires and promotions for employees who are not Section 16 employees. The Board of Directors adopted an amended and restated written charter for the Compensation Committee in February 2019, which is available on our website at http://investors.monsterbevcorp.com/governance.cfm.

During the fiscal year ended December 31, 2019, the Nominating and Corporate Governance Committee was comprised of Norman C. Epstein (until June 2019), Benjamin M. Polk (since June 2019), Sydney Selati, Harold C. Taber, Jr. (until June 2019) and Mark S. Vidergauz (since June 2019). Mr. Taber served as Chairman until June 2019 and Mr. Polk has served as Chairman since June 2019. In February 2019, the Board of Directors renamed the Nominating Committee the “Nominating and Corporate Governance Committee.” The Board adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website at http://investors.monsterbevcorp.com/governance.cfm. The Nominating and Corporate Governance Committee held two meetings during the fiscal year ended December 31, 2019 (see “Nominating and Corporate Governance Committee” below for more information).

The Executive Committee, comprised of Rodney C. Sacks and Hilton H. Schlosberg, held six meetings during the fiscal year ended December 31, 2019. The Executive Committee manages and directs the business of the Company between meetings of the Board. Under the 2011 Omnibus Incentive Plan equity grant procedures, each of the Compensation Committee and the Executive Committee of the Board independently has the authority to grant equity awards for new hires and promotions for employees who are not Section 16 employees. Equity awards granted by the Executive Committee are not subject to approval or ratification by the Board or the Compensation Committee, as set forth in the written Equity Grant Procedures adopted by the Board (see “Compensation Discussion and Analysis – Equity Grant Procedures” below for more information).

Non-Employee Director Stock Ownership Policy

The Board has adopted stock ownership requirements for non-employee directors.  These requirements provide that each non-employee director of the Company has three years from the date of appointment to satisfy the minimum stock ownership requirement and hold a minimum of 9,000 shares of Common Stock (including vested restricted stock units and deferred stock units). During 2019, all non-employee directors complied with the non-employee director stock ownership policy.

Anti-Hedging Policy

The Company’s insider trading policy prohibits the Company’s directors, officers and employees from engaging in transactions that use any financial instrument that is designed to hedge or offset any decrease in the market value of Company securities, including prepaid variable forward contracts, collars and exchange funds.

Anti-Pledging Policy

The Company’s insider trading policy prohibits employees and directors from pledging Company securities. However, in certain limited circumstances the Company’s compliance officer may allow an employee or director to pledge certain Company securities. As of April 8, 2020, only two employees, Mr. Sacks and Mr. Schlosberg, pledged approximately 2.6% of the shares of Common Stock they beneficially own.

Director Resignation Policy

The Board has a director resignation policy. This policy provides that, in an uncontested election, any incumbent director nominee who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” his or her election must promptly tender his or her resignation to the Board following certification of the election results. The Nominating and Corporate Governance Committee will review the circumstances surrounding the election and recommend to the Board whether to accept or reject the resignation. The Board must act on the tendered resignation. If such resignation is rejected, the Board must publicly disclose its decision, together with the rationale supporting its decision, within 90 days after certification of the election results. A copy of the director resignation policy is available on our website at http://investors.monsterbevcorp.com/governance.cfm.

Board Leadership Structure

The Board of Directors does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The Corporate Governance Guidelines state the Board’s belief that whether to have the same person occupy the offices of chairperson of the Board and Chief Executive Officer should be decided by the Board, from time to time, in accordance with the Company’s by-laws and its business judgment after considering relevant factors, including the specific needs of the business and what is in the best interest of the Company’s stockholders. The Board believes that the Company’s current Chief Executive Officer is best situated to serve as Chairman of the Board. Rodney C. Sacks has led the Company for over 30 years and therefore is highly knowledgeable with respect to the Company’s business, operations and industry. Mr. Sacks is well positioned to identify strategic priorities and lead the Board’s consideration and analysis of such priorities. The Board believes that the combined role of Chairman and Chief Executive Officer (“CEO”) promotes consistency and efficiency in the development and execution of the Company’s business strategy. Further, the Board recognizes that Mr. Sacks and Mr. Schlosberg serve as co-leaders and bring valuable insight to the Board. Additionally, it is the Company’s practice that in the absence of

Mr. Sacks, Mr. Schlosberg assumes sole leadership responsibilities. A copy of the Corporate Governance Guidelines is available on our website at http://investors.monsterbevcorp.com/governance.cfm.

Lead Independent Director

In March 2014, the independent directors of the Board approved a Lead Independent Director Charter. Under the Lead Independent Director Charter, if the offices of Chairman of the Board and Chief Executive Officer are held by the same person, the independent members of the Board of Directors will annually elect with a majority vote an independent director to serve in a lead capacity. Although elected annually, the Lead Independent Director is generally expected to serve for more than one year. The Lead Independent Director may be removed or replaced at any time with or without cause by a majority vote of the independent members of the Board.

Mr. Vidergauz is currently the Lead Independent Director. In this capacity, Mr. Vidergauz is, among other things, responsible for leading executive sessions of the independent directors and serving as the principal liaison between the Chairman, Vice Chairman and the independent directors. A copy of the Lead Independent Director Charter is available on our website at http://investors.monsterbevcorp.com/governance.cfm.

The Board’s Role in Risk Oversight

The Board of Directors plays an active role in overseeing and managing the Company’s risks. The full Board and its Executive Committee regularly review the Company’s results, performance, operations, competitive position, business strategy, liquidity, capital resources, product distribution and development, material contingencies and senior personnel, as well as the risks associated with each of these matters. The Board implements its risk oversight function both as a whole and through its standing committees. Certain of the work is delegated to committees, which meet regularly and report back to the full Board. The Compensation Committee reviews the Company’s compensation practices and discerns the relationship among risk, risk management and compensation in light of the Company’s objectives. The Audit Committee reviews and discusses with management the risks faced by the Company and the policies, guidelines and process by which management assesses and manages the Company’s risks, including the Company’s major financial risk exposures and risks related to financial statements, the financial reporting process and accounting and legal matters, as well as the steps management has taken to monitor and control such exposures. The full Board also discusses risk throughout the year during meetings in relation to specific proposed actions including risks related to cybersecurity and reputation. These processes are designed to ensure that risks are taken knowingly and purposefully. The Board believes that its role in oversight of risk management (as well as the role of the Compensation Committee and the Audit Committee) has not adversely affected its leadership structure or results of operations.

Information about Our Executive Officers

The names and ages of our executive officers at December 31, 2019, and certain biographical information about them, are set forth on page 13 and below.

Name	Age	Position
Rodney C. Sacks	70	Chairman of the Board of Directors and Chief Executive Officer
Hilton H. Schlosberg	67	Vice Chairman of the Board of Directors, President, Chief Financial Officer, Chief Operating Officer and Secretary
Guy P. Carling	43	President, EMEA
Thomas J. Kelly	65	Executive Vice President, Finance, MEC
Emelie C. Tirre	50	President, Americas

Guy P. Carling—President of EMEA since 2018. In his position as President of EMEA, Mr. Carling oversees the Company’s sales, development and expansion in markets in Europe, the Middle East, Africa, and Central Asia, and frequently reports directly to the Executive Committee and our Board of Directors. Mr. Carling joined MEC in December 2007, and previously served as Chief Commercial Officer & Managing Director of EMEA. Mr. Carling has worked in the beverage business for over 22 years.

Thomas J. Kelly—Executive Vice President, Finance, and/or Controller and Secretary of MEC since 1992. In his position as Executive Vice President, Finance, Mr. Kelly frequently reports directly to the Executive Committee and our Board of Directors. Prior to joining MEC, Mr. Kelly served as controller for California Copackers Corporation. Mr. Kelly is a Certified Public Accountant (inactive) and has worked in the beverage business for over 34 years.

Emelie C. Tirre—President of the Americas since July 2018.  In her position as President of the Americas, Ms. Tirre oversees the Company’s sales, development and expansion in markets in the United States, Canada, Latin America, Oceania and the Caribbean.  She frequently reports directly to the Executive Committee and our Board of Directors.  Ms. Tirre joined MEC in July 2010, and previously served as Chief Commercial Officer and the Senior Vice President of Sales for North America.  Ms. Tirre has worked in the beverage business for over 28 years.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Company’s financial performance remained robust during 2019, as evidenced in part by the following:

•	Net sales of $4.20 billion, up 10.3% from 2018.
•	Operating income of $1.40 billion, up 9.3% from 2018.
•	Net income per diluted share of $2.03, up 15.2% from 2018.

As a result, earned bonuses for our named executive officers (“NEOs”) ranged from 50% to 120% of base salary under our discretionary plan for 2019. In determining 2019 bonus awards, our Compensation Committee and Executive Committee considered our performance achievements and various strategic factors, including sales revenues, high relative profit growth, distribution levels, introduction of new products, corporate partnerships, overall operating performance, profitability and Total Shareholder Return (“TSR”). No single performance achievement or strategic factor was weighed more heavily than others. Instead, each of these measures of overall Company performance guided the determination of the bonus awards. The long-term incentive program remained unchanged in 2019, as it was delivered through a mix of stock options and time-vested restricted stock units (“RSUs”) for all NEOs including Mr. Sacks and Mr. Schlosberg, whose annual long-term incentive grant value remained unchanged from 2018.

Importantly, this bonus structure and the long-term incentive grants represented the prior compensation program, before the implementation of formulaic annual and long-term incentive programs for 2020 and beyond, as discussed below.

2019 “Say-on-Pay” Vote Results and Stockholder Engagement

At our 2019 annual meeting of stockholders, 64.4% of the votes cast were in favor of our advisory resolution regarding the compensation of our NEOs.

The Compensation Committee, with the assistance of its independent compensation advisor, Frederic W. Cook & Co., Inc. (“F.W. Cook”), has continued to evaluate our compensation program and decided to adopt a formulaic approach for its annual incentive and long-term incentive programs for 2020 and beyond, as described in detail below, which was also discussed with stockholders holding approximately 60% of the issued and outstanding shares of our Common Stock. These discussions took place primarily between June 2019 and September 2019. Such stockholders included representatives from 14 of our largest institutional stockholders and a majority of our 10 largest institutional stockholders. Participants in these discussions included members of senior management, who provided feedback to the Compensation Committee.

During these discussions, we communicated the formulaic incentive programs that we were adopting, which were regarded positively in these discussions and no other significant concerns were raised by stockholders regarding the amount of pay or other executive compensation practices and policies.

Executive Compensation Program Changes for 2020 and Beyond

Three significant changes were made to the executive compensation program for 2020 and beyond to align the executive compensation program with market practices and make the executive compensation program more formulaic and objective in nature.

Change #1 - Annual Incentive Program Re-Design

The Compensation Committee’s prior practice was to determine annual incentive payouts on an entirely discretionary basis. Beginning with the 2020 fiscal year, the Compensation Committee transitioned to a formulaic approach, whereby each NEO has a pre-established target bonus opportunity which will be earned based on pre-established financial and individual performance, weighted 75% and 25%, respectively. In developing the performance goals for the 2020 annual incentive awards, the Compensation Committee worked with F.W. Cook to develop a target goal that represented a meaningful level of growth relative to prior year performance with sufficient rigor to be challenging, but not impossible, to achieve. The key elements of the 2020 annual incentive program are as follows:

•	in March 2020, the Compensation Committee granted the 2020 annual incentive award to the NEOs with a target bonus opportunity ranging from 50% to 120% of each NEO’s 2020 base salary (the “2020 Award”);
•	payouts for the 2020 Award are dependent upon adjusted operating income (75% weighting) and individual performance (25% weighting);
•	with respect to both the Company’s adjusted operating income and the individual performance components, the payout may range from 0% to 200% of target, and no payout will be earned for performance below a threshold level;
•	achievement under either of these components are independent of each other (i.e., a payout can be made under one component even if no payout is made under the other);

•	consistent with past practice, the 2020 Award payout (if any) will be made in cash or shares of our Common Stock (or a combination thereof) at the Compensation Committee’s discretion, and will equal the weighted sum of the achievement for each performance metric; and
•	in the event of a NEO’s termination of employment during the fiscal year due to death, disability, termination by the Company without cause or for a NEO’s voluntary termination for “good reason,” he or she will receive a pro-rata portion of the award based on actual performance through the end of the performance period.

Change #2 - Long-Term Incentive Re-Design

The Compensation Committee historically made annual grants to our NEOs consisting of a mix of stock options and time-vested RSUs for its long-term incentive program. With the assistance of F.W. Cook, the Compensation Committee approved in March 2020 a new ongoing long-term incentive program structure for all NEOs consisting of stock options (25% weighting), time-vested RSUs (25% weighting) and performance share units (“PSUs”) (50% weighting). The stock options will vest ratably over three or five years, subject to continued service, and will have a 10-year term. The RSUs will also vest ratably over three or five years, subject to continued service. The PSUs will cliff vest after three years based on performance achievement versus the pre-established performance goal, subject to continued service during the period.

The mechanics of the new PSU awards are as follows:

•	each NEO receives a target allocation of PSUs at the beginning of the performance period equal to 50% of their annual long-term incentive award grant value;
•	a single three-year performance period with cliff vesting, subject to continued service;
•	the performance metric is three-year cumulative adjusted diluted earnings per share (“EPS”) growth; and
•	the number of PSUs earned ranges from 0% to 200% of target versus the pre-established performance goals; the determination of PSUs earned are similar to the mechanism of the annual incentive program with threshold, target and maximum performance levels earning 50%, 100% and 200% of target PSUs, respectively.

The long-term incentive program structure approved in March 2020, as described above, will be implemented in March 2021, the grant sizes for which will be determined based on the Company’s performance during 2020 and with a single three-year performance period with cliff vesting.

Solely with respect to 2020 and as a one-time transition, the Compensation Committee determined that the March 2020 long-term incentive grant would be split among stock options (30% weighting), time-vested RSUs (30% weighting) and PSUs (40% weighting). The following summarizes key elements of the 2020 grant of PSUs (the “2020 PSU Award”):

•	the number of PSUs that vest during the performance periods will be based on the Company’s adjusted diluted EPS (as discussed below);
•	the performance periods will track:
o	for 16.67% of the target shares, 2020 adjusted diluted EPS, with any earned PSUs vesting on December 31, 2020;
o	for 41.67% of the target shares, two-year cumulative adjusted diluted EPS from 2020 through 2021, with any earned PSUs vesting on December 31, 2021; and

o	for 41.67% of the target shares, three-year cumulative adjusted diluted EPS from 2020 through 2022, with any earned PSUs vesting on December 31, 2022;

•	the threshold, target and maximum performance goals for each of the three performance periods were approved in March 2020 by the Compensation Committee and similarly represented challenging but achievable levels of growth from 2019 actual performance;
•	vested PSUs will be settled in shares of our Common Stock no later than March 15th of the year following the year in which such PSUs vest; and
•	in the event of a NEO’s termination of employment with the Company prior to a vesting date, any unvested portion of the 2020 PSU Award will be forfeited (except in connection with a Change in Control, as described below).

Change #3 – Change in Control Equity Vesting

The Company historically granted stock option and time-vested RSU awards that provided for “single-trigger” equity vesting, whereby vesting was accelerated solely upon the occurrence of a change in control. The 2020 PSU Award, granted in March 2020, contains “double-trigger” vesting provisions, which provide for accelerated vesting upon the occurrence of a change in control and a qualifying termination of employment. Upon a change in control, the 2020 PSU Award will automatically convert into time-vested RSUs, with vesting occurring on the original vesting dates of the 2020 PSU Award; provided that, such time-vested RSUs will automatically accelerate upon a subsequent qualifying termination of employment. The number of time-vested RSUs that a portion of the 2020 PSU Award could convert to depends on the timing of a change in control. If a change in control occurs during calendar year 2020, the entire portion of the 2020 PSU Award will automatically convert into time-vested RSUs, with the number of shares of Common Stock underlying such RSUs based on the number of shares deliverable at target performance (as outlined in the applicable award agreement). If a change in control occurs during calendar years 2021 or 2022, only the remaining unvested portion of the 2020 PSU Award will automatically convert into time-vested RSUs, with the number of shares of Common Stock underlying such RSUs deliverable at actual performance for the most recently completed performance period that ended before the change in control (as outlined in the applicable award agreement). Further, the Compensation Committee agreed that equity awards granted to NEOs under the 2020 Omnibus Incentive Plan, if approved by stockholders, will be subject to “double-trigger” vesting.

2019 Compensation Program

Compensation Philosophy

Our executive compensation program is designed to reinforce ownership and overall entrepreneurialism and to link rewards to measurable corporate and qualitative individual performance. The program’s primary objectives are to motivate and retain executive talent and to reward executives fairly over time for performance relative to business plan goals and create sustainable stockholder value through continued profitable growth.

In executing on these objectives, the Compensation Committee has integrated cash and equity incentive compensation programs with our short- and long-term strategic plans in order to align the interests of our NEOs with the long-term interests of our stockholders. With respect to specific elements of compensation, base salary is a fixed amount to secure executive service, the annual bonus opportunity is designed to incentivize and reward achievement of short-term financial and operating performance and equity grants that vest over multi-year periods are designed to reward long-term financial and stock price performance as well as serve as a key retention vehicle for our executive talent. While the Compensation Committee intends for compensation levels to be competitive relative to similarly-situated executives at companies of comparable size and scope of operations, no specific market positioning or percentile is targeted as a matter of practice.

The Compensation Committee annually evaluates risks and rewards associated with the Company’s overall compensation philosophy and structure, and does not believe the program promotes excessive risk-taking.

Setting Executive Compensation for 2019

The compensation programs for our NEOs are generally administered by or under the direction of the Compensation Committee (in the case of Rodney Sacks, the Chairman and Chief Executive Officer, and Hilton Schlosberg, the Vice Chairman and President) and, in the case of the other NEOs, by our Compensation Committee, based on the recommendation of the Executive Committee. The compensation program is benchmarked annually by the Compensation Committee’s independent consultants to ensure that remuneration levels and benefits are competitive and reasonable and continue to achieve the goals set forth in our compensation philosophy. In reviewing the compensation for Mr. Sacks and Mr. Schlosberg, the Compensation Committee recognizes that Mr. Sacks and Mr. Schlosberg serve as our co-leaders. Given the long-term complementary nature of their leadership and their contributions to our success, the Compensation Committee has determined it is appropriate to continue to compensate them equally.

For 2019 compensation decisions, the Compensation Committee again retained F.W. Cook to provide competitive market data and make recommendations to the Compensation Committee with respect to compensation for Mr. Sacks and Mr. Schlosberg and to the Executive Committee with respect to compensation for our other NEOs and senior management. F.W. Cook reports directly to the Compensation Committee and did not perform any other services for the Company in 2019. Following an independence assessment of F.W. Cook during 2019, the Compensation Committee determined that the services provided by F.W. Cook did not raise any conflicts of interest.

The Compensation Committee considers relevant market pay practices and individual and Company performance when setting executive compensation. We do not set compensation at a targeted percentile level relative to the market, but we seek to provide salary, incentive compensation opportunities and employee benefits that are generally competitive within the consumer products industry, the food and beverage industry and within the labor markets in which we participate. Within this framework, we generally seek to keep salary and cash bonuses below the median for Mr. Sacks and Mr. Schlosberg, with equity awards providing enhanced compensation opportunities. We gather market compensation data to provide context, but we also consider Company and individual performance, as well as our recruiting and internal retention experience when making executive compensation decisions.

The Compensation Committee consulted with F.W. Cook in late 2018 to conduct a 2019 competitive market analysis (the “Early 2019 Market Analysis”) using a comparison group of similarly-sized, high-performing U.S. food and beverage and consumer products companies (the “Early 2019 Peers”). As market compensation levels are correlated to revenues for cash compensation and market capitalization for equity compensation, the Compensation Committee selects its peer companies using objective size criteria for each metric. Relative to the Early 2019 Peers, revenue was below the median, operating income approximated the median, and market capitalization approximated the 75th percentile. The Early 2019 Peers were the same as the peers referenced in 2019, with the exception of the change of Michael Kors Holdings Limited’s name to Capri Holdings Limited (following its acquisition of Gianni Versace S.p.A.). The resulting Early 2019 Peers composed of 18 companies are shown below:

•	Brown-Forman Corporation	•	Ralph Lauren Corporation
•	Campbell Soup Company	•	Starbucks Corporation
•	Capri Holdings Limited	•	The Estée Lauder Companies Inc.

•	Chipotle Mexican Grill, Inc.	•	The Hain Celestial Group, Inc.
•	Constellation Brands, Inc.	•	The Hershey Company
•	Keurig Dr Pepper Inc.	•	The J. M. Smucker Company
•	L Brands, Inc.	•	Under Armour, Inc.
•	Molson Coors Brewing Company	•	V.F. Corporation
•	PVH Corp.	•	Yum! Brands, Inc.

The Early 2019 Market Analysis was considered in determining the NEOs’ 2019 base salaries and equity award grant values.

In December 2019, subsequent to F.W. Cook’s review of the Early 2019 Peers, no changes to the peer group were deemed necessary, resulting in the 18-company Late 2019 Peer Group (the “Late 2019 Peers”). As such, compensation and performance data of the Late 2019 Peers were considered in determining annual cash compensation and bonuses for the 2019 performance year.

Taking into consideration the Early 2019 Market Analysis, the Compensation Committee set Mr. Sacks’ and Mr. Schlosberg’s 2019 cash compensation below the median of the Early 2019 Peers, and granted them above-median equity compensation in order to align their interests over the long-term with those of our stockholders. The Early 2019 Market Analysis noted that the performance of the Company (through the third quarter of 2018) was above the peer median in three-year revenue (89th percentile) and EPS growth (66th percentile), and return on invested capital (71st percentile) as well as on five-year TSR (91st percentile). This level of operating and TSR performance, which was considered significant by the Compensation Committee, was factored into the compensation decisions. This long-term high operating performance and high market capitalization guided the Compensation Committee’s determination of the total compensation of Mr. Sacks and Mr. Schlosberg being in line with the Early 2019 Peers 75th percentile. The peer group data are only one reference point used by us when making compensation decisions. However, we generally believe that reviewing and analyzing such pay and performance information is an important component of our executive compensation decision-making process.

The 2019 stock option and RSU awards granted to Mr. Sacks and Mr. Schlosberg were made under our annual grant philosophy as well as to reward for the Company’s continued strong performance in 2018 and further align their interests with our stockholders. The grant date fair market value of their 2019 equity awards remained unchanged from 2018. Recent equity awards granted to Mr. Sacks and Mr. Schlosberg vest over a three-year period with the exception of certain stock awards granted in March 2019 and 2020, which were granted in lieu of a portion of the cash bonus awarded for 2018 and 2019 performance, and as a result, were fully vested at grant to equate to a cash award.

For 2019, the compensation decisions for Mr. Carling, Mr. Kelly and Ms. Tirre were discretionary and not based on specific performance targets, however, the Company considered F.W. Cook’s competitive market analysis for guidance in determining the total compensation for Mr. Carling, Mr. Kelly and Ms. Tirre. The compensation levels for Mr. Carling, Mr. Kelly and Ms. Tirre were generally set relative to the market data with above-median long-term equity compensation value through stock options and RSUs, in order to emphasize the Company’s commitment to continued stockholder growth and to recognize that options and RSUs have been an effective incentive for motivating performance, and annual cash compensation value that is comparable to the compensation received by similarly situated individuals employed by the Early 2019 Peers. Recent equity awards granted to Mr. Carling, Mr. Kelly and Ms. Tirre vest over a three- or five-year period.

We view all components of compensation as related but distinct. We determine the appropriate level for each compensation component, based in part, but not exclusively, on competitive benchmarks gathered through our recruitment and retention experience, information relating to market data, such as the Early 2019 Market Analysis discussed above, and our review of internal comparatives as well as other considerations we deem relevant, such as rewarding for individual, as well as for corporate performance. We believe that equity awards effectively reward for long-term performance and are an important compensation-related motivator to attract and retain executives through the various vesting periods and, for awards to be granted in the 2020 fiscal year and later years, performance thresholds. In addition, we believe equity awards allow executives to share in the value that they may create. Except as described herein, neither our Compensation Committee nor our Executive Committee have adopted any formal or informal policies or guidelines for allocating compensation between short-term and long-term and current compensation between cash and non-cash compensation. However, our Compensation Committee and Executive Committee’s respective philosophy is that a greater percentage of our NEOs’ compensation should be rewarded in long-term equity rather than short-term cash, and we believe that this philosophy has benefited our long-term performance by attracting, retaining and motivating a long-tenured NEO group that has built significant long-term value for our stockholders. Compensation packages for each of our NEOs are tailored to each individual NEO’s circumstances by the Compensation Committee and/or the Executive Committee, as appropriate. Those decisions are largely based on subjective evaluations of Company and individual performance, with consideration given to compensation of comparable officers at companies who are in our peer group. As noted above in the “Executive Compensation Program Changes for 2020 and Beyond” section, the Compensation Committee is working with F.W. Cook to develop pre-determined, objective factors for the 2020 fiscal year and later years. Each element of compensation is determined differently for each individual NEO, based on a variety of facts and circumstances applicable at the time and specific to that NEO.

Our Compensation Committee and Executive Committee perform an annual strategic review of long-term incentive compensation paid to our NEOs to determine whether the Company has provided adequate incentives and motivation to such NEOs, and whether the Company adequately compensates our NEOs relative to comparable officers in other companies with which we compete for executives. For decisions regarding the grant of equity compensation relating to NEOs, other than our Chairman and Chief Executive Officer and our Vice Chairman and President, the Compensation Committee specifically considers recommendations from the Executive Committee.

2019 Compensation Program Components

Our NEO compensation program for 2019 has three primary components: base salary, annual bonus and equity awards granted pursuant to our 2011 Omnibus Incentive Plan.

Each of the primary components of NEO compensation for 2019 is discussed below.

2019 Base Salary

Base salaries for our NEOs are established based on the scope of their individual responsibilities, taking into account competitive market remuneration paid by other companies for individuals in similar positions. We set NEO base salaries at levels which we believe enable us to retain individuals in a competitive environment (but without any fixed formula) and reward performance based upon contributions to our overall business goals. We may also utilize input on compensation from compensation consultants, executive search firms and market data when making crucial hiring decisions.

For 2019, the Compensation Committee determined the base salaries for Mr. Sacks and Mr. Schlosberg and the Executive Committee determined the base salaries for the other NEOs.

Following the Compensation Committee’s discussions with F.W. Cook, for 2019, base salaries for all NEOs were increased in connection with market adjustments based on the Early 2019 Market Analysis. The annual base salary for each of Mr. Sacks and Mr. Schlosberg were increased from $800,000 to $850,000 to maintain their market positioning for this compensation element at the 25th percentile of our Early 2019 Peers. For 2019, Mr. Carling’s annual base salary was increased from $507,469 to $549,652 (Mr. Carling’s compensation, including bonus, as presented herein was paid in Pound Sterling (“GBP”) and converted to United States Dollars (“USD”) using the average exchange rate of GBP to USD on a monthly basis for the year ended December 31, 2019), Mr. Kelly’s annual base salary was increased from $400,000 to $450,000 and Ms. Tirre’s annual base salary was increased from $554,615 to $630,000.

2019 Annual Bonus Opportunity

We provided incentive compensation to our NEOs partly in the form of a discretionary annual bonus based on a qualitative review of individual and company-wide financial and operational performance, consistent with our emphasis on pay-for-performance incentive compensation programs. The Compensation Committee determines the annual bonuses for Mr. Sacks and Mr. Schlosberg and the annual bonuses for the other NEOs are also determined by the Compensation Committee based on the recommendation of the Executive Committee (comprised of the Chairman and Chief Executive Officer and the Vice Chairman and President).

Consistent with prior years, the 2019 bonuses were provided on a discretionary basis, without any pre-established formula. We generally utilize annual bonuses to reward performance for the time horizon of one year.

The actual amount of the annual bonuses are approved by the Compensation Committee and paid in the first quarter following a qualitative review of each NEO’s individual performance and contribution to our strategic goals during the prior year. The total 2019 bonus awards for each of Mr. Sacks and Mr. Schlosberg were $1,016,000, $279,154 for Mr. Carling, $225,000 for Mr. Kelly, and $320,000 for Ms. Tirre. In early 2020, Mr. Sacks and Mr. Schlosberg were each awarded 8,140 fully vested shares of stock valued at $508,000; this stock grant represented one-half of their total bonus payout as part of their 2019 performance. The purpose of paying a portion of their 2019 bonus in equity was to increase the alignment of their interests with stockholders. The remaining portion of their 2019 bonus awards, and the full 2019 bonus awards for the other NEOs, were paid in cash.

The 2019 annual incentive program was consistent with prior years and was approved by the Compensation Committee in early 2019 and before the 2019 annual meeting. Please refer to the “Executive Compensation Program Changes for 2020 and Beyond” section for a discussion of changes to the annual incentive program for 2020.

2019 Long-Term Incentive Program

We believe that long-term performance is achieved through an ownership culture that encourages superior performance by our NEOs through the use of equity awards and, as a result, the compensation program emphasizes equity awards over cash compensation.

The Compensation Committee reviews and approves equity awards to our NEOs based upon compensation data principally gathered through a market analysis conducted by our independent compensation consultants, our recruiting and retention experience and our qualitative assessment of individual performance, as well as a review of each NEO’s current long-term incentives and retention considerations.

On March 14, 2019, each of Mr. Sacks and Mr. Schlosberg were granted 291,600 stock options under the 2011 Omnibus Incentive Plan that vest in three equal annual installments on each of March 14, 2020, 2021 and 2022, subject to their continued employment through each vesting date. Additionally, on the same day, each of Mr. Sacks and Mr. Schlosberg were granted 100,600 RSUs that vest in three equal annual installments on each of March 14, 2020, 2021 and 2022, subject to their continued employment through each vesting date. These grants represented an aggregate annual grant value of approximately $12.0 million, which was unchanged from the value of the 2018 annual grant value.

On March 14, 2019, Mr. Carling and Ms. Tirre were each granted 25,000 stock options under the 2011 Omnibus Incentive Plan that vest in five annual installments starting on March 14, 2020, and Mr. Kelly was granted 15,000 stock options under the 2011 Omnibus Incentive Plan that vest in three annual installments starting on March 14, 2020. On March 14, 2019, Mr. Carling and Ms. Tirre were each granted 8,500 RSUs that vest in five annual installments starting on March 14, 2020, and Mr. Kelly was granted 5,200 RSUs that vest in three annual installments starting on March 14, 2020, subject to their continued employment through each vesting date.

The 2019 annual long-term incentive program structure was consistent with prior years and was approved by the Compensation Committee in early 2019 and before the 2019 annual meeting. Please refer to the “Executive Compensation Program Changes for 2020 and Beyond” section above for a discussion of changes to the long-term incentive program approved for 2020 and future years.

Deferred Compensation

The Monster Beverage Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”) (amended effective January 1, 2017) is a sub plan to our 2011 Omnibus Incentive Plan. Under the Deferred Compensation Plan, eligible employees may elect to defer cash and/or equity-based compensation and to receive the deferred amounts, together with an investment return (positive or negative), in the future.  We believe that maintaining the Deferred Compensation Plan provides value to our NEOs who may otherwise not be able to fully participate in our qualified retirement plans due to certain limitations under the Internal Revenue Code (the “Code”). Deferrals under the Deferred Compensation Plan are unfunded and unsecured.  Mr. Schlosberg is the only NEO who currently participates in the Deferred Compensation Plan. See “2019 Non-Qualified Deferred Compensation Table” for further information.

Employment Agreements

Certain NEOs who are parties to employment agreements will continue to be subject to such agreements in their current form based on the terms of such agreements, or upon renewal should the Compensation Committee determine in its discretion that revisions to such employment agreements are recommended. We believe that having employment agreements with Mr. Sacks and Mr. Schlosberg is beneficial to us because it provides retentive value and subjects each of them to restrictive covenants. For a summary description of the terms of these agreements, see “Narrative to 2019 Summary Compensation Table and 2019 Grants of Plan-Based Awards Table – Employment Agreements and Arrangements” below.

Perquisites

In addition, we intend to continue to maintain our current perquisites for our NEOs. The perquisites include payment of the cost and expense for personal use of a Company automobile or an automobile allowance and the Company’s payment of benefit premiums under certain employee benefit plans. For Mr. Sacks and Mr. Schlosberg, the perquisites include the use of an office desk for a personal accountant on an occasional basis, at no cost to the Company. In addition, pursuant to their employment agreements, Mr. Sacks and Mr. Schlosberg are entitled to receive initial and annual fees and all other reasonable expenses relating to membership in up to two business or social clubs selected by the executive. Ms. Tirre is entitled to receive 50% of the annual fees relating to the membership in one business or social club selected by the executive. However, the Compensation Committee in its discretion may revise, amend or add to the employee benefits and perquisites of a NEO if it deems it advisable. We believe these employee benefits and perquisites are currently in line with those provided by comparable companies within the consumer products industry, the food and beverage industry and within the labor markets in which we participate, for similarly situated executives, based principally on information gathered through our recruiting and retention experience. Executives bear all taxes associated with these employee benefits and perquisites and these arrangements do not provide for tax gross ups.

Stock Ownership Guidelines for Chief Executive Officer, President and Chief Financial Officer

The Board maintains stock ownership guidelines (the “Executive Officer Stock Ownership Guidelines”) to further align the interests of the Company’s CEO, President and Chief Financial Officer (“CFO”) with the interests of stockholders and to further promote the Company’s commitment to sound corporate governance. The guidelines require the Company’s CEO, President and Chief Financial Officer to hold an amount of stock at least equal to six (6) times annual base salary, which is then converted to a fixed number of shares. Shares that satisfy the stock ownership guidelines include:  Company stock owned directly or indirectly with, or separately by, his or her immediate family members residing in the same household; shares held in trust for the benefit of the executive or his or her immediate family members; all unvested restricted stock with time-based vesting; shares issuable upon the settlement of RSUs; and shares held in the Deferred Compensation Plan. Unexercised stock options, or the non-vested portion of any performance-based restricted stock, do not count towards satisfying the guidelines. Any newly appointed CEO, President and CFO will have five (5) years from the date of his or her appointment to comply with the guidelines. The Compensation Committee will monitor compliance with the stock ownership guidelines and has the authority to establish, review and approve the guidelines as it deems appropriate. During 2019, both executives were in compliance with the stock ownership guidelines by holding the required number of shares.

Clawback Policy

Pursuant to the 2011 Omnibus Incentive Plan, the Compensation Committee may specify in an award agreement that a participant’s rights, payments, and benefits with respect to an award granted under the 2011 Omnibus Incentive Plan will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events. If the Company is required to file an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if a participant knowingly or recklessly engaged in the misconduct, or knowingly or recklessly failed to prevent or report the misconduct, or if a participant is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, such participant will reimburse the Company the amount of any payment in settlement of an award earned or accrued under the 2011 Omnibus Incentive Plan for such period as determined by the Compensation Committee following the first public issuance or filing with the SEC (whichever just occurred) of the financial document reflecting such material noncompliance.

Equity Grant Procedures

The Board maintains equity grant procedures, which sets forth, among other things, the authorities of the Compensation Committee and Executive Committee to make grants under the 2011 Omnibus Incentive Plan under certain circumstances and the timing of our grants of equity awards. Under the equity grant procedures, other than awards granted to new hires, awards may only be granted during an applicable window period.

Employee Benefit Plans

Our employees, including our NEOs who generally participate on the same basis as our broader employee population, are entitled to various employee benefits, which generally include health care plans, flexible spending accounts, life and disability insurance, 401(k) Plan and paid time off.

401(k) Plan

Our employees, including our NEOs, may participate in our 401(k) Plan, a defined contribution plan that qualifies under Section 401(k) of the Code. Participating employees may contribute up to statutory limits. We make discretionary matching contributions, and currently match 50% of our employee contributions, up to 6% of each employee’s earnings (8% starting January 1, 2020) on a per pay period basis, which vest at a rate of 50% upon completion of two years of service, 75% upon completion of three years of service and 100% upon completion of four years of service.

Separation and Change in Control Arrangements

Certain of our NEOs, per the terms of their respective employment agreements and/or equity award agreements, are eligible for certain benefits and/or payments if there is a change in control and/or a termination of their employment, as described under “Potential Payments Upon Termination or Change in Control” beginning on page 37.

We believe these arrangements are an important part of overall compensation and will help to secure the continued employment and dedication of our NEOs prior to or following a change in control, notwithstanding any concern that they may have at such time regarding their own future and continued employment. In addition, we believe that these arrangements are an important recruitment and retention incentive. These arrangements do not provide for tax gross ups.

Tax Implications

We considered the taxation and accounting consequences of our executive officer compensation programs as part of our internal evaluation of such programs and awards made under them. However, those consequences were are not a deciding factor in our decisions in establishing or administering our executive officer compensation programs for fiscal year 2019.  We retain the discretion to structure compensation in ways that may result in less than full deductibility, that may not maximize tax savings and that may not minimize the accounting cost to the Company. Pursuant to the Tax Cuts and Jobs Act, the exemption from deduction limit under Section 162(m) of the Code for performance-based compensation has been repealed, effective for tax years beginning after December 31, 2017, such that compensation paid to covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Compensation paid in or awarded for 2019 and 2020 described above will not be eligible for such transition relief.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis referred to above be included in this proxy statement.

Compensation Committee
Mark S. Vidergauz, Chairman
Benjamin M. Polk
Sydney Selati

2019 Summary Compensation Table

The following table summarizes the total compensation of our NEOs during the fiscal years ended December 31, 2019, 2018 and 2017. During the fiscal year ended December 31, 2019, our NEOs were Rodney C. Sacks, Hilton H. Schlosberg, Guy P. Carling, Thomas J. Kelly and Emelie C. Tirre. Mr. Carling’s compensation as presented in the following and subsequent tables was paid in GBP and converted to USD using the average exchange rate of GBP to USD on a monthly basis for the year ended December 31, 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)(4)
Rodney C. Sacks Chairman, CEO and Director	2019	850,000	508,000	6,486,726	6,012,646	125,062	13,982,434
	2018	800,000	484,000	6,464,411	6,063,050	103,470	13,914,931
	2017	750,000	462,000	5,645,403	5,550,232	97,445	12,505,080
Hilton H. Schlosberg Vice Chairman, CFO, COO, President, Secretary and Director	2019	850,000	508,000	6,486,726	6,012,646	81,927	13,939,299
	2018	800,000	484,000	6,464,411	6,063,050	73,746	13,885,207
	2017	750,000	462,000	5,645,403	5,550,232	44,652	12,452,287
Guy P. Carling President, EMEA	2019 2018	549,652 507,469	279,154 227,406	507,195 618,000	504,393 1,641,518	45,557 44,778	1,885,951 3,039,171
Thomas J. Kelly Executive Vice President, Finance, MEC	2019 2018 2017	450,000 400,000 350,000	225,000 200,000 180,000	310,284 - -	302,636 1,239,216 -	38,781 36,408 33,667	1,326,701 1,875,624 563,667
Emelie C. Tirre President, Americas	2019 2018	630,000 554,615	320,000 275,000	507,195 618,000	504,393 1,641,518	35,345 33,645	1,996,933 3,122,778

(1)	The amounts in this column represent the aggregate grant date fair value of awards of shares of our Common Stock (in the case of Messrs. Sacks and Schlosberg) and restricted stock units (in the case of all NEOs) granted under the 2011 Omnibus Incentive Plan, computed in accordance with Accounting Standards Codification (“ASC”) Topic 718, modified to exclude the effect of estimated forfeitures related to service-based vesting conditions. The assumptions used in the valuation of equity awards are disclosed in Note 15 to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. The amounts do not reflect the value actually realized or that ultimately may be realized by the NEOs.

(2)	The amounts represent the aggregate grant date fair value for option awards computed in accordance with ASC Topic 718, modified to exclude the effect of estimated forfeitures related to service-based vesting conditions, and are based on the estimated fair value of the options on the date of grant using the Black-Scholes-Merton option pricing formula assumptions disclosed in Note 15 to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. The amounts do not reflect the value actually realized or that ultimately may be realized by the NEOs.

(3)	The amounts reported in this column for 2019 include the items set forth in the table below, as applicable to each NEO:

Name	Company Automobile ($)	Automobile Allowance ($)	401(k) Matching Contribution ($)	Benefit Premiums ($)(a)	Other Perquisites ($)(b)	Total ($)
Rodney C. Sacks	66,687	-	8,400	47,010	2,965	125,062
Hilton H. Schlosberg	41,839	-	8,400	31,688	-	81,927
Guy P. Carling	-	15,339	27,483	2,735	-	45,557
Thomas J. Kelly	-	9,260	8,400	21,121	-	38,781
Emelie C. Tirre	-	10,462	8,400	8,803	7,680	35,345

(a)	For Mr. Sacks, the amount in this column represents premiums paid by the Company for coverage for himself, his spouse, and certain dependents, as the case may be, under all medical, dental, disability, group life, accidental death and travel accident insurance plans and programs. For Mr. Schlosberg, the amounts in this column represent premiums paid by the Company for coverage for himself and the members of his immediate family (to the extent permitted by the applicable plan), as the case may be, under all medical, dental, disability, group life, accidental death and travel accident insurance plans and programs. For Mr. Carling, the amounts in this column represent premiums paid by the Company for coverage for himself and the members of his immediate family (to the extent permitted by the applicable plan), as the case may be, under all medical, dental, critical illness, group life, accidental death and travel accident insurance plans and programs. For Mr. Kelly, the amounts in this column represent premiums paid by the Company for coverage for himself and his spouse, as the case may be, under all medical, dental, disability, group life, accidental death and travel accident insurance plans and programs. For Ms. Tirre, the amounts in this column represent premiums paid by the Company for coverage for herself, as the case may be, under all medical, dental, disability, group life, accidental death and travel accident insurance plans and programs.

(b)	For Mr. Sacks, the amount in this column represents the entitlement to receive initial and annual fees and all other reasonable expenses relating to membership in up to two business or social clubs selected by Mr. Sacks. For Ms. Tirre, the amount in this column represents the entitlement to receive 50% of the annual fees relating to the membership in one business or social club selected by Ms. Tirre.

(4)	For Mr. Carling, the amounts reported in this column were paid in GBP and converted to USD using the average exchange rate of GBP to USD on a monthly basis for the year ended December 31, 2019.

2019 Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards granted to our NEOs during the fiscal year ended December 31, 2019.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Shares Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Rodney C. Sacks
RSUs (1)	3/14/2019	100,600	-	-	6,002,802
Common Stock (2)	3/14/2019	8,110	-	-	483,924
Options	3/14/2019	-	291,600	59.67	6,012,646

Hilton H. Schlosberg RSUs (1)	3/14/2019	100,600	-	-	6,002,802
Common Stock (2)	3/14/2019	8,110	-	-	483,924
Options	3/14/2019	-	291,600	59.67	6,012,646
Guy P. Carling RSUs (1)	3/14/2019	8,500	-	-	507,195
Options	3/14/2019	-	25,000	59.67	504,393
Thomas J. Kelly RSUs (1)	3/14/2019	5,200	-	-	310,284
Options	3/14/2019	-	15,000	59.67	302,636
Emelie C. Tirre RSUs (1)	3/14/2019	8,500	-	-	507,195
Options	3/14/2019	-	25,000	59.67	504,393

(1)	The amounts represent shares of RSUs granted under our 2011 Omnibus Incentive Plan.

(2)	The amounts represent shares of our Common Stock granted under our 2011 Omnibus Incentive Plan that were immediately vested at grant.

(3)	The amounts represent options granted under our 2011 Omnibus Incentive Plan.

Narrative to 2019 Summary Compensation Table and 2019 Grants of Plan-Based Awards Table

Employment Agreements and Arrangements. The principal terms of the employment agreements and arrangements with our NEOs are set forth below.

Rodney C. Sacks – On March 18, 2014, we entered into an employment agreement with Mr. Sacks (the “Sacks Employment Agreement”), pursuant to which Mr. Sacks renders services as our Chairman and Chief Executive Officer. Under the Sacks Employment Agreement, Mr. Sacks’ annual base salary will be reviewed annually and increased at the discretion of our Board. Mr. Sacks is eligible to receive an annual bonus in an amount determined at the discretion of our Board as well as certain fringe benefits. The initial employment period of this agreement commenced on January 1, 2014 and continued through December 31, 2018. Beginning December 31, 2018, the agreement automatically renews for successive one-year renewal periods, unless notice of intent to not renew is given by either us or Mr. Sacks by June 30 of any renewal year. Under the Sacks Employment Agreement, Mr. Sacks is subject to a confidentiality covenant and a six-month post-termination non-competition covenant. The Sacks Employment Agreement is subject to termination (i) upon the death or disability of Mr. Sacks, (ii) voluntarily by Mr. Sacks on 90 days’ written notice, (iii) for Cause (as defined therein) by us, or (iv) upon Constructive Termination (as defined therein) by Mr. Sacks. The severance provisions in the Sacks Employment Agreement are discussed in the “Potential Payments Upon Termination or Change in Control” section below. During 2019, we entered into certain equity compensation agreements with Mr. Sacks as disclosed in the “2019 Grants of Plan-Based Awards” table above.

Hilton H. Schlosberg – On March 18, 2014, we entered into an employment agreement with Mr. Schlosberg (the “Schlosberg Employment Agreement”), pursuant to which Mr. Schlosberg renders services as our Vice Chairman, President, Chief Operating Officer and Chief Financial Officer. Under the Schlosberg Employment Agreement, Mr. Schlosberg’s annual base salary will be reviewed annually and increased at the discretion of our Board. Mr. Schlosberg is eligible to receive an annual bonus in an amount determined at the discretion of our Board as well as certain fringe benefits. The initial employment period of this agreement commenced on January 1, 2014 and continued through December 31, 2018. Beginning December 31, 2018, the agreement automatically renews for successive one-year renewal periods, unless notice of intent to not renew is given by either us or Mr. Schlosberg by June 30 of any renewal year. Under the Schlosberg Employment Agreement, Mr. Schlosberg is subject to a confidentiality covenant and a six-month post-termination non-competition covenant. The Schlosberg Employment Agreement is subject to termination (i) upon the death or disability of Mr. Schlosberg, (ii) voluntarily by Mr. Schlosberg on 90 days’ written notice, (iii) for Cause (as defined therein) by us, or (iv) upon Constructive Termination (as defined therein) by Mr. Schlosberg. The severance provisions in the Schlosberg Employment Agreement are discussed in the “Potential Payments Upon Termination or Change in Control” section below. During 2019, we entered into certain equity compensation agreements with Mr. Schlosberg as disclosed in the “2019 Grants of Plan-Based Awards” table above.

Guy P. Carling, Thomas J. Kelly and Emelie C. Tirre – Mr. Carling, Mr. Kelly and Ms. Tirre’s employment, respectively, is “at will” and thus may be terminated at any time for any or no reason. Mr. Carling, Mr. Kelly and Ms. Tirre are each eligible to receive an annual bonus in an amount determined at the discretion of our Executive Committee as well as certain fringe benefits.

2011 Omnibus Incentive Plan. The principal terms of the awards granted to our NEOs under the 2011 Omnibus Incentive Plan are set forth below.

Options. Options granted in 2019 to our NEOs under the 2011 Omnibus Incentive Plan have a ten-year term. For Mr. Sacks, Mr. Schlosberg and Mr. Kelly, the options are scheduled to vest in three, equal one-third annual installments on the first three anniversaries of the grant date, subject to continued employment. For Mr. Carling and Ms. Tirre, the options are scheduled to vest in five annual installments with 10% vesting on the first anniversary of the grant date, 15% vesting on the second anniversary of the grant date, 20% vesting on the third anniversary of the grant date, 25% vesting on the fourth anniversary of the grant date and 30% vesting on the fifth anniversary of the grant date, subject to continuous employment. The effect of termination and change in control on vesting of options for our NEOs is discussed in the “Potential Payments Upon Termination or Change in Control” section below.

RSUs. For Mr. Sacks, Mr. Schlosberg and Mr. Kelly, the RSUs are scheduled to vest in three, equal one-third annual installments on the first three anniversaries of the grant date, subject to continued employment. For Mr. Carling and Ms. Tirre, the RSUs are scheduled to vest in five annual installments with 10% vesting on the first anniversary of the grant date, 15% vesting on the second anniversary of the grant date, 20% vesting on the third anniversary of the grant date, 25% vesting on the fourth anniversary of the grant date and 30% vesting on the fifth anniversary of the grant date, subject to continuous employment. The effect of termination and change in control on vesting of RSUs for our NEOs is discussed in the “Potential Payments Upon Termination or Change in Control” section below.

2019 Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the outstanding equity awards held by our NEOs at December 31, 2019.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Unearned Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Rodney C. Sacks (1)	06/03/2013	630,000	-	17.99	06/03/2023	-	-
	03/14/2014	630,000	-	23.35	03/14/2024	-	-
	03/13/2015	237,600	-	45.16	03/13/2025	-	-
	03/14/2016	315,000	-	43.99	03/14/2026	-	-
	03/14/2017	-	-	-		38,700	2,459,385
	03/14/2017	203,667	101,833	46.27	03/14/2027	-	-
	03/14/2018	-	-	-		68,134	4,329,916
	03/14/2018	88,000	176,000	58.73	03/14/2028	-	-
	03/14/2019	-	-	-		100,600	6,393,130
	03/14/2019	-	291,600	59.67	03/14/2029	-	-
Hilton H. Schlosberg (1)	06/03/2013	630,000	-	17.99	06/03/2023	-	-
	03/14/2014	630,000	-	23.35	03/14/2024	-	-
	03/13/2015	237,600	-	45.16	03/13/2025	-	-
	03/14/2016	315,000	-	43.99	03/14/2026	-	-
	03/14/2017	-	-	-		38,700	2,459,385
	03/14/2017	203,667	101,833	46.27	03/14/2027	-	-
	03/14/2018	-	-	-		68,134	4,329,916
	03/14/2018	88,000	176,000	58.73	03/14/2028	-	-
	03/14/2019	-	-	-		100,600	6,393,130
	03/14/2019	-	291,600	59.67	03/14/2029	-	-
Guy P. Carling	12/01/2014 (2)	4,500	-	37.10	12/01/2024	-	-
	03/13/2015 (2)	-	6,750	45.16	03/13/2025	-	-
	03/14/2016 (2)	-	33,000	43.99	03/14/2026	-	-
	12/01/2016 (2)	27,000	33,000	43.64	12/01/2026	-	-
	03/14/2018 (2)	5,000	45,000	58.73	03/14/2028	-	-
	06/01/2018 (3)	-	-	-		12,000	762,600
	06/01/2018 (4)	-	25,000	51.50	06/01/2028	-	-
	03/14/2019 (5)	-	-	-		8,500	540,175
	03/14/2019 (2)	-	25,000	59.67	03/14/2029	-	-
Thomas J. Kelly	12/01/2014 (2)	13,500	-	37.10	12/01/2024	-	-
	03/13/2015 (6)	28,800	7,200	45.16	03/13/2025	-	-
	03/14/2016 (2)	16,875	20,625	43.99	03/14/2026	-	-
	12/01/2016 (2)	18,000	22,000	43.64	12/01/2026	-	-
	03/14/2018 (2)	5,000	45,000	58.73	03/14/2028	-	-
	06/01/2018 (4)	-	5,000	51.50	06/01/2028	-	-
	03/14/2019 (7)	-	-	-		5,200	330,460
	03/14/2019 (8)	-	15,000	59.67	03/14/2029	-	-
Emelie C. Tirre	03/14/2014 (2)	39,465	-	23.35	03/14/2024	-	-
	12/01/2014 (2)	45,000	-	37.10	12/01/2024	-	-
	03/13/2015 (2)	31,500	13,500	45.16	03/13/2025	-	-
	03/14/2016 (2)	27,000	33,000	43.99	03/14/2026	-	-
	12/01/2016 (2)	45,000	55,000	43.64	12/01/2026	-	-
	03/14/2017 (2)	10,000	30,000	46.27	03/14/2027	-	-
	03/14/2018 (2)	5,000	45,000	58.73	03/14/2028	-	-
	06/01/2018 (3)	-	-	-		12,000	762,600
	06/01/2018 (4)	-	25,000	51.50	06/01/2028	-	-
	03/14/2019 (5)	-	-	-		8,500	540,175
	03/14/2019 (2)	-	25,000	59.67	03/14/2029	-	-

(1)	Awards of stock options and RSUs included in each applicable row have vested, or, to the extent not yet vested, are subject to vest, in three, equal one-third annual installments on the first three anniversaries of the grant date, subject to continuous employment.

(2)	Award of stock options in this row has vested, or, to the extent not yet vested, is subject to vest in five, annual installments with 10% vesting on the first anniversary of the grant date, 15% vesting on the second anniversary of the grant date, 20% vesting on the third anniversary of the grant date, 25% vesting on the fourth anniversary of the grant date and 30% vesting on the fifth anniversary of the grant date, subject to continuous employment.

(3)	Award of RSUs in this row is subject to vest in four, equal one-fourth annual installments on the second, third, fourth and fifth anniversaries of the grant date, subject to continuous employment.

(4)	Award of stock options in this row is subject to vest in three, equal one-third annual installments on the third, fourth and fifth anniversaries of the grant date, subject to continuous employment.

(5)	Award of RSUs in this row is subject to vest in five, annual installments with 10% vesting on the first anniversary of the grant date, 15% vesting on the second anniversary of the grant date, 20% vesting on the third anniversary of the grant date, 25% vesting on the fourth anniversary of the grant date and 30% vesting on the fifth anniversary of the grant date, subject to continuous employment.

(6)	Award of stock options in this row is subject to vest in five equal one-fifth annual installments on the first five anniversaries of the grant date, subject to continuous employment.

(7)	Award of RSUs in this row is subject to vest in three equal one-third annual installments on the first three anniversaries of the grant date, subject to continuous employment.

(8)	Award of stock options in this row is subject to vest in three equal one-third annual installments on the first three anniversaries of the grant date, subject to continuous employment.

2019 Options Exercised and Stock Vested Table

The following table summarizes exercise of stock options and stock vested by our NEOs during the Company’s fiscal year ended December 31, 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Rodney C. Sacks	300,000	17,589,000	111,766	6,669,077
Hilton H. Schlosberg	300,000	17,589,000	111,766	6,669,077
Guy P. Carling	145,500	9,359,085	-	-
Thomas J. Kelly	80,589	4,917,092	-	-
Emelie C. Tirre	64,305	3,977,656	-	-

(1)	The value realized upon the exercise of the stock options reflects the number of options multiplied by the difference between the closing stock price of our Common Stock on the date of the exercise and the exercise price of the options.

(2)	The value realized upon vesting of the RSU awards represents the number of shares multiplied by the closing stock price of our Common Stock on the date the awards vested.

Pension Benefits

We do not maintain or make contributions to a defined benefit plan for any of our NEOs.

2019 Non-Qualified Deferred Compensation Table

The following table summarizes the contributions, earnings (loss) and withdrawals by our NEOs during the Company’s fiscal year ended December 31, 2019.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY	Aggregate Earnings (Loss) in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Rodney C. Sacks	-	-	-	-	-
Hilton H. Schlosberg	$266,800	$0	$67,679	$0	$731,047
Guy P. Carling	-	-	-	-	-
Thomas J. Kelly	-	-	-	-	-
Emelie C. Tirre	-	-	-	-	-

(1)	All contributions shown are included in the “Salary” column of the 2019 Summary Compensation Table.

Potential Payments upon Termination or Change in Control

We have entered into certain agreements and maintain certain plans that may require us to make certain payments and/or provide certain benefits to our NEOs in the event of a termination of their employment or a change of control. The following tables and narrative disclosure summarize the payments to each of our NEOs assuming that one of the events listed in the tables below occurs. The tables assume that the event occurred on December 31, 2019, the last day of our most recently completed fiscal year.

Key Employment Agreement and Equity Award Agreement Definitions

For purposes of the Sacks Employment Agreement and the Schlosberg Employment Agreement described in this section, “cause” (under which we may terminate their employment) is defined as: (i) an act or acts of dishonesty or gross misconduct on the executive’s part which results or is intended to result in material damage to our business or reputation; or (ii) repeated material violations by the executive of his obligations relating to his position and duties, which violations are demonstrably willful and deliberate on the executive’s part and which result in material damage to our business or reputation and as to which material violations our Board has notified the executive in writing.

For purposes of the Sacks Employment Agreement and the Schlosberg Employment Agreement described in this section, “constructive termination” (under which they may terminate their employment) is defined as: (i) without the written consent of the executive, (A) the assignment to the executive of any duties inconsistent in any substantial respect with the executive’s position, authority or responsibilities as contemplated by the position and duties described in his employment agreement, or (B) any other substantial adverse change in such position, including titles, authority or responsibilities; (ii) any failure by us to comply with any of the provisions of his employment agreement, other than an insubstantial or inadvertent failure, remedied by us promptly after receipt of notice thereof given by the executive; (iii) our requiring the executive without his consent to be based at any office location outside of Riverside County, California or Orange County, California, except for travel reasonably required in the performance of the executive’s responsibilities; or (iv) any failure by the Company to obtain the assumption and agreement by a successor entity to perform his employment agreement, provided that the successor entity has had actual written notice of the existence of his employment agreement and its terms and an opportunity to assume the Company’s responsibilities under his employment agreement during a period of 10 business days after receipt of such notice.

For purposes of the Sacks Employment Agreement and the Schlosberg Employment Agreement described in this section, “disability” is defined as any disability which would entitle the executive to receive full long-term disability benefits under our long-term disability plan, or if no such plan will then be in effect, any physical or mental disability or incapacity which renders the executive incapable of performing the services and obligations required of him relating to the executive’s position and duties for a period of more than 120 days in the aggregate during any 12-month period during the employment period.

For purposes of the RSU agreements with Mr. Sacks and Mr. Schlosberg, “good reason” is defined as termination of employment on or after a reduction in his compensation or benefits, his removal from his current position, or his being assigned duties and responsibilities that are inconsistent with the dignity, importance or scope of his position.

For purposes of the RSU agreements with Mr. Sacks and Mr. Schlosberg, “cause” is defined as an act of fraud or dishonesty, knowing and material failure to comply with applicable laws or regulations, or drug or alcohol abuse, in any case as determined by the Board.

For purposes of the stock option agreements with Mr. Sacks and Mr. Schlosberg, “change in control” is defined as: (i) the acquisition of “Beneficial Ownership” by any person (as defined in Rule 13(d)–3 and 13(d)-5 under the Exchange Act), corporation or other entity other than us or a wholly-owned subsidiary of ours of 50% or more of our outstanding stock; (ii) the sale or disposition of substantially all of our assets; or (iii) our merger with another corporation in which our Common Stock is no longer outstanding after such merger.

For purposes of the stock option agreements with Mr. Sacks and Mr. Schlosberg, “cause” (under which we may terminate their employment) is defined as the individual’s act of fraud or dishonesty, knowing and material failure to comply with applicable laws or regulations or drug or alcohol abuse; and “good reason” (under which they may terminate their employment) is defined as a reduction in the individual’s compensation or benefits, the individual’s removal from his current position or the assignment to the individual of duties or responsibilities that are inconsistent with the dignity, importance or scope of the individual’s position with us.

For purposes of all the stock option agreements, “total disability” is defined as the complete and permanent inability of the executive to perform all his duties of employment with us.

Rodney C. Sacks
Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Non- Renewal by Executive ($)	Cause ($)	Voluntary Termination ($)	Termination by Corporation other than for Cause or Disability or Termination by the Executive for Constructive Termination or Good Reason ($)	Change in Control ($)
	(a)	(a)	(b)	(c)	(d)	(e)	(f)
Base Salary	850,000	850,000	-	-	425,000	1,732,692	-
Bonus	-	-	-	-	-	508,000	-
Vacation	130,769	130,769	130,769	130,769	130,769	130,769	-
Benefit Plans	36,443	48,236	-	24,118	24,118	72,353	-
Automobile	66,687	66,687	-	-	-	100,030	-
Perquisites & other personal benefits	-	-	-	-	-	-	-
Acceleration of equity awards	-	-	-	-	-	16,921,833	16,921,833
Total	1,083,899	1,095,692	130,769	154,887	579,887	19,465,677	16,921,833

(a)	Under the Sacks Employment Agreement, upon termination due to death or disability, Mr. Sacks, or his legal representative, would be entitled to continuation of base salary, payment of benefit premiums for himself and his family and automobile benefits for a period of one year from the date of termination and payment for accrued vacation.

(b)	Under the Sacks Employment Agreement, upon non-renewal by Mr. Sacks, Mr. Sacks would be entitled to payment for accrued vacation.

(c)	Under the Sacks Employment Agreement, upon termination by us for cause, Mr. Sacks would be entitled to payment of benefit premiums for himself and his family for a period of six months from the date of termination and payment for accrued vacation.

(d)	Upon voluntary termination by Mr. Sacks, Mr. Sacks would be entitled to payment of his full base salary for a period of six months from the date of termination, payment of benefit premiums for himself and his family for a period of six months from the date of termination and payment for accrued vacation.

(e)	Under the Sacks Employment Agreement, upon termination by us without cause or termination by Mr. Sacks for constructive termination, or if we elected not to renew his employment agreement, Mr. Sacks would be entitled to a payment of two times his base salary, at the rate in effect on the date of termination, and a pro-rata portion of the bonus received in the year immediately prior to the year of the termination date, payable in the same manner and at the same time as the other senior officers of the Company, as if he remained employed through the applicable payment date. In addition, Mr. Sacks would be entitled to payment of all benefit premiums and automobile benefits for the period from the date of termination through the date which is eighteen months from the date of termination. Also, in the case of termination without cause, Mr. Sacks would be entitled to two weeks base salary in lieu of notice at the rate in effect on the date of termination. In addition, under Mr. Sacks’ RSU and stock option agreements, if Mr. Sacks’ employment is terminated by us without cause or by Mr. Sacks for good reason, all equity awards will immediately become exercisable in their entirety.

(f)	Under Mr. Sacks’ RSU and stock option agreements, upon a change in control, all RSU and stock option awards, as applicable, will immediately vest or become exercisable in their entirety. With respect to Mr. Sacks’ stock option agreements, options may, with the consent of Mr. Sacks, be purchased by the Company for cash at a price equal to the aggregate of the fair market value for one (1) share of our Common Stock less the purchase price payable by Mr. Sacks to exercise the options as set forth under each option agreement, multiplied by the number of shares of Common Stock which Mr. Sacks has the option to purchase.

Hilton H. Schlosberg
Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Non- Renewal by Executive ($)	Cause ($)	Voluntary Termination ($)	Termination by Corporation other than for Cause or Disability or Termination by the Executive for Constructive Termination or Good Reason ($)	Change in Control ($)
	(a)	(a)	(b)	(c)	(d)	(e)	(f)
Base Salary	850,000	850,000	-	-	425,000	1,732,692	-
Bonus	-	-	-	-	-	508,000	-
Vacation	130,769	130,769	130,769	130,769	130,769	130,769	-
Benefit Plans	31,749	32,914	-	16,457	16,457	49,371	-
Automobile	41,839	41,839	-	-	-	62,758	-
Perquisites & other personal benefits	-	-	-	-	-	-	-
Acceleration of equity awards	-	-	-	-	-	16,921,833	16,921,833
Total	1,054,357	1,055,522	130,769	147,226	572,226	19,405,423	16,921,833

(a)	Under the Schlosberg Employment Agreement, upon termination due to death or disability, Mr. Schlosberg, or his legal representative, would be entitled to continuation of base salary, payment of benefit premiums for himself and his family and automobile benefits for a period of one year from the date of termination and payment for accrued vacation.

(b)	Under the Schlosberg Employment Agreement, upon non-renewal by Mr. Schlosberg, Mr. Schlosberg would be entitled to payment for accrued vacation.

(c)	Under the Schlosberg Employment Agreement, upon termination by us for cause, Mr. Schlosberg would be entitled to payment of benefit premiums for himself and his family for a period of six months from the date of termination and payment for accrued vacation.

(d)	Upon voluntary termination by Mr. Schlosberg, Mr. Schlosberg would be entitled to payment of his full base salary for a period of six months from the date of termination, payment of benefit premiums for himself and his family for a period of six months from the date of termination and payment for accrued vacation.

(e)	Under the Schlosberg Employment Agreement, upon termination by us without cause or termination by Mr. Schlosberg for constructive termination, or if we elected not to renew his employment agreement, Mr. Schlosberg would be entitled to a payment of two times his base salary, at the rate in effect on the date of termination, and a pro-rata portion of the bonus received in the year immediately prior to the year of the termination date, payable in the same manner and at the same time as the other senior officers of the Company, as if he remained employed through the applicable payment date. In addition, Mr. Schlosberg would be entitled to payment of all benefit premiums and automobile benefits for the period from the date of termination through the date which is eighteen months from the date of termination. Also, in the case of termination without cause, Mr. Schlosberg would be entitled to two weeks base salary in lieu of notice at the rate in effect on the date of termination. In addition, under Mr. Schlosberg’s RSU and stock option agreements, if Mr. Schlosberg’s employment is terminated by us without cause or by Mr. Schlosberg for good reason, all equity awards will immediately become exercisable in their entirety.

(f)	Under Mr. Schlosberg’s RSU and stock option agreements, upon a change in control, all RSU and stock option awards, as applicable, will immediately vest or become exercisable in their entirety. With respect to Mr. Schlosberg’s stock option agreements, options may, with the consent of Mr. Schlosberg, be purchased by the Company for cash at a price equal to the aggregate of the fair market value for one (1) share of our Common Stock less the purchase price payable by Mr. Schlosberg to exercise the options as set forth under each option agreement, multiplied by the number of shares of Common Stock which Mr. Schlosberg has the option to purchase.

Guy P. Carling

Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Cause or Voluntary Termination ($)	Termination by Corporation other than for Cause or Disability ($)	Termination without Cause or Constructive Dismissal following a Change in Control ($)
	(a)	(a)	(b)	(c)	(d)
Base Salary	-	-	-	126,843	126,843
Vacation	-	-	-	-	-
Benefit Plans	-	-	-	-	-
Automobile	-	-	-	-	-
Perquisites & other personal benefits	-	-	-	-	-
Acceleration of equity awards	-	-	-	-	-
Total	-	-	-	126,843	126,843

(a)	Under our general employment practices, upon termination due to death or disability, Mr. Carling, or his legal representative, is entitled to payment for accrued vacation.

(b)	Under our general employment practices, upon termination by us for cause or voluntary termination by Mr. Carling, Mr. Carling is entitled to payment for accrued vacation.

(c)	Under our general employment practices, upon termination by us without cause, Mr. Carling is entitled to payment for accrued vacation.

(d)	Under Mr. Carling’s stock option agreements, the Board may, at any time, in its sole discretion, provide that upon the occurrence of a change in control (as determined by the Board), all or a specified portion of any outstanding options not theretofore exercisable, will immediately become exercisable and that any options not exercised prior to such change in control will be canceled. Under the Statement of Terms and Conditions of Employment of Mr. Carling dated February 2007, if Mr. Carling’s employment is terminated, he is entitled to twelve (12) weeks of notice. In lieu of this notice, the Company may terminate Mr. Carling’s employment summarily upon payment equal to Mr. Carling’s salary calculated over Mr. Carling’s entitlement or remaining entitlement to notice.

Thomas J. Kelly

Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Cause or Voluntary Termination ($)	Termination by Corporation other than for Cause or Disability ($)	Termination without Cause or Constructive Dismissal following a Change in Control ($)
	(a)	(a)	(b)	(c)	(d)
Base Salary	-	-	-	-	225,000
Vacation	16,481	16,481	16,481	16,481	-
Benefit Plans	1,765	1,765	1,765	1,765	-
Automobile	-	-	-	-	-
Perquisites & other personal benefits	-	-	-	-	-
Acceleration of equity awards	-	-	-	-	-
Total	18,246	18,246	18,246	18,246	225,000

(a)	Under our general employment practices, upon termination due to death or disability, Mr. Kelly, or his legal representative, is entitled to payment for accrued vacation.

(b)	Under our general employment practices, upon termination by us for cause or voluntary termination by Mr. Kelly, Mr. Kelly is entitled to payment for accrued vacation.

(c)	Under our general employment practices, upon termination by us without cause, Mr. Kelly is entitled to payment for accrued vacation.

(d)	Under Mr. Kelly’s stock option agreements, the Board may, at any time, in its sole discretion, provide that upon the occurrence of a change in control (as determined by the Board), all or a specified portion of any outstanding options not theretofore exercisable, will immediately become exercisable and that any options not exercised prior to such change in control will be canceled. Under the Amendment to Conditions of Employment of Mr. Kelly dated December 7, 1999, if, following a change in control, Mr. Kelly’s employment with us is terminated by us other than for cause or in the event that Mr. Kelly resigns under circumstances which constitute constructive dismissal by us of Mr. Kelly, then Mr. Kelly will be entitled to receive severance pay from us as follows: if termination occurs within the first six (6) months after the change in control occurs, Mr. Kelly will be entitled to six (6) months’ severance pay in the amount of $225,000; if termination occurs between six (6) and twelve (12) months after the change in control occurs, Mr. Kelly will be entitled to five (5) months’ severance pay in the amount of $187,500; if termination occurs between twelve (12) and eighteen (18) months after the change in control occurs, Mr. Kelly will be entitled to four (4) months’ severance pay in the amount of $150,000 and if the termination occurs between eighteen (18) and twenty-four (24) months after the change in control occurs, Mr. Kelly will be entitled to three (3) months’ severance pay in the amount of $112,500.

Emelie C. Tirre

Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Cause or Voluntary Termination ($)	Termination by Corporation other than for Cause or Disability ($)	Termination without Cause or Constructive Dismissal following a Change in Control ($)
	(a)	(a)	(b)	(c)	(d)
Base Salary	-	-	-	262,500	262,500
Vacation	53,308	53,308	53,308	53,308	-
Benefit Plans	739	739	739	739	-
Automobile	-	-	-	-	-
Perquisites & other personal benefits	-	-	-	-	-
Acceleration of equity awards	-	-	-	-	-
Total	54,047	54,047	54,047	316,547	262,500

(a)	Under our general employment practices, upon termination due to death or disability, Ms. Tirre, or her legal representative, is entitled to payment for accrued vacation.

(b)	Under our general employment practices, upon termination by us for cause or voluntary termination by Ms. Tirre, Ms. Tirre is entitled to payment for accrued vacation.

(c)	Under our general employment practices, upon termination by us without cause, Ms. Tirre is entitled to payment for accrued vacation.

(d)	Under Ms. Tirre’s stock option agreements, the Board may, at any time, in its sole discretion, provide that upon the occurrence of a change in control (as determined by the Board), all or a specified portion of any outstanding options not theretofore exercisable, will immediately become exercisable and that any options not exercised prior to such change in control will be canceled. Under the Agreement of Ms. Tirre dated May 31, 2018, if, Ms. Tirre’s employment with us is terminated by us other than for cause or in the event that Ms. Tirre resigns under circumstances which constitute constructive dismissal by us of Ms. Tirre, then Ms. Tirre will be entitled to receive severance pay from us as follows: if termination occurs within the first twelve (12) months after May 31, 2018, Ms. Tirre will be entitled to four (4) months’ severance pay in the amount of $210,000; if termination occurs between thirteen (13) and twenty-four (24) months after May 31, 2018, Ms. Tirre will be entitled to five (5) months’ severance pay in the amount of $262,500; if termination occurs in month twenty-five (25) after May 31, 2018, or thereafter Ms. Tirre will be entitled to six (6) months’ severance pay in the amount of $315,000.

DIRECTOR COMPENSATION

The following table sets forth a summary of the compensation paid to our non-employee directors and Mr. Hall (an employee director) during the fiscal year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)(6)	Total ($)
Kathleen E. Ciaramello	33,956	165,026	-	-	198,982
Norman C. Epstein (5)(7)	43,406	-	-	25,000	68,406
Gary P. Fayard	70,000	235,006	-	-	305,006
Mark J. Hall (6)	-	507,195	515,488	1,038,430	2,061,113
Jeanne P. Jackson	33,956	183,978	-	-	217,934
Steven G. Pizula	39,615	165,026	-	-	204,641
Benjamin M. Polk	76,979	234,525	-	-	311,504
Sydney Selati	102,500	165,026	-	-	267,526
Harold C. Taber, Jr. (7)	40,151	-	-	-	40,151
Mark S. Vidergauz	100,234	165,026	-	-	265,260
Kathy N. Waller (7)	26,044	-	-	-	26,044

(1)	The amounts reported in this column reflect the cash fees earned by each non-employee director in 2019, whether or not such fees were deferred. The non-employee directors held the following numbers of outstanding deferred stock units as of December 31, 2019: Ms. Ciaramello, 0; Mr. Epstein, 6,367; Mr. Fayard, 9,119; Ms. Jackson, 329; Mr. Pizula, 0; Mr. Polk, 8,891; Mr. Selati, 0; Mr. Taber, 6,367; Mr. Vidergauz, 3,244; and Ms. Waller, 6,872. Only Mr. Fayard, Ms. Jackson, and Mr. Polk elected to defer a portion of their 2019 cash compensation into deferred stock units, as reflected in further detail in the table below.

Name	Grant Date of Deferred Stock Units	Number of Deferred Stock Units (#)	Grant Date Fair Value of Deferred Stock Units ($)
Gary P. Fayard	01/08/2019 04/05/2019 07/08/2019 10/07/2019	331 331 265 314	17,487 17,503 17,490 17,499
Jeanne P. Jackson	07/08/2019 10/07/2019	60 269	3,960 14,991
Benjamin M. Polk	01/08/2019 04/05/2019 07/08/2019 10/07/2019	284 284 257 404	15,004 15,018 16,962 22,515

(2)	The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with ASC Topic 718. The assumptions used in the valuation of equity awards are disclosed in Note 15 to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(3)	The non-employee directors held the following numbers of RSUs as of December 31, 2019: Ms. Ciaramello, 2,585; Mr. Epstein, 0; Mr. Fayard, 2,585; Ms. Jackson, 2,585; Mr. Pizula, 2,585; Mr. Polk, 2,585; Mr. Selati, 2,585; Mr. Taber, 0; Mr. Vidergauz, 2,585; and Ms. Waller, 0. For those non-employee directors who held RSUs as of December 31, 2019, such restricted stock units were granted on June 6, 2019 and will vest on the last business day prior to the Annual Meeting. The aggregate grant date fair value for each such grant of RSUs was $165,026, which amount, as applicable, is reflected in this column. Each restricted stock unit represents either (i) a contingent right to receive one share of the Common Stock or (ii) a cash amount equal to the number of shares received as of the vesting date (the last business day prior to the Annual Meeting).

(4)	The non-employee directors held the following numbers of outstanding stock options as of December 31, 2019: Ms. Ciaramello, 0; Mr. Epstein, 0; Mr. Fayard, 0; Ms. Jackson, 0; Mr. Pizula, 0; Mr. Polk, 20,772; Mr. Selati, 0; Mr. Taber, 0; Mr. Vidergauz, 0; and Ms. Waller, 0. Of Mr. Polk’s 20,772 stock options, 13,002 had an exercise price of $6.40 and 7,770 had an exercise price of $11.35.

(5)	Subsequent to Mr. Epstein’s retirement from the Board, in September 2019, Mr. Epstein entered into a short-term consulting agreement with MEC. As a consultant of MEC, in 2019, Mr. Epstein received a consulting fee of $25,000.

(6)	Mr. Hall received no compensation as a director in 2019. As an employee of MEC, in 2019, Mr. Hall received a base salary of $650,000, a cash bonus award of $350,000, other compensation of $38,430, was granted 25,000 stock options under the 2011 Omnibus Incentive Plan that vest in five annual installments starting on March 14, 2020 and was granted 8,500 RSUs that vest in five annual installments starting on March 14, 2020. Mr. Hall held 475,000 outstanding stock options as of December 31, 2019.

(7)	Mr. Epstein, Mr. Taber and Ms. Waller did not stand for reelection at the Company’s 2019 annual meeting of stockholders.

In 2019, non-employee directors were entitled to receive an annual cash retainer of $60,000.  Except for committee chairs, members of the Audit Committee received an additional annual cash retainer of $10,000 and members of the Compensation Committee and the Nominating and Corporate Governance Committee received an additional annual retainer of $7,500. The chairman of the Audit Committee received an additional annual retainer of $17,500 and the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee each received an additional annual cash retainer of $15,000. The Lead Independent Director received an additional annual cash retainer of $20,000. In 2019, non-employee directors were entitled to receive an annual equity retainer of approximately $165,000, delivered in the form of RSUs that vest one day prior to the Annual Meeting. As further described below under “Non-Employee Directors Equity Compensation Plans,” RSUs may be deferred under the Deferred Compensation Plan for Non-Employee Directors.

As described below under “Non-Employee Directors Equity Compensation Plans,” non-employee directors are subject to stock ownership guidelines that require directors to hold and retain 9,000 shares of Common Stock within three years from the date of appointment.

Non-Employee Directors Equity Compensation Plans

In 2017, the Company adopted the Monster Beverage Corporation 2017 Compensation Plan for Non-Employee Directors (the “2017 Directors Plan”), a successor plan to the 2009 Monster Beverage Corporation Stock Incentive Plan for Non-Employee Directors. The 2017 Directors Plan permits the granting of stock options, stock appreciation rights, restricted shares or RSUs, deferred awards, dividend equivalents and other share based-awards up to an aggregate of 1,250,000 shares of Common Stock to non-employee directors of the Company.

Each calendar year, a non-employee director will receive an annual cash retainer and an annual equity retainer, as provided for in the 2017 Directors Plan, which may be modified from time to time.

Currently, with respect to equity awards, each non-employee director receives an award of RSUs at each annual meeting of the Company’s stockholders or promptly thereafter. A non-employee director’s annual award of RSUs will generally vest on earliest to occur of: (a) the last business day immediately preceding the annual meeting of the Company’s stockholders in the calendar year following the calendar year in which the grant date occurs, (b) a Change of Control (as defined in the 2017 Directors Plan), (c) the non-employee director’s death, or (d) the date of the non-employee director’s separation from service due to disability, so long as the non-employee director remains a non-employee director through such date. The Board of Directors may in its discretion award stock options, stock appreciation rights, restricted stock and other share-based awards to non-employee directors in lieu of or in addition to RSUs. The Board of Directors may amend or terminate the 2017 Directors Plan at any time, subject to certain limitations set forth in the 2017 Directors Plan.

In 2017, the Company adopted the Monster Beverage Corporation Deferred Compensation Plan for Non-Employee Directors (as a sub plan to the 2017 Directors Plan), pursuant to which the Board of Directors may permit non-employee directors to elect, at such times and in accordance with rules and procedures (or sub-plan) adopted by the Board of Directors (which are intended to comply with Code Section 409A, as applicable), to receive all or any portion of such non-employee director’s compensation, whether payable in cash or in equity, on a deferred basis. The 2017 Directors Plan was adopted to effectuate any such deferrals. The 2017 Directors Plan is administered by the Board of Directors. Each award granted under the 2017 Directors Plan will be evidenced by a written agreement and will contain the terms and conditions that the Board of Directors deems appropriate.

Under the 2017 Directors Plan, the Board of Directors requires each non-employee director to satisfy the share ownership guidelines set forth below, as may be amended by the Board of Directors from time to time. The current share ownership guidelines provide that non-employee directors of the Company must:

•	Hold at least 9,000 shares of Common Stock. For this purpose, deferred shares or deferred RSUs, to the extent vested, are deemed held.
•	The minimum stock ownership level must be achieved by each non-employee director by the third (3rd) anniversary of such non-employee director’s initial appointment to the Board of Directors.
•	Once achieved, ownership of the guideline amount should be maintained for so long as the non-employee director retains his or her seat on the Board of Directors.
•	There may be rare instances where these guidelines would place a hardship on a non-employee director. In these cases or in similar circumstances, the Board of Directors will make the final decision as to developing an alternative stock ownership guideline for a non-employee director that reflects the intention of these guidelines and his or her personal circumstances.

EMPLOYEE EQUITY COMPENSATION PLAN INFORMATION

Employee Equity Compensation Plans

The 2011 Omnibus Incentive Plan replaced the Hansen Natural Corporation 2001 Amended Option Plan, which was terminated effective as of May 19, 2011. The 2020 Omnibus Incentive Plan was approved by the Board on April 14, 2020, subject to stockholder approval at the Annual Meeting. The 2011 Omnibus Incentive Plan has a ten (10) year term and no awards can be granted under the 2011 Omnibus Incentive Plan after February 25, 2021, or June 3, 2020 if the 2020 Omnibus Incentive Plan is

approved by stockholders at the Annual Meeting. See “Proposal Four – Approval of the 2020 Omnibus Incentive Plan” below for more information.

The 2011 Omnibus Incentive Plan permits the granting of options, stock appreciation rights, restricted stock, RSUs, performance awards and other stock-based awards up to an aggregate of 43,500,000 shares of Common Stock to employees or consultants of the Company and its subsidiaries. Shares authorized under the 2011 Omnibus Incentive Plan are reduced by 2.16 shares for each share granted or issued with respect to a Full Value Award. A Full Value Award is an award other than an incentive stock option, a non-qualified stock option, or a stock appreciation right, which is settled by the issuance of shares. Options granted under the 2011 Omnibus Incentive Plan may be incentive stock options under Section 422 of the Code, as amended, or non-qualified stock options. The Compensation Committee has sole and exclusive authority to grant stock awards to all employees who are not new hires and to all new hires who are subject to Section 16 of the Exchange Act. The Compensation Committee and the Executive Committee each independently has the authority to grant stock awards to new hires and employees receiving a promotion who are not Section 16 employees. Awards granted by the Executive Committee are not subject to approval or ratification by the Board or the Compensation Committee. Options granted under the 2011 Omnibus Incentive Plan generally vest over a five-year period from the grant date and are generally exercisable up to 10 years after the grant date. Restricted stock granted under the 2011 Omnibus Incentive Plan generally vests over a two- to three-year period from the grant date. RSUs granted under the 2011 Omnibus Incentive Plan generally vests over a two- to five-year period from the grant date.

In December 2017, we amended and restated the Deferred Compensation Plan, which is a sub plan to the 2011 Omnibus Incentive Plan. Under the Deferred Compensation Plan, eligible employees may elect to defer cash and/or equity based compensation and to receive the deferred amounts, together with an investment return (positive or negative), either at a pre-determined time in the future or upon termination of their employment with the Company or its subsidiaries or affiliates that are participating employers under the Deferred Compensation Plan, as provided under the Deferred Compensation Plan and in relevant deferral elections.  Deferrals under the Deferred Compensation Plan are unfunded and unsecured.

The 2011 Omnibus Incentive Plan is administered by the Compensation Committee. Grants under the 2011 Omnibus Incentive Plan are made pursuant to individual agreements between the Company and each grantee that specifies the terms of the grant, including the exercise price, exercise period, vesting and other terms thereof.

The following table sets forth information as of December 31, 2019 with respect to shares of our Common Stock that may be issued under our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	15,765,754	$42.88	15,350,593

Equity compensation plans not approved by stockholders	-	-	-

Total	15,765,754	$42.88	15,350,593

As of April 8, 2020, 13,510,656 shares were available for grant under equity compensation plans.

CEO PAY RATIO

Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is required to provide the ratio of the annual total compensation of Mr. Sacks, who has served as the Company’s Chief Executive Officer since November 1990, to the annual total compensation of the median employee of the Company.

As reported in the Summary Compensation Table, Mr. Sacks’ annual total compensation for 2019 was $13,982,434. In accordance with Item 402(u), we are using the same “median employee” identified in our 2019 and 2018 pay ratio calculations, as we believe that there has been no change in our employee population or employee compensation arrangements that we believe would result in a significant change to our pay ratio disclosure. See our 2019 and 2018 proxy statements for information regarding the process we utilized to identify our “median employee.” We then identified and calculated the elements of this employee’s total compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in a median annual total compensation of all employees of the Company and its subsidiaries (other than the Chief Executive Officer) of $55,169. Based on this information, for 2019, the ratio of the compensation of the Chief Executive Officer to the median annual total compensation of all other employees (other than the Chief Executive Officer) was estimated to be 253:1.

Because the SEC rules for identifying the median employee and calculating the pay ratio to allow companies to use different methodologies, exemptions, estimates and assumptions, the above disclosure may not be comparable to the pay ratio reported by other companies and is only a reasonable estimate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

The Board has determined that Messrs. Fayard, Pizula, Polk, Selati and Vidergauz and Ms. Jackson, are independent directors under applicable Nasdaq Stock Market Rules and SEC regulations.

Each director and nominee for election as a director delivers to the Company annually a questionnaire that includes, among other things, information relating to any transactions the director or nominee, or their family members, may have with the Company, or in which the director or nominee, or such family member, has a direct or indirect material interest.

The Board, as well as its Audit Committee, reviews, approves and oversees all related-party transactions. The Audit Committee’s policies and procedures for related-party transactions are not in writing, but the proceedings are documented in the minutes of the Board and/or Audit Committee meetings. The Audit Committee will assess, among factors it deems appropriate, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Audit Committee is responsible for reviewing all related-party transactions on a continuing basis as well as potential conflict of interest situations where appropriate. No director will participate in any discussion or approval of a transaction for which he is a related party, except that this director will provide all material information concerning the transaction to the Audit Committee.

During 2019, we purchased promotional items from IFM Group, Inc. (“IFM”). Rodney C. Sacks, through certain trusts, owns approximately 27% of the issued shares in IFM. Members of Mr. Schlosberg’s family own approximately 53% of the issued shares in IFM. Expenses incurred with such company in connection with promotional materials purchased during the fiscal years ended December 31, 2019 and 2018 were $1.5 million and $1.8 million, respectively. We continue to purchase promotional items from IFM in 2020.

In December 2018, the Company and Mark J. Hall, an employee and director of the Company, entered into a 50-50 partnership that purchased land in Kona, Hawaii for the purpose of producing coffee products. The Company’s $1.9 million 50% contribution is accounted for as an equity investment.

Carly Rothenberg, who joined the Company’s legal department in August 2016 from a top-tier international law firm, is Mr. Schlosberg’s daughter.  The aggregate value of compensation paid to Ms. Rothenberg in 2019 was less than $265,000, including equity awards, computed in accordance with ASC Topic 718. Her compensation, including her equity awards, is comparable to other employees of the Company who hold analogous positions.

AUDIT COMMITTEE

For the fiscal year ended December 31, 2019, the Company’s Audit Committee was comprised of Mr. Epstein (until June 2019), Mr. Fayard, Mr. Pizula (since June 2019), Mr. Selati, and Mr. Taber (until June 2019). Mr. Selati served as Chairman. The Board of Directors amended and restated the written charter for the Audit Committee in February 2019, a copy of which is available on our website at http://investors.monsterbevcorp.com/governance.cfm. The Board of Directors has determined that the members of the Audit Committee are “independent,” as defined in the Nasdaq Stock Market Rules and SEC regulations relating to audit committees, meaning that they have no relationship to the Company that may interfere with the exercise of independent judgment in carrying out their responsibilities of a director.

Duties and Responsibilities

The Audit Committee consists of three or more independent directors (as independence is defined by Nasdaq Stock Market Rule 5605(a)(2) and SEC regulations). Our Board of Directors has determined that each of Mr. Selati and Mr. Pizula qualify as (1) an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act, and (2) independent as defined by the Nasdaq Stock Market Rules and Section 10A(m)(3) of the Exchange Act. The Audit Committee appoints, determines funding for, oversees and evaluates the independent registered public accounting firm with respect to accounting, internal controls and other matters and makes other decisions with respect to audit and finance matters, including the review of our quarterly and annual filings on Form 10-Q and Form 10-K, respectively. The Audit Committee also pre-approves the retention of the independent registered public accounting firm and the independent registered public accounting firm’s fees for all audit and non-audit services provided by the independent registered public accounting firm, and determines whether the provision of non-audit services is compatible with maintaining the independence of the independent registered public accounting firm. In addition, during 2019, the principal internal auditor and management documented, tested and evaluated the Company’s internal control over financial reporting system in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice during the process. In connection with this oversight, the Audit Committee received periodic updates provided by the principal internal auditor, management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm at least quarterly at an Audit Committee meeting. All members of the Audit Committee have a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements and all have account or related financial management expertise.

Pursuant to authority delegated by the Board of Directors and the Audit Committee’s written charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

• the integrity of the Company’s financial statements;
• the Company’s systems of internal controls regarding finance and accounting as established by management;
• the qualifications and independence of the independent registered public accounting firm;
• the performance of the Company’s independent registered public accounting firm;
• the Company’s auditing, accounting and financial reporting processes generally; and
• compliance with the Company’s ethical standards for senior financial officers and all personnel.

In fulfilling its duties, the Audit Committee maintains free and open communication with the Board, the independent registered public accounting firm, financial management and all employees.

Report of the Audit Committee

In connection with these responsibilities, the Audit Committee met with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, to review and discuss the Company’s audited financial statements for the fiscal year ended December 31, 2019. The Company believes that its choice to use Deloitte & Touche LLP to review, audit and discuss the Company’s financial statements for the fiscal year ended December 31, 2019 is in the best interests of the Company and its stockholders. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee also received from Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence. The Audit Committee is actively engaged in a dialogue with Deloitte & Touche LLP with respect to any disclosed relationships or services that might affect Deloitte & Touche LLP’s objectivity and independence.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Audit Committee
Sydney Selati, Chairman
Gary P. Fayard
Steven G. Pizula

Principal Accounting Firm Fees and Services

Fees of Independent Registered Public Accounting Firm for 2019 and 2018

Aggregate fees billed and unbilled to the Company for service provided for the fiscal years ended December 31, 2019 and 2018 by the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte & Touche”):

	Year ended December 31,
	2019	2018
Audit Fees	$1,760,953	$1,859,479
Tax Fees[1]	925,175	960,432
All Other Fees[2]	-	-
Total Fees[3]	$2,686,128	$2,819,911

1 Tax fees consisted of fees for tax consultation services including advisory services for domestic and international tax advice.

2 All other fees consisted of fees incurred in connection with other transactions for the Company.

3 For the years ended December 31, 2019 and 2018, all of the services performed by Deloitte & Touche were approved by the Audit Committee.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit, non-audit and tax services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. In August 2019, the Audit Committee adopted a policy for the pre-approval of services provided by the Company’s independent registered public accounting firm. The policy provides for (i) general pre-approval of certain audit, non-audit and tax services which do not exceed a specified dollar threshold approved by the Audit Committee; (ii) specific pre-approval by the Chairman of the Audit Committee of certain audit, non-audit and tax services between the dollar threshold referenced in (i) above and a specified dollar threshold approved by the Audit Committee, and (iii) specific pre-approval by a quorum of the full Audit Committee of certain audit, non-audit and tax services above the threshold referenced in (ii) above. Any services not listed in the policy must be preapproved individually by the full Audit Committee. The Audit Committee is provided updates, at least quarterly, regarding the services provided by the independent registered public accounting firm in accordance with the pre-approval policies. All services in the table above were approved by the Audit Committee.

COMPENSATION COMMITTEE

For the fiscal year ended December 31, 2019, the Company’s Compensation Committee was comprised of Mr. Epstein (until June 2019), Mr. Polk (since June 2019), Mr. Selati and Mr. Vidergauz. Mr. Epstein served as Chairman until June 2019 and Mr. Vidergauz has served as Chairman since June 2019. The Board of Directors amended and restated the written charter for the Compensation Committee in February 2019, a copy of which is available on our website at http://investors.monsterbevcorp.com/governance.cfm. The Compensation Committee is responsible for reviewing, developing and recommending to the Board the appropriate management compensation policies, programs and levels, and reviewing the performances of the Chief Executive Officer, President and other senior executive officers periodically in relation to certain objectives. The Compensation Committee is ultimately responsible for determining, affirming or amending the level and nature of executive compensation of the Company. The Compensation Committee has access, at the Company’s expense, to independent, outside compensation consultants for both advice and competitive data for the purpose of making such determinations.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Mr. Epstein (until June 2019), Mr. Polk (since June 2019), Mr. Selati and Mr. Vidergauz served on the Compensation Committee during the 2019 fiscal year.  No member of the Compensation Committee is now, or during 2019 was, an officer or employee of the Company or any of its subsidiaries. No member of the Compensation Committee was formerly an officer of the Company or any of its subsidiaries.  During 2019, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions.  In 2019, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee of the Company.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

For the fiscal year ended December 31, 2019, the Company’s Nominating and Corporate Governance Committee was comprised of Mr. Epstein (until June 2019), Mr. Polk (since June 2019), Mr. Selati, Mr. Taber (until June 2019) and Mr. Vidergauz (since June 2019). Mr. Taber served as Chairman until June 2019 and Mr. Vidergauz has served as Chairman since June 2019. In February 2019, the Board of Directors renamed the Nominating Committee the “Nominating and Corporate Governance Committee.” The Nominating and Corporate Governance Committee assists the Board in fulfilling its responsibilities by establishing, and submitting to the Board for approval, criteria for the selection of new directors, identifying and approving individuals qualified to serve as members of the Board, selecting director nominees for our annual meetings of stockholders, evaluating the performance of the Board, reviewing and recommending to the Board any appropriate changes to the committees of the Board, and developing and recommending to the Board corporate governance guidelines and oversight with respect to corporate governance. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available on our website at http://investors.monsterbevcorp.com/governance.cfm.

Process for Selection and Nomination of Directors

In connection with the process of selecting and nominating candidates for election to the Board, the Nominating and Corporate Governance Committee reviews the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board. Among the qualifications to be considered in the selection of candidates, the Nominating and Corporate Governance Committee considers the experience, knowledge, skills, expertise, diversity, personal and professional integrity, character, business judgment, time available in light of other commitments and dedication of any particular candidate, as well as such candidate’s past or anticipated contributions to the Board and its committees so that the Board includes members, where appropriate, with diverse backgrounds, knowledge and skills relevant to the business of the Company. The charter for the Nominating and Corporate Governance Committee specifically states that diversity of race, ethnicity, gender, sexual orientation and gender identity are factors in evaluating suitable candidates for Board membership. See “Deadlines for Receipt of Stockholder Proposals” for information regarding nominations of director candidates by stockholders for the 2021 annual meeting of stockholders.

Though the Nominating and Corporate Governance Committee does not solicit recommendations for director candidates, the Nominating and Corporate Governance Committee has a policy regarding the consideration of any director candidates recommended by stockholders. Suggestions for candidates to the Board may be made in writing and mailed to the Nominating and Corporate Governance Committee, c/o Office of the Secretary, Monster Beverage Corporation, 1 Monster Way, Corona, CA 92879. Nominations must be submitted in a manner consistent with our by-laws. We will furnish a copy of the by-laws to any person, without charge, upon written request directed to the Office of the Secretary at our principal executive offices. Each candidate suggestion made by a stockholder must include the following:

•	the candidate’s name, contact information, detailed biographical material, qualifications and an explanation of the reasons why the stockholder believes that this candidate is qualified for service on the Board;
•	all information relating to the candidate that is required to be disclosed in solicitations of proxies for elections of directors in an election contest, or as otherwise required, under the securities laws;
•	a written consent of the candidate to be named in a Company proxy statement as a nominee and to serve as a director, if elected; and
•	a description of any arrangements or undertakings between the stockholder and the candidate regarding the nomination.

Our Nominating and Corporate Governance Committee will evaluate all stockholder-recommended candidates on the same basis as any other candidate.

Director Resignation Policy

The Board has a director resignation policy. This policy provides that, in an uncontested election, any incumbent director nominee who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” his or her election must promptly tender his or her resignation to the Board following certification of the election results. The Nominating and Corporate Governance Committee will review the circumstances surrounding the election and recommend to the Board whether to accept or reject the resignation. The Board must act on the tendered resignation. If such resignation is rejected, the Board must publicly disclose its decision, together with the rationale supporting its decision, within 90 days after certification of the election results. A copy of the director resignation policy is available on our website at http://investors.monsterbevcorp.com/governance.cfm.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020

The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2020. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company asks our stockholders to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement.

Our executive compensation program for our Named Executive Officers is designed to motivate our executive talent, to reward those individuals fairly over time for achieving performance goals, to retain those individuals who continue to perform at or above the levels that are deemed essential to ensure our long-term success and growth and to attract, as needed, individuals with the skills necessary for us to achieve our business plan.  We believe our compensation policies are designed to reinforce a sense of ownership and overall entrepreneurial spirit and to link rewards to measurable corporate and qualitative individual performance.  In addition, the Compensation Committee has made several key enhancements this year to our compensation program in response to feedback from stockholders. See “Compensation Discussion and Analysis” above.

We urge stockholders to read the Compensation Discussion and Analysis, as well as the Summary Compensation Table and related tables and narrative that follow it. This proposal is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this proxy statement.

The Board requests that stockholders approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of Monster Beverage Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers described in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s Annual Meeting of Stockholders.

While the vote on the resolution is advisory in nature and therefore will not bind us to take any particular action, our Board and the Compensation Committee intend to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding our compensation program. The Board has adopted a policy of providing for annual advisory votes from stockholders on the compensation of our Named Executive Officers. The next such vote will occur at our 2021 annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL FOUR

APPROVAL OF THE 2020 OMNIBUS INCENTIVE PLAN

Stock Award and Incentive Plan Historical Information

The 2020 Omnibus Incentive Plan was approved by the Board on April 14, 2020, subject to stockholder approval at the Annual Meeting. The Board authorized, and the Company’s stockholders previously approved, the 2011 Omnibus Incentive Plan. The 2011 Omnibus Incentive Plan has a ten (10) year term and no awards can be granted under the 2011 Omnibus Incentive Plan after February 25, 2021, or June 3, 2020 if the 2020 Omnibus Incentive Plan is approved by stockholders at the Annual Meeting. Accordingly, the Board has determined that it is in the Company’s best interests to adopt the 2020 Omnibus Incentive Plan in order to replace the 2011 Omnibus Incentive Plan, make certain changes that reflect best practices in compensation and position the Company to effectively retain and attract key talent in a competitive industry. The 2020 Omnibus Incentive Plan will be effective as of the date the 2020 Omnibus Incentive Plan is approved by the stockholders (the “Effective Date”). At the time the Board approved the 2020 Omnibus Incentive Plan, the Board determined that, if the 2020 Omnibus Incentive Plan was approved by the stockholders, then no new awards would be made under the 2011 Omnibus Incentive Plan as of the Effective Date.

The Company also maintains the 2017 Directors Plan, which will remain outstanding and available for grants to non-employee directors.

The 2011 Omnibus Incentive Plan will remain in effect, as applicable, for so long as awards granted under the 2011 Omnibus Incentive Plan remain outstanding. All awards granted pursuant to an award agreement under, and elections made pursuant to, the 2011 Omnibus Incentive Plan prior to the Effective Date will remain in full force and effect in accordance with its terms and administered in accordance with the terms and conditions of the 2011 Omnibus Incentive Plan.

Increase in Number of Shares Reserved for Issuance

As of December 31, 2019:

•	824,463 full-value awards covering 824,463 shares of our Common Stock were outstanding under the 2011 Omnibus Incentive Plan and 2017 Directors Plan, in the aggregate;
•	options covering 14,941,291 shares of our Common Stock, with a weighted average exercise price of $42.88 and a weighted average remaining term of 6.3 years, were outstanding under the 2011 Omnibus Incentive Plan (no options were outstanding under the 2017 Directors Plan); and
•	14,169,367 shares were available for grant under the 2011 Omnibus Incentive Plan (subject to fungible share counting, as described below) and 1,181,226 shares were available for grant under the 2017 Directors Plan.

Accordingly, based upon the recommendation of its Compensation Committee, our Board has unanimously approved, subject to stockholder approval at the Annual Meeting, that the 2020 Omnibus Incentive Plan will provide for the grant of up to 46,169,367 shares, comprised of 14,169,367 shares that were available for grant under the 2011 Omnibus Incentive Plan as of December 31, 2019 and 32,000,000 newly approved shares. If the 2020 Omnibus Incentive Plan is approved and awards are granted under the 2011 Omnibus Incentive Plan after December 31, 2019 and prior to the Effective Date, the maximum number of shares available for issuance under the 2020 Omnibus Incentive Plan will be reduced by any shares issued pursuant to such awards (subject to the fungible ratio, as discussed in further detail below).

Information about Dilution, Overhang and Burn Rate

Dilution. The Board anticipates that the 46,169,367 will be sufficient to provide projected equity incentives for the Company’s equity compensation plans for several years, assuming that its annual usage remains consistent with 2019. The actual amount of time will vary depending on several factors, including changes in employee headcount, long-term incentive award type mix, future forfeitures and cancellations, future acquisitions, and the Company’s stock price. If stockholders do not approve the 2020 Omnibus Incentive Plan, we will have no ability to issue stock-based awards after February 25, 2021, thus substantially adversely affecting our ability to retain and attract key talent to serve as employees or consultants of the Company.

The 32,000,000 new shares reserved under the 2020 Omnibus Incentive Plan would represent approximately 5.3% of the fully diluted shares of our Common Stock outstanding as of December 31, 2019, and the 46,169,367 share pool under the 2020 Omnibus Incentive Plan (comprised of the 14,169,367 shares that were available for grant under the 2011 Omnibus Incentive Plan as of December 31, 2019 and 32,000,000 newly approved shares) would represent approximately 7.7% of the fully diluted shares of our Common Stock outstanding as of December 31, 2019. The Board believes that this would represent a reasonable amount of potential dilution, given the strong incentive that the Board believes future equity award grants will provide to employees and consultants to increase the value of the Company for all stockholders.

Overhang. We calculate our fully-diluted “overhang” as the aggregate sum of: (a) stock options granted and outstanding plus (b) unvested and outstanding shares of restricted stock and restricted stock units (settled in Common Stock) plus (c) shares available for grant under plans; all divided by the number of fully-diluted shares of our Common Stock outstanding as of December 31, 2019.

Our overhang as of December 31, 2019 was approximately 5.5%. Including the shares to be reserved under the 2020 Omnibus Incentive Plan (if authorized), the potential overhang from all stock incentives and available to employees would be approximately 10.5%.

Burn Rate. We calculate our “total equity burn rate” as the (a) total number of equity-related awards in any given fiscal year divided by (b) the number of basic weighted average shares of our Common Stock outstanding at the end of that fiscal year.

Our historical total equity burn rate from shares issued under the 2020 Omnibus Incentive Plan, calculated in terms of the average burn rate over the three (3) year period from January 1, 2017 through December 31, 2019, has been 0.44%.

	Shares Granted			Weighted Average
Fiscal Year	Stock Options	Full- Value	Total	Basic Common Stock Outstanding	Burn Rate
2019	1,672,000	568,000	2,240,000	542,191,000	0.41%
2018	3,180,000	271,000	3,451,000	557,166,000	0.62%
2017	1,434,000	277,000	1,711,000	566,782,000	0.30%
			Monster 3-Year Average Burn Rate		0.44%

Description of the 2020 Omnibus Incentive Plan

Set forth below is a summary of the material features of the 2020 Omnibus Incentive Plan. The 2020 Omnibus Incentive Plan is set forth in its entirety as Appendix A to this proxy statement, and all descriptions of the 2020 Omnibus Incentive Plan contained in this proposal are qualified by express reference to Appendix A. Stockholders are urged to review the 2020 Omnibus Incentive Plan before determining how to vote on this proposal.

Purpose

The purpose of the 2020 Omnibus Incentive Plan is to assist the Company and its subsidiaries in attracting and retaining selected individuals to serve as employees and consultants of the Company and its subsidiaries who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives.

Types of Awards

The 2020 Omnibus Incentive Plan provides for the granting of restricted stock and restricted stock units, performance awards, and other share-based awards. The 2020 Omnibus Incentive Plan also provides for the granting of stock options, including “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Code and non-qualified stock options. Options granted under the 2020 Omnibus Incentive Plan may be accompanied by stock appreciation rights. Stock appreciation rights may also be granted independently of options. An award agreement setting forth terms and conditions evidences each equity award.

Eligibility to Participate in the 2020 Omnibus Incentive Plan

We may make discretionary grants of awards under the 2020 Omnibus Incentive Plan to (i) employees of the Company or any subsidiary and certain consultants who the Compensation Committee determines to be eligible for participation in the 2020 Omnibus Incentive Plan and (ii) certain prospective employees and consultants who have accepted offers of employment, consultancy or service from the Company or its subsidiaries. ISOs, however, may be granted only to employees of the Company and employees of certain its subsidiaries as permitted by applicable tax requirements. As of December 31, 2019, we employed a total of 3,529 employees who as of such date were eligible for selection by the Company to participate in the 2020 Omnibus Incentive Plan. We maintain relationships with a few consultants who would be eligible to participate in the 2020 Omnibus Incentive Plan, however, no grants have been made to consultants in the past five years. The Company’s selection of eligible participants in the 2020 Omnibus Incentive Plan will generally be based upon the Company’s evaluation of, among other considerations, retention, reward and incentive needs to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries.

Plan Administration

The Compensation Committee will administer the 2020 Omnibus Incentive Plan and will be comprised of certain directors who are eligible to serve on the Compensation Committee pursuant to the terms of the 2020 Omnibus Incentive Plan. If a Compensation Committee member fails to qualify as an eligible director, such failure will not invalidate any award granted by the Compensation Committee that is otherwise validly granted under the 2020 Omnibus Incentive Plan, unless invalidation is required by applicable law or securities exchange requirement. The acts of a majority of the members of the Compensation Committee present at any meeting at which a quorum is present or acts approved in writing by a majority of the Compensation Committee will be deemed the acts of the Compensation Committee.

Subject to the provisions of the 2020 Omnibus Incentive Plan (including delegation of authority) and applicable law, the Compensation Committee will have the authority, in addition to other express powers and authorizations conferred on the Compensation Committee by the 2020 Omnibus Incentive Plan, to: (i) select the employees to whom awards may be granted under the 2020 Omnibus Incentive Plan; (ii) determine the type or types of awards, not inconsistent with the provisions of the 2020 Omnibus Incentive Plan, to be granted to each participant; (iii) determine the number of shares or dollar value to be covered by each award; (iv) determine the terms and conditions, including vesting conditions, not inconsistent with the provisions of the 2020 Omnibus Incentive Plan, of any award; (v) determine whether, to what extent and under what circumstances awards may be settled in cash, shares or other property; (vi) determine the extent to which cash, shares, other property and other amounts payable with respect to an award made under the 2020 Omnibus Incentive Plan will be deferred either automatically or at the election of the participant; (vii) determine the extent to which any award will be canceled, forfeited, or suspended; (viii) accelerate, continue, or extend the exercisability or vesting of any award or any shares acquired pursuant to an award, including with respect to the period following a participant’s termination of employment or service; (ix) interpret and administer the 2020 Omnibus Incentive Plan and any instrument or agreement entered into under, or in connection with, the 2020 Omnibus Incentive Plan, including any award agreement; (x) correct any defect, supply any omission or reconcile any inconsistency in the 2020 Omnibus Incentive Plan or any award in the manner and to the extent that the Compensation Committee will deem desirable to carry it into effect; (xi) establish such rules and regulations and appoint such agents as it will deem appropriate for the proper administration of the 2020 Omnibus Incentive Plan; (xii) determine whether any award, other than an option or stock appreciation right, will have dividend equivalents and (xiii) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for administration of the 2020 Omnibus Incentive Plan.

To the extent permitted by law or securities exchange rules, the Compensation Committee may delegate to (i) a committee of one (1) or more directors of the Company any of the authority of the Compensation Committee under the 2020 Omnibus Incentive Plan, including the right to grant, cancel or suspend awards and (ii) to the extent permitted by law, one (1) or more executive officers, or a committee of executive officers, the right to grant awards to employees who are not executive officers of the Company. The discussion below related to Compensation Committee also refers (where appropriate) to persons to whom such authority has been delegated by the Compensation Committee.

No Repricing without Stockholder Approval

Other than in connection with changes in capitalization, without the approval of the Company’s stockholders, the Compensation Committee will not (a) lower the exercise price of an option or stock appreciation right after it is granted when the exercise price per share exceeds the fair market value of one (1) share, (b) cancel an option or stock appreciation right in exchange for cash or another award (other than in connection with a Change in Control), or (c) take any other action with respect to an option or stock appreciation right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Company’s shares are traded.

Available Shares and Recycling

Subject to the 2020 Omnibus Incentive Plan’s adjustment and share counting provisions, a total of 46,169,367 shares will be authorized for awards granted under the 2020 Omnibus Incentive Plan, less: (A) one (1) share for every one (1) share that was subject to an option or stock appreciation right granted after December 31, 2019 and prior to the Effective Date under the 2011 Omnibus Incentive Plan, and (B) two point six (2.6) shares for every one (1) share that was subject to an award other than an option or stock appreciation right (a full-value award) granted after December 31, 2019 and prior to the Effective Date under the 2011 Omnibus Incentive Plan. Any shares that are subject to options or stock appreciation rights granted on or after the Effective Date under the 2020 Omnibus Incentive Plan will be counted against this limit as one (1) share for every one (1) share granted, and any shares that are subject to full value awards will be counted against this limit as two point six (2.6) shares for every one (1) share granted.

Any shares related to awards (including, after December 31, 2019, awards granted under the 2011 Omnibus Incentive Plan) which terminate by expiration, forfeiture, cancellation, or which are settled in cash in lieu of shares, or are exchanged for awards not involving shares, will be added back to the shares available for awards under the 2020 Omnibus Incentive Plan. The full number of stock appreciation rights (including, after December 31, 2019, stock appreciation rights granted under the 2011 Omnibus Incentive Plan) that can be settled by the issuance of shares will be counted against the number of shares available for awards under the 2020 Omnibus Incentive Plan, regardless of the number of shares actually issued upon settlement. Any shares withheld to satisfy tax withholding obligations on an award (including, after December 31, 2019, an award granted under the 2011 Omnibus Incentive Plan), shares tendered to pay the exercise price of an award (including, after December 31, 2019, an award granted under the 2011 Omnibus Incentive Plan), and shares repurchased on the open market with the proceeds of an option (including, after December 31, 2019, an option granted under the 2011 Omnibus Incentive Plan) exercise will not be added to the shares available for grant under the 2020 Omnibus Incentive Plan. Any shares that again become available for awards under the 2020 Omnibus Incentive Plan will be added as (i) one (1) share for every one (1) share subject to options or stock appreciation rights, and (ii) two point six (2.6) shares for every one (1) share subject to full value awards. The maximum number of shares that may be issued under the 2020 Omnibus Incentive Plan will not be affected by the payment of dividends or dividend equivalents in cash or in shares in connection with outstanding awards.

Substitute awards (granted in connection with certain corporate transactions) will not reduce the shares authorized for grant under the 2020 Omnibus Incentive Plan and will not be added to the shares available for awards under the 2020 Omnibus Incentive Plan. Additionally, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines, has shares available under a preexisting plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the 2020 Omnibus Incentive Plan and will not reduce the shares authorized for grant under the 2020 Omnibus Incentive Plan.

Options

All options granted under the 2020 Omnibus Incentive Plan will be nonqualified stock options unless the applicable award agreement expressly states that the option is intended to be an ISO. ISOs will be granted only to participants who are employees of the Company and its affiliates. The exercise price per share of Common Stock for each option will not be less than 100% of the fair market value of such share on the date of grant; provided, however, that, in the case of an ISO granted to an employee who, at the time of the grant of such option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any affiliate, the exercise price per share will not be less than 110% of the fair market value per share on the date of grant. The aggregate fair market value (determined as of the date an option is granted) of the shares for which ISOs granted to any employee under the 2020 Omnibus Incentive Plan may first become exercisable in any calendar year will not exceed $100,000. Solely for purposes of determining whether shares are available for the grant of ISOs under the 2020 Omnibus Incentive Plan, the maximum aggregate number of shares that may be issued pursuant to ISOs granted under the 2020 Omnibus Incentive Plan will be 46,169,367 shares, subject to adjustment for changes in capitalization.

The fair market value of shares of our Common Stock will be the per share closing price of the shares of our Common Stock on the Nasdaq on such date (or if there were no reported prices on such date, the closing price on the last preceding date on which the shares were traded) or, if the Company is not then listed on Nasdaq, on such other principal securities exchange on which the shares of our Common Stock are traded and if the Company is not listed on the Nasdaq or any other securities exchange, the fair market value of shares of our Common Stock will be determined by the Compensation Committee, in its sole discretion and in accordance with Section 409A of the Code.

The exercise price will be payable (i) in cash, check, cash equivalent and/or shares of Common Stock having a fair market value on the date of exercise equal to the exercise price; provided, that such shares of Common Stock are not subject to any pledge or other security interest and are held for the applicable period as determined by the Company’s auditors to avoid adverse accounting charges; and (ii) by such other method as the Compensation Committee may permit in accordance with applicable law, in its sole discretion, including: (A) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a broker to sell the shares of Common Stock otherwise deliverable upon the exercise of the option and to deliver promptly to the Company an amount equal to the exercise price or (B) by a “net exercise” method whereby the Company withholds from the delivery of the shares of Common Stock for which the option was exercised that number of shares of Common Stock having a fair market value equal to the aggregate exercise price for the shares of Common Stock for which the option was exercised.

Options will vest and become exercisable in such manner and on such date and dates, and expire after such period not to exceed ten (10) years, in each case, as may be determined by the Compensation Committee and as set forth in the applicable award agreement. With respect to an ISO, the option period will not exceed five (5) years from the date of grant for a participant who on the grant date owns shares representing more than 10% of the voting power of all classes of shares of the Company or any affiliate. Unless otherwise provided by the Compensation Committee in an award agreement: (i) the unvested portion of an option will expire upon termination of employment or service of the participant granted the option without consideration in respect of such portion, and the vested portion of such option will remain exercisable for (A) six (6) months following termination of employment or service by reason of such participant’s death or disability, but not later than the expiration of the option period, or (B) three (3) months following termination of employment or service for any reason other than such participant’s death or disability, and other than such participant’s termination of employment or service for cause, but not later than the expiration of the option period; and (ii) both the unvested and the vested portion of an option will automatically expire upon the termination of the participant’s employment or service by the Company for cause without consideration in respect of such portion. The specific terms and conditions will be set forth in an award agreement. Dividends and/or dividend equivalents will not be payable with respect to options.

SARs

Stock appreciation rights (“SARs”) may be granted under the 2020 Omnibus Incentive Plan. SARs allow the participant to receive the appreciation in the fair market value of the Common Stock between the exercise date and the date of grant. Any stock option granted under the 2020 Omnibus Incentive Plan may include SARs granted in tandem with such options. The Compensation Committee may also award SARs independent of any stock option grant. Subject to the provisions of the 2020 Omnibus Incentive Plan, the Compensation Committee determines the terms of SARs, including when such rights vest and become exercisable and whether to settle such awards in cash or with shares of Common Stock, or a combination thereof. Unless otherwise provided by the Compensation Committee in an award agreement: (i) the unvested portion of a SAR will expire upon termination of employment or service without consideration in respect of such option, and the vested portion of such SAR will remain exercisable for (A) six (6) months following termination of employment or service by reason of such participant’s death or disability, but not later than the expiration of the SAR exercise period or (B) three (3) months following termination of employment or service for any reason other than such participant’s death or disability, and other than such participant’s termination of employment or service for cause, but not later than the expiration of the SAR exercise period; and (ii) both the unvested and the vested portion of a SAR will automatically expire upon the termination of the participant’s employment or service by the Company for cause without consideration in respect of such portion. The specific terms and conditions will be set forth in an award agreement. Dividends and/or dividend equivalents will not be payable with respect to SARs.

Restricted Stock and RSUs

Restricted stock and restricted stock units (“RSUs”) may be granted under the 2020 Omnibus Incentive Plan. Restricted stock is a grant of shares of our Common Stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares will vest and the restrictions on such shares will lapse, in accordance with terms and conditions established by the Compensation Committee. RSUs are unfunded and unsecured promises to deliver shares of Common Stock, cash, or other securities or other property, subject to certain conditions under the 2020 Omnibus Incentive Plan. Such terms may include, among other things, vesting upon the achievement of specific performance goals determined by the Compensation Committee and/or continued service. The Compensation Committee, in its sole discretion, may accelerate the time at which any restrictions, limitations and other conditions will lapse or be removed. Recipients of restricted stock generally will have voting rights with respect to such shares of restricted stock upon grant without regard to vesting, unless the Compensation Committee provides otherwise. Shares that do not vest for any reason will be forfeited by the participant and will revert to the Company. The specific terms will be set forth in an award agreement. Dividends and other distributions will be credited with respect to restricted shares of restricted stock and will be withheld by the Compensation Committee and distributed at such time the related shares of restricted stock vest. Dividends and other distributions credited with respect to any shares of restricted stock that do not vest will be forfeited. Recipients of RSUs will not possess any rights of a stockholder with regard to such award (but see “Dividend Equivalents” below with regard to RSUs).

Other Share-Based Awards

Other share-based awards may be granted under the 2020 Omnibus Incentive Plan. The Compensation Committee may issue unrestricted shares of Common Stock, or other awards denominated in shares of Common Stock, whether restricted or unrestricted and whether current or deferred, under the 2020 Omnibus Incentive Plan to eligible persons, either alone or in tandem with other awards, in such amounts as the Compensation Committee will from time to time in its sole discretion determine. Each other share-based award granted under the 2020 Omnibus Incentive Plan will be subject to such conditions not inconsistent with the 2020 Omnibus Incentive Plan as may be reflected in the applicable award agreement. The Compensation Committee may specify that other share-based awards will include the right to receive dividend equivalents; provided that, any dividend equivalents granted in connection with respect to other share-based awards will be subject to the same restrictions and risk of forfeiture as the shares covered by such other share-based awards and will be settled only if, when and to the extent, such other share-based award vests. Any dividend equivalents with respect to other share-based awards that do not vest will be forfeited.

Performance Compensation Awards

Performance awards may be granted under the 2020 Omnibus Incentive Plan in the form of cash-based awards or share-based awards or a combination thereof. The performance goals will be set by the Compensation Committee, which also has the authority to determine whether such goals have been met. The Compensation Committee may specify that other performance awards will include the right to receive dividend equivalents; provided that, any dividend equivalents granted in connection with respect to performance awards will be subject to the same restrictions and risk of forfeiture as the shares covered by such performance awards and will be settled only if, when and to the extent, such performance award vests. Any dividend equivalents with respect to performance awards that do not vest will be forfeited.

The performance criteria that will be used to establish the performance goal(s) will be based on the attainment of one (1) or more objective performance goals established by the Compensation Committee, which will be based on the attainment of specified levels of certain performance goals, including: net sales; booking value of contract awards; year-end backlog; days sales outstanding; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the shares or any other publicly traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel; or any other goals provided by the Compensation Committee. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.

The Compensation Committee may also exclude charges related to an event or occurrence which the Compensation Committee determines should appropriately be excluded, including, but not limited to, (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Dividend Equivalents

A dividend equivalent is an amount equivalent to cash, stock or other property dividends on shares of our Common Stock. No dividend equivalents will be granted in connection with an option or a SAR. Unless otherwise provided in an award agreement, each RSU will include the right to receive dividend equivalents. Dividend equivalents will accumulate and be withheld by the Compensation Committee until the applicable RSUs upon which the dividend equivalents are awarded vest and any dividend equivalent payments that have accumulated and have been withheld by the Compensation Committee and attributable to any particular RSU will be distributed to the participant in cash or, at the sole discretion of the Compensation Committee, in shares of Common Stock having a fair market value equal to the amount of such dividend equivalent payments then due. Upon the vesting and settlement of RSUs that include dividend equivalents, the dividend equivalents attributable to such RSUs will expire automatically. The Compensation Committee may specify that other share-based and/or performance awards will include the right to receive dividend equivalents; provided that, any dividend equivalents granted in connection with respect to other share-based and/or performance awards will be subject to the same restrictions and risk of forfeiture as the shares covered by such other share-based and/or performance awards and will be settled only if, when and to the extent, such other share-based and/or performance award vests. Any dividend equivalents with respect to other share-based and/or performance awards that do not vest will be forfeited.

Changes in Capital Structure and Similar Events

In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the shares or the value thereof, such adjustments and other substitutions will be made to the 2020 Omnibus Incentive Plan and to awards as the Compensation Committee deems equitable or appropriate to prevent dilution or enlargement of the rights of participants under the 2020 Omnibus Incentive Plan, taking into consideration the accounting and tax consequences.

Effect of Change in Control

Unless otherwise defined in an award agreement, for purposes of the 2020 Omnibus Incentive Plan, “Change in Control” means the occurrence of any of the following events: (a) sale of all or substantially all of the assets of the Company and its subsidiaries taken as a whole; (b) any person or group of persons is or will become the “beneficial owner” (as defined in Rule 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Company then outstanding or (c) a merger or consolidation pursuant to which any person or group of persons becomes the beneficial owner of more than 50% of the voting stock of the Company or the surviving or resulting entity immediately following the consummation of such transaction. To the extent that an award is subject to Section 409A of the Code, then the term “Change in Control” will mean a transaction, event or circumstance described in the prior sentence as long as it also constitutes a “change in control event” within the meaning of Treasury Regulations Section 1.409A-3(i)(5).

Unless the Compensation Committee determines otherwise in an award agreement, the 2020 Omnibus Incentive Plan provides that if a Change in Control occurs and the successor assumes the award (or in which the Company is the ultimate parent corporation and continues the award) or the 2020 Omnibus Incentive Plan, during the two (2) year period immediately following the consummation of such Change in Control, a participant incurs an involuntary termination of service without cause, such participant will be entitled to the following treatment with respect to his or her awards (as applicable): (A) each option and SAR outstanding at such time under the 2020 Omnibus Incentive Plan will become fully vested and exercisable with respect to all shares covered thereby; (B) the restricted period will expire and restrictions, limitations and other conditions applicable to all outstanding restricted stock awards and RSUs will lapse and such awards will become fully vested and settled in accordance with their terms; (C) all performance awards will be considered to be earned and payable (pro rata based on the portion of the performance period completed as of the date of such termination), and any other restriction will lapse and such performance awards will be immediately settled or distributed; (D) for other share-based awards, any restrictions, limitations or conditions will immediately lapse and become settled.

Unless the Compensation Committee determines otherwise in an award agreement, to the extent the successor company in connection with a Change in Control does not assume or replace an award, the 2020 Omnibus Incentive Plan provides the following treatment: (i) options and SARs outstanding as of the date of the Change in Control that are not assumed or replaced will immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to restricted stock and RSUs that are not assumed or replaced will lapse and the restricted stock and RSUs will become free of all restrictions, limitations and conditions and become fully vested, (iii) all performance awards will be considered to be earned and payable (pro rata based on the portion of performance period completed as of the date of the Change in Control), and any other restriction will lapse and such performance awards will be immediately settled or distributed and (iv) the restrictions, limitations and other conditions applicable to any other share-based awards will lapse, and such other share-based awards will become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

The Compensation Committee, in its discretion, may also determine that, upon the occurrence of a Change in Control, each option and SAR outstanding will terminate or be canceled and in consideration for such cancellation or termination, a participant holding an option and/or SAR will receive an amount equal to the excess, if any, of the fair market value as determined by the Compensation Committee of such share of our Common Stock subject to such option or SAR immediately before the occurrence of such Change in Control over the exercise price per share of such option or SAR; provided that if the exercise price per share of such option and/or SAR equals or exceeds the fair market value of such share immediately before the occurrence of such Change in Control, then it may be canceled without the payment of consideration.

Transferability of Awards

Except as otherwise determined by the Compensation Committee, no award and no shares subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such award may be exercised during the life of the participant only by the participant or the participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Compensation Committee, a participant may assign or transfer an award (other than an ISO) without consideration (i) to the participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust in which a majority of the beneficiaries are the participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the participant or the persons referred to in clause (i) are a majority of the partners, members or stockholders or (iv) for charitable donations; provided that, such permitted assignee or transferee will be bound by and subject to all of the terms and conditions of the 2020 Omnibus Incentive Plan and the award agreement relating to the transferred award and will execute an agreement satisfactory to the Company evidencing such obligations; and provided further, that such participant will remain bound by the terms and conditions of the 2020 Omnibus Incentive Plan.

Forfeiture Events; Clawbacks

The Compensation Committee may specify in an award agreement that the participant’s rights, payments, and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events may include, but will not be limited to, termination of employment or service, violation of material Company, and/or subsidiary policies, breach of noncompetition, non-solicitation, confidentiality or other restrictive covenants that may apply to the participant, or other conduct by the participant that is detrimental to the business or reputation of the Company, and/or its subsidiaries.

If the Company is required to file an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the participant knowingly or recklessly engaged in the misconduct, or knowingly or recklessly failed to prevent or report the misconduct, or if the participant is one (1) of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the participant will reimburse the Company the amount of any payment in settlement of an award earned or accrued for such period as determined by the Compensation Committee following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document reflecting such material noncompliance.

Plan Amendment, Termination

The Board has the authority to alter, amend, suspend, or terminate the 2020 Omnibus Incentive Plan provided such action does not materially and adversely affect the existing rights of any participant and, provided further, that certain amendments will require stockholder approval. The 2020 Omnibus Incentive Plan will automatically terminate on the tenth (10th) anniversary of the Effective Date, or in the case of ISOs, the tenth (10th) anniversary of Board approval of the 2020 Omnibus Incentive Plan, unless we terminate it sooner.

U.S. Federal Tax Aspects

The following is a brief summary of the current federal income tax consequences that generally apply with respect to awards that may be granted under the 2020 Omnibus Incentive Plan and is based upon laws, regulations, rules and decisions now in effect, all of which are subject to change. The following summary is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2020 Omnibus Incentive Plan. This summary does not describe any foreign, state or local tax consequences, tax withholding requirements or various other rules that could apply to a particular individual or to the Company and its subsidiaries under certain circumstances (and references to the Company in this section include the applicable subsidiary, if any). This summary is not tax advice and is not intended or written to be used (and cannot be used by any taxpayer) to avoid penalties that may be imposed on a taxpayer. Tax implications may vary due to individual circumstances. Participants should consult their personal tax advisors about the tax consequences related to awards under the 2020 Omnibus Incentive Plan. Tax consequences are not guaranteed.

Nonqualified Stock Options.  The grant of nonqualified stock options generally should have no federal income tax consequences to the Company or the option holder. Upon the exercise of a nonqualified stock option, the option holder will recognize ordinary income equal to the excess of the fair market value of the acquired shares on the date of exercise over the exercise price paid for the shares. The Company generally will be allowed a federal income tax deduction equal to the same amount that the option holder recognizes as ordinary income. In the event of the disposition of the acquired shares of Common Stock, any additional gain or loss generally will be taxed to the option holder as either short-term or long-term capital gain or loss depending on how long the shares were held.

Incentive Stock Options.  The grant and exercise of ISOs generally should have no federal income tax consequences to the Company. The grant and exercise of ISOs generally have no ordinary income tax consequences to the option holder. However, upon the exercise of an ISO, the option holder treats the excess of the fair market value on the date of exercise over the exercise price as an item of tax adjustment for alternative minimum tax purposes, which may result in alternative minimum tax liability.

If the option holder retains the shares of Common Stock acquired upon the exercise of an incentive stock option for at least two (2) years following the grant date of the option and one (1) year following exercise of the option, the subsequent disposition of such shares will ordinarily result in long-term capital gains or losses to the option holder equal to the difference between the amount realized on disposition of the shares and the exercise price. The Company will not be entitled to any deduction in such case. If the holding period requirements described above are not met, the option holder will recognize ordinary income upon disposition of the Common Stock equal to the excess of the fair market value of the shares on the date of exercise (or, if less, the sale price received on disposition of the shares) over the exercise price. The Company will be entitled to a corresponding tax deduction in the same amount. Any additional gain or loss realized by the option holder on the disposition of the Common Stock will be taxed as short-term or long-term capital gain or loss, as applicable.

Stock Appreciation Rights.  The grant of SARs generally has no federal income tax consequences to the Company or the recipient. Upon the exercise of SARs, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of Common Stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income.

Restricted Stock.  The recipient of restricted stock normally will recognize ordinary income when the restrictions on the restricted stock lapse (i.e., at the time the restricted shares are no longer subject to a substantial risk of forfeiture or become transferable, whichever occurs first). However, a recipient instead may elect to recognize ordinary income at the time the restricted stock is granted by making an election under Section 83(b) of the Code within thirty (30) days after the grant date. In either case, the recipient will recognize ordinary income equal to the fair market value of such shares of stock at the time the income is recognized (reduced by the amount, if any, the recipient paid for the stock) and the Company generally will be entitled to a corresponding tax deduction. If the recipient subsequently disposes of the shares of Common Stock, any additional gain or loss should be eligible for short-term or long-term capital gain or loss tax treatment depending on how long the shares were held after the ordinary income was recognized. If a recipient makes an election under Section 83(b) of the Code and then forfeits the shares of Common Stock, the recipient normally will not be entitled to any tax deduction or refund with respect to the tax already paid.

Restricted Stock Units.  The grant of restricted stock units generally should have no federal income tax consequences to the Company or the recipient. When the restricted stock units are settled, the recipient will recognize ordinary income equal to the amount of cash received and/or the fair market value of any shares of Common Stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income.

Dividends and Dividend Equivalent Rights.  No taxable income should be recognized upon receipt of a dividend equivalent right award. A participant will recognize ordinary income in the year in which a dividend or distribution, whether in cash, securities or other property, is paid on an unrestricted basis to the participant. The amount of that income will be equal to the fair market value of the cash, securities or other property received. The Company will generally be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the participant of the dividend equivalent right award at the time the dividend or distribution is paid to such participant. That deduction will generally be taken for the taxable year in which such ordinary income is recognized.

Other Stock Awards.  The federal income tax consequences of other stock awards will depend on the form of such awards.

Disposition of Shares. Unless stated otherwise above, upon the subsequent disposition of shares of Common Stock acquired under any of the preceding awards, such individual will recognize capital gain or loss based upon the difference between the amount realized on the disposition and the basis in such shares, and such amount will be long-term capital gain or loss if such shares were held for more than 12 months.

Section 162(m) of the Code

Section 162(m) of the Code limits deductibility of compensation in excess of $1 million paid to certain executives, but exempts qualifying performance-based compensation payable under a written binding contract in effect on, and not materially modified after, November 2, 2017. The Compensation Committee intends to maximize the tax deductibility of compensation paid to executive officers where possible. However, the Compensation Committee may pay compensation to our executive officers that may not be deductible due to the limit imposed by Section 162(m) of the Code in order to continue to attract and retain superior talent.

Sections 280G and 4999 of the Code

Sections 280G and 4999 of the Code impose penalties on persons who pay and persons who receive so-called excess parachute payments. A parachute payment is the value of any amount that is paid to Company officers (or other disqualified individuals) on account of a change in control. If total parachute payments from all sources, including but not limited to stock-based compensation plans, equal or exceed three (3) times an officer’s (or other disqualified individual’s) base amount, meaning his or her five (5) year average taxable compensation, a portion of the parachute payments above one (1) times the base amount will constitute an excess parachute payment. Because of Section 4999 of the Code, the officer (or other disqualified individual) must pay an excise tax equal to 20% of the total excess parachute payments. This tax is in addition to other federal, state, and local income, wage, and employment taxes imposed on the individual’s change in control payments. Moreover, because of Section 280G of the Code, the company paying the compensation is unable to deduct the excess parachute payment.

Benefits to which participants are entitled under the 2020 Omnibus Incentive Plan and associated award agreements could constitute parachute payments under Sections 280G and 4999 of the Code if a change in control of the Company occurs. If this happens, the value of each participant’s parachute payment arising under the 2020 Omnibus Incentive Plan must be combined with other parachute payments the same participant may be entitled to receive under other agreements or plans with the Company or a related entity, such as an employment agreement or a severance agreement.

Section 409A of the Code

Section 409A of the Code provides requirements for certain nonqualified deferred compensation arrangements. If applicable, Section 409A of the Code also imposes penalties (including an additional 20% tax) on the recipient of deferred compensation in the event such compensation fails to comply with Section 409A of the Code. Furthermore, if applicable, Section 409A of the Code imposes certain tax reporting on the Company if such deferred compensation does not comply with Section 409A requirements. Unless otherwise provided by the Compensation Committee, awards granted under the 2020 Omnibus Incentive Plan generally are intended to either comply with or meet the requirements for an exemption from Section 409A of the Code. The Company does not guarantee to any participant that the 2020 Omnibus Incentive Plan or any award granted under the 2020 Omnibus Incentive Plan complies with or is exempt from Section 409A of the Code, and the Company will not have any liability to, or obligation to indemnify or hold harmless, any individual with respect to any tax consequences that arise from any such failure to comply with or meet an exemption under Section 409A of the Code.

New Plan Benefits

Awards under the 2020 Omnibus Incentive Plan will be granted in amounts and to individuals as determined by the Company in its discretion and depend on a number of factors. Therefore, the benefits or amounts that will be received by employees, officers and consultants under the 2020 Omnibus Incentive Plan are not determinable at this time.

Registration with the SEC

We intend to file a registration statement on Form S-8 relating to the issuance of our common stock under the 2020 Omnibus Incentive Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2020 Omnibus Incentive Plan by our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE
ADOPTION OF THE 2020 OMNIBUS INCENTIVE PLAN.

OTHER MATTERS

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the Board of Directors may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by calling the toll free number or over the internet or, if you requested to receive printed proxy materials, by marking, signing, dating and returning your proxy card.

COMMUNICATING WITH THE BOARD

Stockholders, employees and other individuals interested in communicating with the Chairman and CEO should write to the address below:

Rodney C. Sacks, Chairman and CEO

Monster Beverage Corporation

1 Monster Way

Corona, CA 92879

Those interested in communicating directly with the Board, any of the committees of the Board, the Lead Independent Director, and the non-employee directors as a group or individually should write to the address below:

Office of the Corporate Secretary

Monster Beverage Corporation

1 Monster Way

Corona, CA 92879

FORM 10-K AND OTHER DOCUMENTS AVAILABLE

A copy of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2019, as filed with the SEC, is available over the internet at the SEC’s website, www.sec.gov, or on our website at www.monsterbevcorp.com. The Annual Report on Form 10-K, as amended, is also available without charge to any stockholder upon request to:

Monster Beverage Corporation

1 Monster Way

Corona, CA 92879

(951) 739-6200 * (800) 426-7367

Additionally, charters for certain of the committees of the Board of Directors and the Lead Independent Director as well as the Company’s Code of Business Conduct and Ethics and Director Resignation Policy are available on our website.

Incorporation by Reference

In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this proxy statement or future filings made by the Company under those statutes, the information included under the captions “Compensation Committee Report,” and “Report of the Audit Committee” shall not be deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates these items by reference.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: April 21, 2020	/s/ Rodney C. Sacks
RODNEY C. SACKS
Chairman of the Board of Directors

APPENDIX A

MONSTER BEVERAGE CORPORATION

2020 OMNIBUS INCENTIVE PLAN

Monster Beverage Corporation, a Delaware corporation, previously established the Monster Beverage Corporation 2011 Omnibus Incentive Plan, as amended (the “Prior Plan”). Notwithstanding the Prior Plan, the Company’s Board of Directors determined that it was in the Company’s best interest to adopt this Monster Beverage Corporation 2020 Omnibus Incentive Plan (“Plan”). The Plan shall be effective as of the Effective Date. As of the Effective Date, no awards shall be made under the Prior Plan. The Prior Plan shall remain in effect, as applicable, for so long as awards thereunder remain outstanding. All awards granted pursuant to an Award Agreement under, and elections made pursuant to, the Prior Plan prior to the Effective Date shall remain in full force and effect in accordance with their terms and shall be administered in accordance with the terms and conditions of the Prior Plan, as applicable.

1.	PURPOSE OF THE PLAN

The purpose of the Plan is to continue to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees and consultants of the Company and its Subsidiaries who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS

Capitalized terms in the Plan and Award Agreements (unless otherwise defined in such Award Agreement) shall have the following meanings:

2.1.             “Affiliate” means (i) any direct or indirect Subsidiary of the Company or (ii) any other entity that, at the time of granting of an Award, is controlled by the Company and in which the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock (or equivalent equity-type security) of such entity; provided that with respect to incentive stock options, the term shall only mean “subsidiary corporation” as defined in Section 424(f) of the Code; further, provided that, with respect to the award of any “stock right” within the meaning of Section 409A of the Code, such affiliate must qualify as a “service recipient” within the meaning of Section 409A of the Code, to the extent applicable, and in applying Sections 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” (or, where legitimate business criteria exists as determined by the Committee, “at least 20 percent”) is used instead of “at least 80 percent.”

2.2.             “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Dividend Equivalent, or Performance Award granted pursuant to the provisions of the Plan.

2.3.             “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

2.4.             “Board” shall mean the Board of Directors of the Company.

2.5.             “Cause” shall mean, unless the applicable Award Agreement states otherwise: (a) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement or similar services agreement between the Participant and the Company or an Affiliate in effect at the time of such termination, or (b) in the absence of any such employment, consulting or similar services agreement (or the absence of any definition of “Cause” contained therein), “Cause” shall mean, as determined by the Committee, the Participant’s (i) act(s) of fraud or dishonesty, (ii) knowing and material failure to comply with applicable laws or regulations or satisfactorily perform Participant’s services, (iii) insubordination or (iv) drug or alcohol abuse.

2.6.             “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.7.             “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee of the Board to act as the Committee hereunder or if no such committee or subcommittee shall be in existence at any relevant time, the term “Committee” for purposes of the Plan shall mean the Board; provided, however, that during any time that the Company’s common stock is publicly traded, the Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, and (ii) an “independent director” to the extent required by the rules and regulations of the Nasdaq (or such other principal securities exchange on which the Shares are traded), to the extent required by such rules ((i) and (ii) are referred to as “Eligible Directors”); provided, further, that, if the Committee includes individuals who are not Eligible Directors then, to the extent permitted under applicable law and with respect to determinations made or to be made by it which are not otherwise delegated pursuant to the Plan, the Committee shall be deemed a subcommittee of only those individuals that constitute Eligible Directors and those individuals who are not Eligible Directors shall be deemed excluded from the Committee.

2.8.             “Company” means Monster Beverage Corporation, a corporation organized under the laws of Delaware or any successor corporation.

2.9.             “Data” has the meaning set forth in Section 12.23.

2.10.           “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization; provided, for purposes of Sections 422 and 409A of the Code, as applicable, “Date of Grant” shall mean the date of grant determined in accordance with the requirements of Sections 422 and 409A of the Code, as applicable.

2.11.           “Director” shall mean a member of the Board who is not an Employee of the Company or any of its Subsidiaries.

2.12.           “Disability” means (except as otherwise expressly provided in a Participant’s Award Agreement) or, in the case of an incentive stock option, in which case Disability shall have the definition in Section 22(e)(3) of the Code, a complete and permanent inability of a Participant to perform all of such Participant’s duties under the terms of Participant’s employment or service with the Company or its Subsidiaries, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary. Notwithstanding anything herein to the contrary, in any circumstance in which the definition of “Disability” under this Plan would otherwise be operative and with respect to which the additional tax under Section 409A of the Code would apply or be imposed, but where such tax would not apply or be imposed if the meaning of the term “Disability” met the requirements of Section 409A(a)(2)(A)(ii) of the Code, then the term “Disability” herein shall mean, but only for the circumstances so affected and the item of income with respect to which the additional tax under Section 409A of the Code would otherwise be imposed, a “disability” within the meaning of Treasury Regulations Section 1.409A-3(i)(4).

2.13.           “Dividend Equivalents” shall have the meaning set forth in Section 7.7.

2.14.           “Effective Date” shall mean the date of the approval of the Plan by the Company’s stockholders.

2.15.           “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such Person becoming an employee of the Company or any Subsidiary. Solely for purposes of the Plan, an Employee shall also mean any consultant who is a natural person and who provides services to the Company or any Subsidiary, so long as such natural person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.16.           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.17.          “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares shall be the per Share closing price of the Shares on the Nasdaq on such date (or if there were no reported prices on such date, the closing price on the last preceding date on which the Shares were traded) or, if the Company is not then listed on Nasdaq, on such other principal securities exchange on which the Shares are traded and if the Company is not listed on the Nasdaq or any other securities exchange, the Fair Market Value of Shares shall be determined by the Committee, in its sole discretion and in accordance with Section 409A of the Code.

2.18.           “Full Value Award” shall mean an Award, other than an Award for Options or Stock Appreciation Rights, that is settled in Shares.

2.19.           “Good Reason” shall mean (a) a Participant having “good reason” to terminate such Participant’s employment or service, as defined in any employment or consulting or similar services agreement between a Participant and the Company or an Affiliate in effect at the time of such termination, or (b) in the absence of any such employment, consulting or similar services agreement (or the absence of any definition of “good reason” contained therein), “Good Reason” shall mean (i) a material diminution in a Participant’s duties and responsibilities; (ii) a material decrease in a Participant’s base salary other than a decrease in base salary that affects similarly situated Employees; or (iii) a relocation of a Participant’s primary work location more than thirty (30) miles from such Participant’s primary work location, without such Participant’s prior written consent; provided that, within thirty (30) days following the occurrence of any of the events set forth herein, a Participant shall have delivered written notice to the Company of such Participant’s intention to terminate such

Participant’s employment or service for Good Reason, and the Company shall not have cured such circumstances within thirty (30) days following the Company’s receipt of such notice.

2.20.           “Option” shall mean either a nonqualified stock option or an incentive stock option.

2.21.           “Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.22.           “Participant” shall mean an Employee who is selected by the Committee to receive an Award under the Plan.

2.23.           “Payee” shall have the meaning set forth in Section 12.1.

2.24.           “Performance Award” shall mean any Award of Performance Cash or Performance Shares granted pursuant to Article 9.

2.25.           “Performance Cash” shall mean any cash incentives granted pursuant to Article 9, including Restricted Stock Units settled in cash, which will be paid to a Participant upon the achievement of such performance goals or at such time(s) as the Committee shall establish.

2.26.           “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.27.           “Performance Share” shall mean any grant pursuant to Article 9, including Restricted Stock Units, of a Share, or a unit valued by reference to a designated number of Shares, which Share or unit value will be paid to the Participant upon achievement of such performance goals or at such time(s) as the Committee shall establish.

2.28.           “Permitted Assignee” shall have the meaning set forth in Section 11.3.

2.29.           “Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

2.30.           “Plan” shall have the meaning set forth in the preamble.

2.31.           “Prior Plan” shall have the meaning set forth in the preamble.

2.32.           “Restricted Period” shall mean the period in which an Award remains unvested.

2.33.           “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and, subject to Section 7.3, the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.34.           “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.35.           “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to a Participant by delivery of such property as the Committee shall determine, including, without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including, without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or, subject to Section 7.7, to receive any cash Dividend Equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.36.           “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1.

2.37.           “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations, or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations, or guidance.

2.38.           “Shares” shall mean the shares of the common stock of the Company, par value $0.005 per share (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

2.39.           “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.40.           “Stock Appreciation Right Period” shall have the meaning set forth in Section 6.2.

2.41.           “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a Stock Appreciation Right granted in tandem with an Option, the exercise price of the related Option; or (ii) in the case of a Stock Appreciation Right granted independent of an Option, an amount not less than the Fair Market Value on the Date of Grant.

2.42.           “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one (1) of the other corporations in the chain.

2.43.           “Substitute Awards” shall mean Awards that may, in the sole discretion of the Committee, be granted or Shares issued by the Company under the Plan in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.44.           “Ten Percent Shareholder” shall have the meaning set forth in Section 5.3.

2.45.           “Total Payments” shall have the meaning set forth in Section 12.24.

3.	SHARES SUBJECT TO THE PLAN

3.1.             Number of Shares.

a.       Subject to adjustment as provided in Section 11.2 and the provisions contained in this Section 3.1, a total of 46,169,367 Shares shall be authorized for Awards granted under the Plan, less one (1) Share for every one (1) Share that was subject to an option or stock appreciation right granted after December 31, 2019 and prior to the Effective Date under the Prior Plan and two point six (2.6) Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after December 31, 2019 and prior to the Effective Date under the Prior Plan. On and after the Effective Date, any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted, and any Shares that are subject to Full Value Awards shall be counted against this limit as two point six (2.6) Shares for every one (1) Share granted. After the Effective Date, no awards may be granted under the Prior Plan.

b.      If (i) any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, or (ii) after December 31, 2019, any Shares related to awards granted under the Prior Plan which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for awards not involving Shares, shall be added to the Shares available for Awards under the Plan, in accordance with Section 3.1(d) below. However, the full number of Stock Appreciation Rights (or, after December 31, 2019, stock appreciation rights under the Prior Plan) granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for Awards under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights (or, after December 31, 2019, stock appreciation rights under the Prior Plan). Furthermore, any Shares withheld to satisfy tax withholding obligations on an Award (or, after December 31, 2019, an award under the Prior Plan), Shares tendered to pay the exercise price of an Award (or, after December 31, 2019, an award under the Prior Plan) under the Plan, and Shares repurchased on the open market with the proceeds of an Option (or, after December 31, 2019, an option under the Prior Plan) exercise will not be added to the Shares available for grant under this Plan.

c.       Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines, has shares available under a preexisting plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in paragraph (b) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees prior to such acquisition or combination.

d.      Any Shares that again become available for Awards under the Plan pursuant to this Section 3.1 shall be added as (i) one (1) Share for every one (1) Share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan, and (ii) as two point six (2.6) Shares for every one (1) Share subject to Full Value Awards granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plan.

e.       The maximum number of Shares that may be issued under the Plan in this Section 3.1 shall not be affected by the payment of dividends or Dividend Equivalents in cash or in Shares in connection with outstanding Awards.

3.2.             Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.

4.	ELIGIBILITY AND ADMINISTRATION

4.1.             Eligibility. Any Employee shall be eligible to be selected as a Participant by the Committee or by a Person designated by the Committee.

4.2.             Administration.

a.       The Plan shall be administered by the Committee. If a Committee member shall fail to qualify as an Eligible Director, such failure shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan, unless invalidation is required by applicable law or securities exchange requirements. Unless otherwise expressly provided in the applicable charter or bylaws, the acts of a majority of the Committee members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

b.      The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares or dollar value to be covered by each Award granted hereunder; (iv) determine the terms and conditions, including vesting conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled, forfeited, or suspended; (viii) accelerate, continue, or extend the exercisability or vesting of any Award or any Shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of employment or service; (ix) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (x) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (xi) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xii) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xiii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

c.       Decisions of the Committee shall be final, conclusive and binding on all Persons or entities, including the Company, any Participant, and any Subsidiary.

d.      To the extent not inconsistent with applicable law or the rules and regulations of Nasdaq (or such other principal securities exchange on which the Shares are traded), the Committee may delegate to (i) a committee of one (1) or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, one (1) or more executive officers or a committee of executive officers the right to grant Awards to Employees who are not executive officers of the Company.

5.	OPTIONS

5.1.             Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article 5 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2.             Award Agreements. All Options granted pursuant to this Article 5 shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article 5 may hold more than one (1) Option granted pursuant to the Plan at the same time. For the avoidance of doubt, dividends and/or Dividend Equivalents shall not be payable with respect to Options.

5.3.             Option Price. Other than in connection with Substitute Awards, the Option price per each Share purchasable under any Option granted pursuant to this Article 5 shall not be less than 100% of the Fair Market Value of one (1) Share on the Date of Grant of such Option; provided that the Option price of an incentive stock option granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (a “Ten Percent Shareholder”) shall be no less than 110% of the Fair Market Value of one (1) Share on the Date of Grant of such Option. Other than pursuant to Section 11.2, the Committee shall not without the approval of the Company’s stockholders (a) when the Option price per Share exceeds the Fair Market Value of one (1) Share, lower the Option price per Share of an Option after it is granted, (b) cancel an Option in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 10.1(d)), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

5.4.             Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; provided, further, that no incentive stock option granted to a Ten Percent Shareholder shall be exercisable after five (5) years from the date the Option is granted. Unless otherwise provided by the Committee in an Award Agreement or otherwise determined by it in accordance with the Plan: (a) the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option without consideration therefor, and the vested portion of such Option shall remain exercisable for (i) six (6) months following termination of employment or service by reason of such Participant’s death or Disability, but not later than the expiration of the Option period or (ii) three (3) months following termination of employment or service for any reason other than such Participant’s death or Disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the

Option period and (b) both the unvested and the vested portion of an Option shall automatically expire upon the termination of the Participant’s employment or service by the Company for Cause without consideration therefor.

5.5.             Exercise of Options.

a.       Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

b.      Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (provided that such Shares are not subject to any pledge or other security interest and are held for the applicable period as determined by the Company’s auditors to avoid adverse accounting charges); and (iii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including: (A) if there is a public market for the Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the exercise price or (B) by a “net exercise” method whereby the Company withholds from the delivery of the Shares for which the Option was exercised that number of Shares having a Fair Market Value equal to the aggregate exercise price for the Shares for which the Option was exercised. Any fractional Shares shall be settled in cash.

c.       The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.

5.6.             Incentive Stock Options.

a.       The Committee may grant Options intended to qualify as “incentive stock options,” as defined in Section 422 of the Code, to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code.

b.      No Option shall be treated as an incentive stock option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code; provided that any Option intended to be an incentive stock option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a nonqualified stock option unless and until such approval is obtained. If for any reason an Option intended to be an incentive stock option (or any portion thereof) shall not qualify as an incentive stock option, then, to the extent of such non-qualification, such Option or portion thereof shall be regarded as a nonqualified stock option appropriately granted under the Plan.

c.       The aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares for which incentive stock options granted to any employee under this Plan may first become exercisable in any calendar year shall not exceed $100,000.

d.      Solely for purposes of determining whether Shares are available for the grant of incentive stock options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to incentive stock options granted under the Plan shall be 46,169,367 Shares, subject to adjustment provided in Section 11.2.

e.       Each Participant awarded an incentive stock option under the Plan shall notify the Company in writing promptly after the date the Participant makes a disqualifying disposition of any Shares acquired pursuant to the exercise of such incentive stock option. A disqualifying disposition is any disposition (including any sale) of such Shares before the later of (i) two (2) years after the Date of Grant of the incentive stock option; or (ii) one (1) year after the date of exercise of the incentive stock option upon which such Shares were issued. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Shares acquired pursuant to the exercise of an incentive stock option as agent for the applicable Participant until the end of the period described in the preceding sentence.

6.	STOCK APPRECIATION RIGHTS

6.1.             Grant of Stock Appreciation Rights. The Committee may provide Stock Appreciation Rights (a) in tandem with any Option granted under the Plan, or (b) independent of any Option, in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2.             Vesting and Expiration. A Stock Appreciation Right granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. Any other Stock Appreciation Right shall (i) vest and become exercisable in such manner and on such date or dates; and (ii) expire after such period, not to exceed ten (10) years (the “Stock Appreciation Right Period”), in each case as may be determined by the Committee and as set forth in an Award Agreement. Unless otherwise provided by the Committee in an Award Agreement: (i) the unvested portion of a Stock Appreciation Right shall expire upon termination of employment or service of the Participant who is granted the Stock Appreciation Right, and the vested portion of such Stock Appreciation Right shall remain exercisable for (A) six (6) months following termination of employment or service by reason of such Participant’s death or Disability, but not later than the expiration of the Stock Appreciation Right Period; or (B) three (3) months following termination of employment or service for any reason other than such Participant’s death or Disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Stock Appreciation Right Period; and (ii) both the unvested and the vested portion of a Stock Appreciation Right shall expire without consideration therefor upon the termination of the Participant’s employment or service by the Company for Cause.

6.3.             Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

a.       The Committee shall determine in its sole discretion whether upon the exercise of a Stock Appreciation Right payment shall be made in cash, in whole Shares or other property, or any combination thereof. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Stock Appreciation Rights shall be subject to such vesting conditions as may be imposed by the Committee. The Committee may impose such other conditions or restrictions on the terms of exercise of any Stock Appreciation Right, as it shall deem appropriate.

b.      Upon the exercise of a Stock Appreciation Right, the Company shall pay to the Participant an amount equal to the number of Shares subject to the Stock Appreciation Right that are being exercised multiplied by the excess, if any, of the Fair Market Value of a Share on the exercise date over the Strike Price, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in Shares with a Fair Market Value equal to such amount, or any combination thereof, as determined by the Committee in an Award Agreement or otherwise. Any fractional Share shall be settled in cash.

c.       Without the approval of the Company’s stockholders, other than pursuant to Section 11.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the Date of Grant (ii) cancel any Stock Appreciation Right in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 10.1(d)), and (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded.

d.       For the avoidance of doubt, dividends and/or Dividend Equivalents shall not be payable with respect to Stock Appreciation Rights.

7.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1.             Grants. Awards of Restricted Stock and Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other incentive compensation.

7.2.             Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant. The Committee shall impose such terms, conditions and/or restrictions on any Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation: a requirement that Participants pay a stipulated purchase price for each Restricted Stock or each Restricted Stock Unit; forfeiture conditions; transfer restrictions; restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual); time-based restrictions on vesting; and/or restrictions under applicable federal or state securities laws.

7.3.             Rights of Holders of Restricted Stock and Restricted Stock Units. Except as determined by the Committee and specified in an Award Agreement, beginning on the Date of Grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall have the rights and privileges of a stockholder of the Company with respect to all Shares subject to the Award Agreement, including the right to vote such Shares and the right to receive dividends (if any) with respect to such Shares, subject to the terms of this Section 7.3. A Participant receiving a Restricted Stock Unit Award shall not possess any rights of a stockholder with respect to such Award. Any Shares or any other property (including cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

7.4.             Effect of Termination of Employment. The Award Agreement for a Restricted Stock Award or Restricted Stock Unit Award shall set forth the extent to which the Participant shall have the right to retain Restricted Stock or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company and its Subsidiaries; provided, however, unless otherwise provided for in an Award Agreement, if the Participant’s employment or service is terminated for Cause, any Restricted Stock or Restricted Stock Unit shall be immediately forfeited.

7.5.             Issuance of Shares; Restrictions. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Restricted Stock may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. In order to enforce the limitations imposed upon the Restricted Stock, the Committee may cause “stop transfer” instructions to be issued, as it deems necessary or appropriate. Restricted Stock Units may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged, or otherwise encumbered at any time.

7.6.             Delivery of Restricted Stock and Settlement of Restricted Stock Units.

a.       Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or such Participant’s beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends on Restricted Stock shall accumulate and be withheld until the restrictions on such Restricted Stock lapse. Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award Agreement).

b.      Unless otherwise provided by the Committee in an Award Agreement or otherwise determined by the Committee in accordance with the Plan, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or such Participant’s beneficiary, without charge, one Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part common stock in lieu of delivering only Shares in respect of such Restricted Stock

Units; or (ii) defer the delivery of Shares (or cash or part cash and part common stock, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of the Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

7.7.             Dividend Equivalents. Unless otherwise provided in an Award Agreement, each Restricted Stock Unit may include the right to receive, on a deferred basis, amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) as provided herein. Dividend Equivalents will accumulate and be withheld until the applicable Restricted Stock Units upon which the Dividend Equivalents are awarded vest and any Dividend Equivalent payments that have accumulated and have been withheld by the Committee and attributable to any particular Restricted Stock Unit shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such Dividend Equivalent payments then due; provided that, in the event that all or any portion of any Restricted Stock Unit is forfeited, the Dividend Equivalents attributable to such forfeited Restricted Stock Unit shall also be forfeited. Upon the vesting and settlement of Restricted Stock Units that include Dividend Equivalents, the Dividend Equivalents attributable to such Restricted Stock Units shall expire automatically.

8.	OTHER SHARE-BASED AWARDS

8.1.             Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”) may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation. Other Share-Based Awards shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee.

8.2.             Award Agreements. The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Section 8.2, Dividend Equivalents and cash and any property distributed as a dividend or otherwise with respect to the number of Shares covered by an Other Share-Based Award shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by an Other Share-Based Award with respect to which such cash, Shares or other property has been distributed and shall be settled only if, when and to the extent, such Other Share-Based Award vests; the value of amounts payable with respect to an Other Share-Based Award that does not vest shall be forfeited.

8.3.             Effect of Termination of Employment. The Award Agreement for an Other Share-Based Award shall set forth the extent to the Award will be retained following termination of the Participant’s employment with or provision of services to the Company and its Subsidiaries; provided, however, unless otherwise provided for in an Award Agreement, if the Participant’s employment or service is terminated for Cause, such Other Share-Based Award shall be immediately forfeited.

8.4.             Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the

Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.	PERFORMANCE AWARDS

9.1.             Grants. Performance Awards in the form of Performance Cash or Performance Shares, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee.

9.2.             Performance Criteria. If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 9, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; booking value of contract awards; year-end backlog; days sales outstanding; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per Share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per Share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel; or any other goals provided by the Committee. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including, but not limited to, (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

9.3.             Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Performance Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Section 9.3, Dividend Equivalents and cash and any property distributed as a dividend or otherwise with respect to the number of Shares covered by a Performance

Award shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by a Performance Award with respect to which such cash, Shares or other property has been distributed and shall be settled only if, when and to the extent, such Performance Award vests. The value of amounts payable with respect to a Performance Award that does not vest shall be forfeited.

9.4.             Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Performance Award to be distributed shall be conclusively determined by the Committee.

9.5.             Effect of Termination of Employment. The Award Agreement for Performance Awards shall set forth the extent to which the Participant shall have the right to retain Performance Awards following termination of the Participant’s employment with or provision of services to the Company and its Subsidiaries; provided that, unless otherwise provided for in an Award Agreement, if the Participant’s employment or service is terminated for Cause, any Performance Award shall be immediately terminated.

9.6.             Payment. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be paid only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code. Performance Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 9.6 and in a manner intended to be exempt or comply with Section 409A of the Code and local law, as applicable. For Performance Awards covering Participants who are U.S. employees and for which no deferral election has been made, Performance Awards will be paid in the fiscal year that follows the fiscal year during which the Performance Period ends and no later than two and one-half (2.5) months following the end of the fiscal year during which the Performance Period is completed (or at such other time as would not result in a violation of Section 409A of the Code).

10.	CHANGE IN CONTROL PROVISIONS

10.1.         Treatment of Awards.

a.       Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or replaces an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award, (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or a subsidiary thereof) terminates (except as provided in the Award Agreement, other than a termination by the Company for Cause (as defined in an Award Agreement)) within twenty four (24) months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable): (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised, (ii) restrictions, limitations and other conditions on Restricted Stock and Restricted Stock Units shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, (iii) all Performance Awards shall be considered to be earned and payable (pro rata based on the portion of the Performance Period completed as of the date of the termination), and any other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, and (iv) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards shall lapse, and such Other Share-Based Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 10.1, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award shall be considered assumed or replaced if following the Change in Control the assumed or replacement award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

b.      Unless otherwise provided in an Award Agreement, in the event of any Change in Control of the Company, to the extent the successor company does not assume or replace an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award): (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or replaced shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or replaced shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, (iii) all Performance Awards shall be considered to be earned and payable (pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, and (iv) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards shall lapse, and such Other Share-Based Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

c.       Notwithstanding the foregoing, the Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Option and Stock Appreciation Right shall be canceled and in consideration for such cancellation each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine; provided that if the exercise price per Share of such Option and/or Stock Appreciation Right equals or exceeds the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control, then such Option and/or Stock Appreciation Right may be canceled without the payment of consideration.

d.      Change in Control. Unless otherwise defined in an Award Agreement, for purposes of the Plan, “Change in Control” means the occurrence of any of the following events: (a) sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole; (b) any Person or group of Persons is or shall become the “beneficial owner” (as defined in Rule 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Company then outstanding or (c) a merger or consolidation pursuant to which any Person or group of Persons becomes the “beneficial owner” (as defined in clause (ii) above) of more than 50% of the voting stock of the Company or the surviving or resulting entity immediately following the consummation of such transaction. Notwithstanding anything herein to the contrary, in any circumstance in which the definition of “Change in Control” under this Plan would otherwise be operative and with respect to which the additional tax under Section 409A of the Code would apply or be imposed, but where such tax would not apply or be imposed if the meaning of the term “Change in Control” met the requirements of Section 409A(a)(2)(A)(v) of the Code, then the term “Change in Control” herein shall mean, but only for the transaction, event or circumstance so affected and the item of income with respect to which the additional tax under Section 409A of the Code would otherwise be imposed, a transaction, event or circumstance that is both (x) described in the preceding provisions of this definition, and (y) a “change in control event” within the meaning of Treasury Regulations Section 1.409A-3(i)(5).

11.	GENERALLY APPLICABLE PROVISIONS

11.1.         Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 11.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of Persons eligible to participate in the Plan, (d) amend any provision of Section 5.5 or Section 6.3 to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval, or (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2. The Board may not (except pursuant to Section 11.2 or in connection with a Change in Control), when the exercise price or grant price per Share exceeds the Fair Market Value of a Share, without the approval of the Company’s stockholders, cancel an Option or Stock Appreciation Right in exchange for cash or take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for another Award. In addition, no amendments to, or suspension or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.

11.2.         Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate to prevent dilution or enlargement of the rights of Participants under the Plan, taking into consideration the accounting and tax consequences, including (a) such adjustments in the terms, the aggregate number, class and kind of securities that may be delivered under the Plan, the maximum number of Shares that may be issued as incentive stock options and, in the aggregate or to any one Participant, in the number, class, kind and Option or exercise price or Strike Price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number; (b) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and (c) if not assumed or substituted, canceling any one or more outstanding Awards or portion thereof and causing to be paid to the holders thereof, in cash, Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Share received or to be received by other stockholders of the Company in such event), including, in the case of an outstanding Option or Stock Appreciation Right, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or Stock Appreciation Right over the aggregate exercise price or Strike Price of such Option or Stock Appreciation Right (it being understood that, in such event, any Option or Stock Appreciation Right having a per Share exercise price or Strike Price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring” (within the meaning of FASB Accounting Standards Codification Topic 718 or any successor rule), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in incentive stock options under this Section 11.2 (other than any cancellation of incentive stock options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any otherwise applicable adjustments under this Section 11.2 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act or the exemption under Section 409A of the Code, to the extent applicable. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

11.3.         Transferability of Awards. Except as provided below, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (other than an incentive stock option) without consideration (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust in which a majority of the beneficiaries are the Participant or the Persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the Persons referred to in clause (i) are a majority of the partners, members or stockholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section. The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Assignee, and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to a Permitted Assignee, except that (A) Permitted Assignees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) the Committee or the Company shall not be required to provide any notice to a Permitted Assignee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (C) the consequences of the termination of the Participant’s employment or service with the Company or an Affiliate under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including that an Option or Stock Appreciation Right shall be exercisable by a Permitted Assignee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

11.4.         Deferral. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred.

12.	MISCELLANEOUS

12.1.         Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such Person, a “Payee”) net of any applicable federal, state and local taxes (whether imposed in the United States or in any other jurisdiction) required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to a Payee such withholding taxes as may be required by law, or to otherwise require a Payee to pay such withholding taxes. If a Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (which are not subject to any pledge or other security interest and are held for the applicable period as determined by the Company’s auditors to avoid adverse accounting charges) having a Fair Market Value equal to such withholding liability, or by directing the Company to retain Shares otherwise deliverable in connection with the Award pursuant to the exercise or settlement of the Award a number of Shares with a Fair Market Value equal to such liability. Notwithstanding anything herein to the contrary, the amount withheld shall not exceed the maximum statutory tax rates in the Participant’s applicable jurisdictions. The maximum statutory tax rates are based on the applicable rates of the relevant tax authorities (for example, federal, state, and local), including the Participant’s share of payroll or similar taxes, as provided in tax law, regulations or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction (even if that rate exceeds the highest rate that may be applicable to the Participant) and that does not result in adverse accounting consequences.

12.2.         Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or

Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

12.3.         Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

12.4.         Forfeiture Events.

a.       The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment or service, violation of material Company, and/or Subsidiary policies, breach of noncompetition, non-solicitation, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, and/or its Subsidiaries.

b.      If the Company is required to file an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or recklessly engaged in the misconduct, or knowingly or recklessly failed to prevent or report the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued for such period as determined by the Committee following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document reflecting such material noncompliance.

12.5.         Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the United States Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

12.6.         Nature of Payments. All Awards made pursuant to the Plan are in consideration of service performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary or as otherwise provided in a respective employee benefit plan of the Company.

12.7.         Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

12.8.         Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of a change in law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

12.9.         Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

12.10.     Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

12.11.     Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

12.12.     Effective Date of Plan; Termination of Plan. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth (10th) anniversary of the Effective Date of the Plan (or in the case of incentive stock options, the tenth (10th) anniversary of Board approval of the Plan), on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

12.13.     Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country. The Committee may amend the terms of the Plan or outstanding Awards (or adopt one or more sub-plans) in its sole discretion with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

12.14.     Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. If a Participant is a “specified employee” (as defined under Section 409A of the Code) and should any portion of the Award that would otherwise be payable under such Award be determined to be a payment that is not exempt from Section 409A of the Code, such payment, to the extent otherwise payable within six (6) months after a “separation from service” (as defined under Section 409A of the Code), and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, will be settled on the earlier of the date that is six (6) months and one (1) day after the date of such of separation from service or the date of Participant’s death. For purposes of Section 409A of the Code, each installment payment provided under this Agreement shall be treated as a separate payment.

12.15.     No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization, the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

12.16.     Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

12.17.     Incentive Stock Options Shareholder Approval. The Plan shall become effective on the Effective Date, provided, however, that no incentive stock option that may be granted under the Plan shall be valid as an incentive stock option unless and until the Plan has been approved by stockholders no later than the twelve (12) month anniversary of adoption by the Board in the manner provided under Section 424 of the Code and Treasury Regulations thereunder. Nothing in this clause shall affect the validity of Awards granted after the Effective Date if such stockholder approval has not been obtained.

12.18.     Interpretation. Whenever the words “include,” “includes” or “including” are used in the Plan, they shall be deemed to be followed by the words “without limitation.”

12.19.     Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

12.20.     Other Agreements. The Committee may require, as a condition to the vesting of, grant of and/or the receipt of Shares under an Award, that Participants execute lock-up or other agreements, as it may determine in its sole and absolute discretion.

12.21.     Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Shares under any Award made under the Plan.

12.22.     Brokerage Accounts. Participants shall abide by the terms of any brokerage, custody or similar agreement established by the Company in connection with administration of the Plan, including the automatic reinvestment of dividends and payments on Shares awarded under the Plan, to the extent such Shares are held pursuant to such agreement. Such brokerage, custody or similar agreement may be modified by the Company (subject to the consent of such broker or applicable counterparty) at any time and from time to time.

12.23.     Data Privacy. Except as prohibited by applicable law (including, as applicable, foreign laws), the receipt by a Participant of an Award and the benefits thereunder may be conditioned on such Participant acknowledging and consenting to the collection, use and transfer, in electronic or other form, of personal data as described in this subsection by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in this Plan. The Committee may, from time to time and at any time, require Participants to execute consents or similar agreements providing for such collection, use and transfer, in a manner consistent with applicable law (including, as applicable, foreign laws). Subject to applicable law (including, as applicable, foreign laws), the Company and its Affiliates may hold certain personal information about a Participant, including but not limited to, a Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares held in the Company or any of its Subsidiaries and Affiliates, and details of all Awards, in each case, for the purpose of implementing, managing and administering this Plan and Awards (the “Data”). Subject to applicable law (including, as applicable, foreign laws), the Company and its Affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Participant’s participation in this Plan, and the Company and its Affiliates may each further transfer the Data to any third parties assisting the Company and its Affiliates in the implementation, administration and management of this Plan. These recipients may be located in a Participant’s country, or elsewhere, and a Participant’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, subject to applicable law (including, as applicable, foreign laws), each Participant authorizes and shall authorize upon request such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing a Participant’s participation in this Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or its Affiliates, or a Participant, may elect to deposit any Shares. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage a Participant’s participation in this Plan. Subject to applicable law (including, as applicable, foreign laws), a Participant may, at any time, view the Data held by the Company or its Affiliates with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to such Participant or refuse or withdraw the consents set forth in the Award Agreement in writing, in any case without cost, by contacting such Participant’s local human resources representative.

12.24.     Mitigation of Excise Tax. Subject to the last sentence of this Section 12.24, if any payment or right accruing to a Participant under the Plan (without the application of this Section 12.24), either alone or together with other payments or rights accruing to the Participant from the Company, Affiliates and Subsidiaries (“Total Payments”), would constitute a “parachute payment” (as defined in Section 280G of the Code), such payments and rights shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether and how any reduction in the rights or payments under the Plan is to apply shall be made by the Committee in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. Unless otherwise provided in an Award Agreement or in an employment agreement, the foregoing provisions of this Section 12.24 shall apply with respect to any Person only if, after reduction for any applicable federal excise tax imposed by Section 4999 of the Code and federal income tax imposed by the Code, the Total Payments accruing to such Person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of the Plan and after reduction for only federal income taxes. Notwithstanding the foregoing, in the event a Participant is a party to an employment agreement or other agreement with the Company or an Affiliate that provides for more favorable treatment for the Participant regarding Section 280G of the Code, such agreement shall be controlling.

12.25.     Plan Document Controls. This Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided, however, that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

12.26.     Employment Agreement Supersedes Award Agreement. In the event a Participant is a party to an employment agreement with the Company and/or an Affiliate that expressly provides for vesting or extended exercisability of Awards on terms more favorable to the Participant than the Participant’s Award Agreement or this Plan, such employment agreement shall be controlling; provided, however, that: (a) the employment agreement shall not be controlling to the extent the Participant and the Company and/or an Affiliate agree it shall not be controlling; and (b) an employment agreement or modification to an employment agreement shall be deemed to modify the terms of any pre-existing Award only if the terms of the employment agreement expressly so provide.

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VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. MONSTER BEVERAGE CORPORATION 1 MONSTER WAY CORONA, CA 92879 During The Meeting - Go to www.virtualshareholdermeeting.com/MNST2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D12980-P39830 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. MONSTER BEVERAGE CORPORATION THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Proposal to elect ten Directors: Nominees: 01) Rodney C. Sacks 02) Hilton H. Schlosberg 03) Mark J. Hall 04) Kathleen E. Ciaramello 05) Gary P. Fayard 06) Jeanne P. Jackson 07) Steven G. Pizula 08) Benjamin M. Polk 09) Sydney Selati 10) Mark S. Vidergauz For Against Abstain ! ! ! ! ! ! ! ! ! 2. Proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020. Proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. 3. 4. Proposal to approve the Monster Beverage Corporation 2020 Omnibus Incentive Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The shares represented in this proxy card will be voted as directed above. IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Convert pdf to html. Please insert high resolution. Please make sure the card is reduce so it will show the complete card in the edgar.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and 10-K Wrap are available at www.proxyvote.com. D12981-P39830 PROXY FOR MONSTER BEVERAGE CORPORATION THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2020 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Monster Beverage Corporation (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 21, 2020, and hereby appoints Rodney C. Sacks and Hilton H. Schlosberg, or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 3, 2020 at 2:30 p.m. PDT, virtually at www.virtualshareholdermeeting.com/MNST2020, and at any postponement or adjournment thereof, and to vote all the stock of the Company that the undersigned would be entitled to vote as designated on the reverse hereof, on the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement. In their discretion, such proxies are each authorized to vote upon such other business as may properly come before such Annual Meeting of Stockholders or any adjournment or postponement thereof. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on the reverse side) Address Changes/Comments: